Exhibit 10.67
EXECUTION VERSION
OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT (this “Amendment”), dated as of January 24, 2025, is entered into by and among the following parties:
(i)FLEETCOR FUNDING LLC (“Fleetcor Funding”), as seller (in such capacity, the “Seller”);
(ii)CORPAY TECHNOLOGIES OPERATING COMPANY, LLC (f/k/a FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC) (“Corpay Technologies”), as initial servicer (in such capacity, the “Servicer”) and a performance guarantor;
(iii)CORPAY, INC. (f/k/a FLEETCOR TECHNOLOGIES, INC.), as a performance guarantor (together with Corpay Technologies in such capacity, the “Performance Guarantors”);
(iv)PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Committed Purchaser, as the sole Swingline Purchaser, as Purchaser Agent for its Purchaser Group, and as the Administrator (in such capacity, the “Administrator”);
(v)PNC CAPITAL MARKETS LLC, as Structuring Agent (the “Structuring Agent”);
(vi)COMDATA INC., as buyer under the Sub-Originator Sale Agreement (“Comdata”);
(vii)COMDATA TN, INC., as a seller under the Sub-Originator Sale Agreement (“Comdata TN”);
(viii)COMDATA NETWORK, INC. OF CALIFORNIA, as a seller under the Sub-Originator Sale Agreement (“Comdata Network” and together with Comdata TN, the “Sub-Originator Sale Agreement Sellers”);
(ix)WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
(x)FIFTH THIRD BANK, NATIONAL ASSOCIATION (“Fifth Third”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
(xi)MUFG BANK, LTD. (“MUFG”), as a Committed Purchaser and as the Purchaser Agent for its, Gotham’s and Victory’s Purchaser Group;
(xii)GOTHAM FUNDING CORPORATION (“Gotham”), as a Conduit Purchaser for MUFG’s Purchaser Group;
(xiii)VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit Purchaser for MUFG’s Purchaser Group;
(xiv)MIZUHO BANK, LTD. (“Mizuho”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
(xv)THE TORONTO-DOMINION BANK (“TD Bank”), as a Committed Purchaser and as the Purchaser Agent for its, GTA Funding’s and Cabot Trail Funding’s Purchaser Group;
(xvi)CABOT TRAIL FUNDING LLC (“Cabot Trail Funding”), as a Conduit Purchaser for TD Bank’s Purchaser Group;
(xvii)GTA FUNDING LLC (“GTA Funding”), as a Conduit Purchaser for TD Bank’s Purchaser Group;

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(xviii)RELIANT TRUST (“Reliant Trust”) as an exiting Conduit Purchaser for TD Bank’s Purchaser Group;
(xix)THE BANK OF NOVA SCOTIA (“Scotia”), as a Committed Purchaser and as the Purchaser Agent for its and Liberty Street’s Purchaser Group;
(xx)LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for Scotia’s Purchaser Group;
(xxi)TA CONNECTIONS IL, LLC (“TA Connections IL”), as an additional originator;
(xxii)TA CONNECTIONS DE, LLC (“TA Connections DE”), as an additional originator (TA Connections DE together with TA Connections IL, the “Additional Originators”); and
(xxiii)EACH OF THE PARTIES LISTED ON THE SIGNATURE PAGES HERETO AS EXISTING ORIGINATORS (the “Existing Originators” and together with the Additional Originators, the “Originators”).
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below, as amended by this Amendment.
BACKGROUND
1.Fleetcor Funding, as seller, the Purchasers and the Purchaser Agents party to this Amendment (other than Fifth Third and Cabot Trail Funding), the Servicer, PNC, as swingline purchaser and the Administrator, are parties to that certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).
A.The Existing Originators and Fleetcor Funding are parties to that certain Amended and Restated Purchase and Sale Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Purchase and Sale Agreement”).
B.The Performance Guarantors and the Administrator are party to that certain Amended and Restated Performance Guaranty, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Performance Guaranty”).
C.The Sub-Originator Sale Agreement Sellers and Comdata Inc., as buyer, are party to that certain Receivables Purchase and Sale Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Sub-Originator Sale Agreement” and together with the Receivables Purchase Agreement, the Purchase and Sale Agreement, the Performance Guaranty and each other Transaction Document (as defined in the Receivables Purchase Agreement), the “Transaction Documents”).
D.Concurrently herewith, Regions Bank (“Regions”), PNC, Fleetcor Funding and the Servicer are entering into that certain Payoff and Release Agreement, dated as of the date

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hereof (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the “Payoff Letter”), pursuant to which, among other things, the aggregate amount due and owing to Regions on the date hereof is being paid in full, the Commitments of Regions are being terminated and Regions is being removed as a party to the Receivables Purchase Agreement.
E.The parties hereto desire to join Fifth Third as party to the Receivables Purchase Agreement as a Committed Purchaser and Purchaser Agent.
F.The parties hereto desire to join PNC Capital Markets LLC as party to the Receivables Purchase Agreement as Structuring Agent.
G.Each Additional Originator desires to become an Originator pursuant to Section 4.3 of the Purchase and Sale Agreement.
2.The parties hereto desire to amend the Transaction Documents on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.
SECTION I.Amendments to the Transaction Documents. Each Transaction Document is hereby amended as follows:
(1)Any reference to “Fleetcor Technologies, Inc.” in any Transaction Document is hereby replaced with a reference to “Corpay, Inc.”
(2)Any reference to “Fleetcor Technologies Operating Company, LLC” in any Transaction Document is hereby replaced with a reference to “Corpay Technologies Operating Company, LLC”.
SECTION II.Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.
SECTION III.Amendments to the Purchase and Sale Agreement. The Purchase and Sale Agreement is hereby amended to incorporate the changes shown on the marked pages of the Purchase and Sale Agreement attached hereto as Exhibit B.
SECTION IV.Representations and Warranties. Fleetcor Funding, the Servicer and each Originator hereby represents and warrants, as to itself, to each of the Administrator and each Purchaser Party as follows as of the date hereof:
(a)The representations and warranties made by it in the Transaction Documents to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Transaction Documents to which it is a party, after giving effect to this Amendment, are within its organizational powers and have been duly authorized by all necessary organizational

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action on its part. This Amendment and the Transaction Documents to which such Person is a party, after giving effect to this Amendment, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.
(c)After giving effect to this Amendment, no Purchase and Sale Termination Event, Unmatured Purchase and Sale Termination Event, Termination Event or Unmatured Termination Event exists or shall exist.
(d)Each Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein.
SECTION V.Effect of Amendment; Ratification. All provisions of the Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Transaction Documents to “this Agreement”, “hereof”, “herein” or words of similar effect referring to any Transaction Document shall be deemed to be references to such Transaction Document as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Transaction Documents other than as set forth herein. The Transaction Documents, as amended by this Amendment, are hereby ratified and affirmed in all respects.
SECTION VI.Joinder and Rebalancing.
(a)Fifth Third as Committed Purchaser. From and after the date hereof, Fifth Third shall be a party to the Receivables Purchase Agreement as a “Committed Purchaser” and for all purposes thereof and of the other Transaction Documents, and Fifth Third accepts and assumes all related rights and agrees to be bound by all of the terms and provisions applicable to a “Committed Purchaser” contained in the Receivables Purchase Agreement and the other Transaction Documents.
(b)Appointment of Fifth Third as Purchaser Agent of Fifth Third’s Purchaser Group. Fifth Third hereby designates Fifth Third as its Purchaser Agent and Fifth Third hereby accepts such designation and acknowledges and agrees to perform each of the roles and responsibilities of Purchaser Agent for Fifth Third in its capacity of Purchaser Agent for Fifth Third and each of the other members of Fifth Third’s Purchaser Group.
(c)Sale and Assignment by Reliant Trust to Cabot Trail Funding. On the date hereof, Reliant Trust shall pay to Cabot Trail Funding, in immediately available funds, an amount agreed prior to the date hereof between Reliant Trust and Cabot Trail Funding representing 100.00% of the aggregate Capital of Reliant Trust under the Receivables Purchase Agreement on the date hereof and all accrued but unpaid (whether or not then due) Discount, Fees and other costs and expenses payable in respect of such Capital to but excluding the date hereof (such amount, the “Payoff Amount”). Upon the Reliant Trust’s receipt of the Payoff Amount in its entirety, Reliant Trust hereby sells, transfers, assigns and delegates to Cabot Trail Funding, without recourse, representation

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or warranty except as otherwise provided herein, and Cabot Trail Funding hereby irrevocably purchases, receives, accepts and assumes from Reliant Trust, all of Reliant Trust’s rights under, interest in, title to and all its obligations under the Transaction Documents. Without limiting the generality of the foregoing, Reliant Trust hereby assigns to Cabot Trail Funding all of its right, title and interest in the Purchased Interest.
(d)Removal of Reliant Trust. From and after the date of effectiveness of this Amendment, Reliant Trust shall cease to be a party to the Receivables Purchase Agreement and each of the other Transaction Documents to which it was a party and shall no longer have any rights or obligations under the Receivables Purchase Agreement or any other Transaction Document (other than such rights which by their express terms survive termination thereof).
(e)Limitation on Liability. Notwithstanding anything to the contrary set forth in this Amendment, Cabot Trail Funding does not accept or assume any liability or responsibility for any breach, failure or other act or omission on the part of Reliant Trust, or any indemnification or other cost, fee or expense related thereto, in each case which occurred or directly or indirectly arose out of an event which occurred prior to the date of effectiveness of this Amendment.
(f)Independent Credit Decision. Each of Fifth Third and Cabot Trail Funding hereby confirms that it has, independently and without reliance upon the Administrator, any Purchaser or any Purchaser Agent and based on such documents and information as it has deemed appropriate, made and will continue to make its own appraisal of any investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Fleetcor Funding, any Servicer, Holdings or the Originators, and the Receivables and made its own evaluation and decision to enter into this Amendment and the Receivables Purchase Agreement.
(g)Consent to Joinder and Acknowledgement of Assignment. Each of the parties hereto (i) consents to the foregoing joinder of Fifth Third as a party to the Receivables Purchase Agreement in the capacities of a “Committed Purchaser” and a “Purchaser Agent,” (ii) acknowledges and agrees to the sale, assignment and assumption set forth in clause (c) above, (iii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such joinder and assignment and assumption (other than as set forth herein) and (iv) acknowledges and agrees this Section 6 is in form and substance substantially similar to an Assumption Agreement and a Transfer Supplement.
(h)Reallocation of Principal.
(i)The Seller hereby requests, solely on a one time basis on the date hereof, that the Purchasers in the Wells Purchaser Group, Mizuho Purchaser Group, Scotia Purchaser Group and Fifth Third Purchaser Groups (each a “Subject Purchaser Group” and together, the “Subject Purchaser Groups”) make a non-pro rata Purchase in the applicable amount set forth opposite its name in the funds flow memorandum attached as Exhibit D (the

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“Funds Flow Memorandum”) by remitting such amounts in same day funds to the accounts set forth on the funds Flow Memorandum. Each of the parties hereto hereby agrees that for administrative convenience, the proceeds of such Purchase shall be applied as (A) a partial repayment of the Group Capital of each Purchaser Group other than a Subject Purchaser Group as set forth in the Funds Flow Memorandum and (B) a full repayment of the Regions Purchaser Group in accordance with the terms of the Payoff Letter. If any Subject Purchaser fails to remit such funds to the Administrator in a timely manner in accordance with clause (A) above, the Administrator shall, subject to the satisfaction of the conditions set forth in Section 9 hereof, fund with its own funds such Purchaser’s portion of such Purchase on the date thereof, and such Purchaser shall be subject to the repayment obligation in Section 1.2(b) of the Receivables Purchase Agreement. If any Purchaser fails to remit such funds to the Administrator within two (2) Business Days of the date hereof, Section 1.2(g) of the Receivables Purchase Agreement and all other provisions related to Defaulting Purchasers in the Receivables Purchase Agreement shall apply to such Purchaser. For the avoidance of doubt and notwithstanding anything to the contrary contained herein or in any other Transaction Document, the reallocation of principal described in this Section 6(h) will not be subject to any conditions precedent other than those set forth in Section 9 hereof.
(ii)The Purchaser Agent for each Subject Purchaser Group hereby acknowledges receipt of the Purchase Notice set forth in clause (b) above and hereby agrees (i) subject to the satisfaction of each of the conditions set forth in Section 6.2 of the Receivables Purchaser Agreement, that the Purchasers in its applicable Purchaser Group will make the Purchase requested above and (ii) that the provisions of this Amendment are in all material respects equivalent to the form of “Purchase Notice” set forth as Annex B-1 to the Receivables Purchase Agreement and waives the notice requirement set forth in Section 1.2 of the Receivables Purchase Agreement.
(iii)Each of the parties hereto consents to the foregoing non-pro rata Purchase set forth above and the non-ratable repayment of a portion of the Capital set forth above, in each case, on the terms set forth in this Section 6, and on a one-time basis.
SECTION VII.Joinder of Additional Originators. Each Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement. From and after the date hereof, each Additional Originator shall be an Originator for all purposes of the Purchase and Sale Agreement and all other Transaction Documents. Each Additional Originator hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents and that each of the Administrator and each Purchaser hereby acknowledges that this Amendment shall be deemed to satisfy the requirements of Section 4.3(b) of the Agreement.
SECTION VIII.Joinder of Structuring Agent. From and after the date hereof, PNC Capital Markets LLC shall be a party to the Receivables Purchase Agreement as a “Structuring Agent” for all purposes thereof. Each of the parties hereto hereby consents to the joinder of PNC Capital Markets LLC as a “Structuring Agent” and any otherwise applicable conditions precedent thereto under the Receivables Purchase Agreement and the other Transaction Documents (other than as set forth herein) are hereby waived.

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SECTION IX.Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrator of each of the documents, agreements (in fully executed form), opinions of counsel, certificates and other deliverables listed on the closing memorandum attached as Exhibit D hereto, in each case, in form and substance acceptable to the Administrator, duly executed counterparts of this Amendment.
SECTION X.Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Purchase Agreement.
SECTION XI.Counterparts. All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION XII.GOVERNING LAW AND JURISDICTION.
(a)THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
SECTION XIII.Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or any other Transaction Document.
SECTION XIV.Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, any other Transaction Document or any provision hereof or thereof.

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SECTION XV.Reaffirmation. After giving effect to this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantors hereby ratify and affirm the Performance Guaranty and acknowledge that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
FLEETCOR FUNDING LLC
By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

CORPAY TECHNOLOGIES OPERATING COMPANY, LLC (f/k/a FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC), as Servicer, as an Existing Originator and as a Performance Guarantor
By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

CORPAY, INC. (f/k/a FLEETCOR TECHNOLOGIES, INC.), as a Performance Guarantor
By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

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CFN HOLDING CO., as an Existing Originator
By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

MANNATEC, INC., as an Existing Originator
By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

COMDATA INC., as an Existing Originator and as buyer under the Sub-Originator Sale Agreement
By: /s/ Thomas Widmyer
Name: Thomas Widmyer
    Title: Senior Vice President and Controller

PACIFIC PRIDE SERVICES, LLC, as an Existing Originator
By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

COMDATA LA, LLC, as an Existing Originator
By: /s/ Thomas Widmyer
Name: Thomas Widmyer
    Title: Senior Vice President and Controller

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CORPORATE LODGING CONSULTANTS, INC., as an Existing Originator

By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

CREATIVE LODGING SOLUTIONS, LLC, as an Existing Originator

By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

TA CONNECTIONS IL, LLC, as an Additional Originator

By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

TA CONNECTIONS DE, LLC, as an Additional Originator

By: /s/ Jennifer Alvarado
Name: Jennifer Alvarado
Title: Treasurer

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COMDATA TN, INC., as a Sub-Originator Sale Agreement Seller
By: /s/ Thomas Widmyer
Name: Thomas Widmyer
    Title: Senior Vice President and Controller

COMDATA NETWORK, INC. OF CALIFORNIA, as a Sub-Originator Sale Agreement Seller
By: /s/ Thomas Widmyer
Name: Thomas Widmyer
    Title: Senior Vice President and Controller

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PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser, Purchaser Agent for its Purchaser Group, and as Administrator
By: /s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

PNC CAPITAL MARKETS LLC, as a Structuring Agent
By: /s/ Eric Bruno
Name: Eric Bruno
Title: Managing Director

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Anthony Ballard__________________
Name:     Anthony Ballard
Title: Vice President

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FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Joseph Sandy
Name: Joseph Sandy
Title: Officer

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MUFG BANK, LTD., as a Committed Purchaser and as Purchaser Agent for its, Gotham Funding Corporation’s and Victory Receivables Corporation’s Purchaser Group

By: /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

GOTHAM FUNDING CORPORATION,
as a Conduit Purchaser for MUFG Bank, Ltd.’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser for MUFG Bank, Ltd.’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

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MIZUHO BANK, LTD., as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ David Krafchik
Name: David Krafchik
Title: Director

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THE TORONTO-DOMINION BANK, as a Committed Purchaser

By: /s/ Luna Mills
Name: Luna Mills
Title: Managing Director

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as trustee of RELIANT TRUST, by its U.S. Financial Services Agent, THE TORONTO-DOMINION BANK, as Exiting Conduit Purchaser for The Toronto-Dominion Bank’s Purchaser Group

By: /s/ Luna Mills
Name: Luna Mills
Title: Managing Director

GTA FUNDING LLC,
as a Conduit Purchaser for The Toronto-Dominion Bank’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

THE TORONTO-DOMINION BANK, as Purchaser Agent for its, GTA Funding’s and Cabot Trail Funding’s Purchaser Group

By: /s/ Luna Mills
Name: Luna Mills
Title: Managing Director

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CABOT TRAIL FUNDING LLC,
as a Conduit Purchaser for The Toronto-Dominion Bank’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

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THE BANK OF NOVA SCOTIA, as a Committed Purchaser

By: /s/ Elie Silver
Name: Elie Silver
Title: Managing Director

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for The Bank of Nova Scotia’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

THE BANK OF NOVA SCOTIA, as Purchaser Agent for its and Liberty Street Funding LLC’s Purchaser Group

By: /s/ Elie Silver
Name: Elie Silver
Title: Managing Director

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CONFORMED COPY

EXHIBIT A TO OMNIBUS AMENDMENT, DATED January 24, 2025
Conformed to incorporate the changes made by:
First Amendment, dated November 5, 2015
Second Amendment, dated December 1, 2015
Third Amendment, dated November 14, 2017
Fourth Amendment, dated August 30, 2018
Fifth Amendment, dated December 19, 2018
Sixth Amendment, dated February 8, 2019
Seventh Amendment, dated November 13, 2020
Eighth Amendment, dated March 29, 2021
Ninth Amendment, dated September 15, 2021
Tenth Amendment, dated March 23, 2022
Eleventh Amendment, dated August 18, 2022
Twelfth Amendment, dated December 20, 2023

FIFTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
Dated as of November 14, 2014
among
FLEETCOR FUNDING LLC,
as Seller
CORPAY TECHNOLOGIES OPERATING COMPANY, LLC,
as Servicer
THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO,
PNC BANK, NATIONAL ASSOCIATION,
as Administrator and Swingline Purchaser
and
PNC CAPITAL MARKETS LLC,
as Structuring Agent

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TABEL OF CONTENTS
Page
Section 1.1    Purchase Facility    3
Section 1.2    Making Purchases    4
Section 1.3    Purchased Interest Computation    9
Section 1.4    Settlement Procedures.    9
Section 1.5    Fees    13
Section 1.6    Payments and Computations, Etc.    14
Section 1.7    Increased Costs.    16
Section 1.8    Funding Losses    17
Section 1.9    Taxes    18
Section 1.10    Deferred Funding.    20
Section 1.11    Extension of Facility Termination Date    21
Section 1.12    Intended Tax Treatment    22
Section 1.13    Discount    22
ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS
Section 2.1    Representations and Warranties; Covenants    28
Section 2.2    Termination Events    28
ARTICLE III

INDEMNIFICATION
Section 3.1    Indemnities by the Seller    29
Section 3.2    Indemnities by the Servicer    31
Section 3.3    Currency Indemnity    31
ARTICLE IV

ADMINISTRATION AND COLLECTIONS
Section 4.1    Appointment of the Servicer.    31
Section 4.2    Duties of the Servicer.    32
Section 4.3    Collection Account Arrangements    33
Section 4.4    Enforcement Rights.    34
Section 4.5    Responsibilities of the Seller.    35
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TABEL OF CONTENTS
(continued)
Page
Section 4.6    Servicing Fee    35
Section 4.7    Excluded Obligors    35
ARTICLE V

THE AGENTS
Section 5.1    Appointment and Authorization    36
Section 5.2    Delegation of Duties    37
Section 5.3    Exculpatory Provisions    37
Section 5.4    Reliance by Agents    38
Section 5.5    Notice of Termination Events    39
Section 5.6    Non-Reliance on Administrator, Purchaser Agents and Other Purchasers    39
Section 5.7    Administrators and Affiliates    39
Section 5.8    Indemnification    40
Section 5.9    Successor Administrator    40
Section 5.10    Erroneous Payments    40
Section 5.11    Credit Insurance Policies    43
ARTICLE VI

MISCELLANEOUS
Section 6.1    Amendments, Etc    45
Section 6.2    Notices, Etc    45
Section 6.3    Successors and Assigns; Participations; Assignments.    46
Section 6.4    Costs, Expenses and Taxes    48
Section 6.5    No Proceedings; Limitation on Payments    49
Section 6.6    GOVERNING LAW AND JURISDICTION.    50
Section 6.7    Confidentiality    50
Section 6.8    Execution in Counterparts    51
Section 6.9    Survival of Termination    51
Section 6.10    WAIVER OF JURY TRIAL    51
Section 6.11    Sharing of Recoveries    51
Section 6.12    Right of Setoff    52
Section 6.13    Entire Agreement    52
Section 6.14    Headings    52
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TABEL OF CONTENTS
(continued)
Page
Section 6.15    Purchaser Groups’ Liabilities    52
Section 6.16    USA Patriot Act    52
Section 6.17    [Reserved]    53
Section 6.18    [Reserved].    53
Section 6.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    53

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775839016.11

TABEL OF CONTENTS
(continued)

EXHIBIT I    Definitions
EXHIBIT II    Conditions Precedent to Effectiveness and Purchases
EXHIBIT III    Representations and Warranties
EXHIBIT IV    Covenants
EXHIBIT V    Termination Events

SCHEDULE I    Credit and Collection Policy
SCHEDULE II    Collection Account Banks and Lock-Box
SCHEDULE III    Trade Names
SCHEDULE IV    Actions and Proceedings
SCHEDULE V    Purchaser Groups and Commitments
SCHEDULE VI    Addresses
SCHEDULE VII    Excluded Obligors

ANNEX A        Form of Monthly Information Package
ANNEX B-1        Form of Purchase Notice
ANNEX B-2        Form of Swingline Purchase Notice
ANNEX C        Form of Assumption Agreement
ANNEX D        Form of Transfer Supplement
ANNEX E        Form of Weekly Information Package
ANNEX F        Form of Paydown Notice
ANNEX G        Form of No Proceedings Letter Agreement
ANNEX H        Form of Excluded Obligor Request

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775839016.11

This FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of November 14, 2014 by and among the following parties:
(i)    FLEETCOR FUNDING LLC, a Delaware limited liability company, as seller (the “Seller”);
(ii)    CORPAY TECHNOLOGIES OPERATING COMPANY, LLC, a Louisiana limited liability company (“FleetCor”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”);
(iii)    PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Committed Purchaser, as the sole Swingline Purchaser, as the Purchaser Agent for its Purchaser Group and as the Administrator;
(iv)    PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent;
(v)    WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
(vi)    FIFTH THIRD BANK, NATIONAL ASSOCIATION (“Fifth Third”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;
(vii)    MUFG BANK, LTD. (“MUFG”), as a Committed Purchaser and as the Purchaser Agent for its, Gotham’s and Victory’s Purchaser Group;
(viii)    GOTHAM FUNDING CORPORATION (“Gotham”), as a Conduit Purchaser for MUFG’s Purchaser Group;
(ix)    VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit Purchaser for MUFG’s Purchaser Group;
(x)    MIZUHO BANK, LTD. (“Mizuho”), as a Committed Purchaser;
(xi)    THE TORONTO-DOMINION BANK (“TD Bank”), as a Committed Purchaser and as the Purchaser Agent for its, GTA Funding’s and Cabot Trail Funding’s Purchaser Group;
(xii)    CABOT TRAIL FUNDING LLC (“Cabot Trail Funding”), as a Conduit Purchaser for TD Bank’s Purchaser Group;
(xiii)    GTA FUNDING LLC (“GTA Funding”), as a Conduit Purchaser for TD Bank’s Purchaser Group;
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(xiv)    THE BANK OF NOVA SCOTIA (“Scotia”), as a Committed Purchaser and as the Purchaser Agent for its and Liberty Street’s Purchaser Group;
(xv)    LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for Scotia’s Purchaser Group; and
(xvi)    THE VARIOUS OTHER PURCHASERS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO.
Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.
PRELIMINARY STATEMENTS
On the terms and subject to the conditions set forth herein, (i) the Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, (ii) the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (iii) the Servicer desires to service and administer such receivables.
In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
AMENDMENT AND RESTATEMENT; JOINDER OF PARTIES; REBALANCING
(a)    Amendment and Restatement. This Agreement amends and restates in its entirety, as of the Closing Date, the Fourth Amended and Restated Receivables Purchase Agreement, dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”), among the Seller, the Servicer, the Administrator, PNC, Atlantic Asset Securitization LLC, Credit Agricole Corporate and Investment Bank and Wells. Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, (i) the Seller and Servicer shall continue to be liable to each of the parties to the Original Agreement or any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) for fees and expenses which are accrued and unpaid under the Original Agreement on the date hereof and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement, (ii) the security interest created under the Original Agreement in favor of the Administrator shall remain in full force and effect under this Agreement and (iii) all Capital and Discount outstanding or owing under the Original Agreement shall be and constitute Capital and Discount outstanding or owing under this Agreement. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement.

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ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES
Section 1.1Purchase Facility.
(a)On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, request that (i) the Swingline Purchaser make purchases from the Seller of, and reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest pursuant to Section 1.2(c) (each such Purchase, a “Swingline Purchase”), and/or (ii) the Purchasers ratably make purchases from the Seller of, and reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest. Each purchase requested by the Seller pursuant to Section 1.2(a) (each, a “Purchase”) shall be made ratably (based on Ratable Shares) by the respective Purchaser Groups, and each Purchaser Group’s Ratable Share of each Purchase shall be made and funded (i) if such Purchaser Group contains a Conduit Purchaser and such Conduit Purchaser elects (in its sole discretion) to make and fund such portion of such Purchase, by such Conduit Purchaser, or (ii) if such Purchaser Group does not contain a Conduit Purchaser or if the Conduit Purchaser in such Purchaser Group declines (in its sole discretion) to make or fund such portion of such Purchase, by the Committed Purchaser in such Purchaser Group. Subject to Section 1.4(b) concerning Reinvestments, at no time will any Conduit Purchaser have any obligation to make or fund a Purchase. Each Committed Purchaser hereby severally agrees, on the terms and subject to the conditions hereof, to make Purchases before the Facility Termination Date (or on a later Deferred Funding Date pursuant to Section 1.10), equal to its Purchaser Group’s Ratable Share of each Purchase; provided, however, that (i) under no circumstances shall the Swingline Purchaser make (or be obligated to make) any Swingline Purchase if after giving effect thereto, (A) the Swingline Capital would exceed the Swingline Sub-Limit or (B) and the Aggregate Capital would (after giving effect to all Purchases and Reinvestments on such date) exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser and (ii) under no circumstances shall any Purchaser make (or be obligated to make) any Purchase or Reinvestment (other than a Swingline Purchase) hereunder if, after giving effect to such Purchase or Reinvestment (A) the Group Capital of such Purchaser’s Purchaser Group would exceed such Purchaser Group’s Commitment, (B) the Aggregate Capital would (after giving effect to all Purchases and Reinvestments on such date) exceed the Purchase Limit or (C) the Purchased Interest would exceed 100%.
(b)The Seller may, upon 30 days’ written notice to the Administrator and each Purchaser Agent, reduce the unfunded portion of the Swingline Sub-Limit and/or the Purchase Limit in whole or in part (but not below the amount which would cause the Group Capital of any Purchaser Group to exceed its Commitment (after giving effect to such reduction)); provided that (i) with respect to the Purchase Limit, each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and, unless terminated in whole, the Purchase Limit shall in no event be reduced below $250,000,000, and (ii) with respect to the Swingline Sub-Limit, each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof. Such reduction (other than a reduction of the Swingline Sub-Limit) shall, unless otherwise agreed to in writing by the Seller, the Administrator and each Purchaser Agent be applied ratably to reduce the Commitment of each Purchaser Group.
(c)Provided that no Termination Event or Unmatured Termination Event has occurred and is continuing, upon notice to the Administrator and each Committed Purchaser, the Seller may request on a one-time basis that some or all of the Committed Purchasers increase

775839016.11	-3-

their respective Commitments, in an aggregate amount such that after giving effect thereto the Purchase Limit shall not exceed $2,100,000,000; provided, that such request for an increase shall be in a minimum amount of $50,000,000.  At the time of sending such notice with respect to the Committed Purchasers, the Seller (in consultation with the Administrator) shall specify (i) the aggregate amount of such increase (such amount, the “Requested Purchase Limit Increase”) and (ii) the time period within which the Committed Purchasers are requested to respond to the Seller’s request (which shall in no event be less than thirty (30) days from the date of delivery of such notice to the Administrator).  Each of the Committed Purchasers shall notify the Administrator, the Seller and the Servicer within the applicable time period (which shall not be less than thirty (30) days) whether or not such Committed Purchaser agrees, in its sole discretion, to make such increase to such Committed Purchaser’s Commitment or otherwise agrees to any lesser increase in its Commitment.  Any Committed Purchaser not responding within such time period shall be deemed to have declined to consent to an increase in such Committed Purchaser’s Commitment.  In the event that one or more Committed Purchasers fails to consent to all or any portion of any such request for an increase in its Commitment, the Seller may (in consultation with the Administrator) request that any unaccepted portion of the requested increases in Commitments be allocated to one or more willing Committed Purchasers as agreed in writing among the Seller, the Administrator and such willing Committed Purchasers (in each case, in their sole discretion), such that such Committed Purchasers’ increase in their Commitment exceeds each such Committed Purchaser’s ratable share.  Any such Committed Purchaser may agree, in its sole discretion, to such increase in its Commitment.  If the Commitment of any Committed Purchaser is increased in accordance with this Section 1.1(c), the Administrator, such Committed Purchaser, the Seller and the Servicer shall determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase and, if applicable, rebalance Capital among the Purchasers such that after giving effect thereto, the aggregate outstanding Capital of the Purchasers is distributed ratably among the Purchasers; provided, that only the consent of the Seller, the Administrator and each Committed Purchaser then increasing its Commitment shall be required and, on the date of such increase in accordance with this Section 1.1(c), the Seller shall be entitled to make non-ratable voluntary reductions in the Capital of non-increasing Committed Purchasers funded by non-ratable Purchases funded by increasing Committed Purchasers such that, after giving effect to such reductions and Purchases, the aggregate outstanding Capital of the Purchasers is distributed ratably among the Purchasers.
Section 1.2Making Purchases.
(a)Purchase Notices. Each Purchase (excluding any Reinvestment or Swingline Purchase) of undivided percentage ownership interests with regard to the Purchased Interest hereunder may be made on any day upon the Seller’s irrevocable written notice in the form of Annex B-1 (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 3:00 p.m. (New York City time) at least one Business Day before the requested Purchase Date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000, with respect to each Purchaser Group, (B) the date of such Purchase (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital. Each Swingline Purchase shall be requested and made in accordance with Section 1.2(c).
(b)Funding Purchases.

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(i)Not later than 2:00 p.m. (New York City Time) on the date of each Purchase (excluding any Reinvestment or Swingline Purchase) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each applicable Purchaser shall, upon satisfaction of the applicable conditions set forth in Exhibit II, deliver to the Administrator by wire transfer of immediately available funds at the account from time to time designated in writing by the Administrator, an amount equal to the portion of Capital relating to the undivided percentage ownership interest then being funded by such Purchaser. On the date of each Purchase (excluding any Reinvestment or Swingline Purchase), the Administrator will make available to the Seller, in same day funds at the account from time to time designated in writing by the Seller to the Administrator, the amount of Capital to be funded by all Purchasers in respect of such Purchase.
(ii)Unless the Administrator shall have received notice from a Purchaser or Purchaser Agent prior to the proposed date of any Purchase (excluding any Reinvestment or Swingline Purchase) that such Purchaser’s or Purchaser Agent’s Purchaser Group will not make available to the Administrator such Purchaser Group’s share of such Purchase, the Administrator may assume that such Purchaser Group has made such share available on such date in accordance with the foregoing clause (b)(i) and may, in reliance upon such assumption, make available to the Seller a corresponding amount. In such event, if a Purchaser Group has not in fact made its share of the applicable Purchase available to the Administrator, then the Committed Purchaser in such Purchaser Group and the Seller severally agree to pay to the Administrator forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Seller to but excluding the date of payment to the Administrator, at (i) in the case of such Committed Purchaser, the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation or (ii) in the case of the Seller, the Base Rate. If such Committed Purchaser pays such amount to the Administrator, then such amount shall constitute such Committed Purchaser’s Capital included in such Purchase. If the Seller and such Committed Purchaser shall pay such interest to the Administrator for the same or an overlapping period, the Administrator shall promptly remit to the Seller the amount of such interest paid by the Seller for such period. Any such payment by the Seller shall be without prejudice to any claim the Seller may have against a Committed Purchaser that shall have failed to make such payment to the Administrator.
(c)Swingline Purchases.
(i)Swingline Purchase Notices. If the Seller desires that the Swingline Purchaser make a Swingline Purchase on any Business Day, the Seller shall provide the Swingline Purchaser and the Administrator with prior irrevocable written notice thereof in the form of Annex B-2 (each, a “Swingline Purchase Notice”) in accordance with Section 6.2 not later than 3:00 p.m. (New York City time) on such Business Day. Each Swingline Purchase Notice shall specify: (A) the amount of Capital requested to be paid to the Seller (such amount, which shall not be less than $500,000 (or such lesser amount as agreed to by the Swingline Purchaser) and shall be in integral multiples of $100,000, (B) the date of such Swingline Purchase (which shall be a Business Day and which may be the same Business Day on which such Swingline Purchase Notice is delivered) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital, provided that, at any time when PNC (or an Affiliate thereof) is both the Administrator and the sole Swingline Purchaser hereunder, if the Seller enters into a separate written agreement with the Administrator regarding Administrator’s

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PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrator), then any request for an “advance” delivered using such service shall constitute a Swingline Purchase Notice, and each Swingline Purchase made pursuant to such service shall be made on the date such Swingline Purchase Notice is received by the Swingline Purchaser not later than 3:00 p.m. (New York City time).
(ii)Funding Swingline Purchases. On the applicable Purchase Date for such Swingline Purchase, upon satisfaction of the applicable conditions precedent set forth in Exhibit II, the Swingline Purchaser shall make available to the Seller in same day funds, at the account from time to time designated in writing by the Seller to the Swingline Purchaser, an amount equal to the Capital requested by the Seller pursuant to the related Swingline Purchase Notice. Only one (1) Swingline Purchase Notice may be outstanding for any Business Day.
(iii)Swingline Settlements. Each of the Purchasers acknowledges that the Swingline Purchaser will make Swingline Purchases on same-day notice to facilitate the administration of the facility evidenced by this Agreement, but that the Swingline Purchaser will do so based on its expectation that not later than the next succeeding Swingline Settlement Date (or, if sooner, the Facility Termination Date), each other Purchaser will purchase its Ratable Share of the aggregate outstanding Swingline Capital at par. Accordingly, not later than 9:00 a.m. (New York City time) on each Swingline Settlement Date and on the Facility Termination Date, if any Swingline Capital is then outstanding, the Swingline Purchaser shall send a written statement (a “Swingline Statement”) to each of the other Purchasers setting forth the amount of the outstanding Swingline Capital and each such Purchaser Group’s Ratable Share thereof (such Purchaser Group’s “Swingline Settlement Amount”). Not later than 3:00 p.m. (New York City time) on the Business Day of delivery of each Swingline Statement, each Committed Purchaser shall (or shall cause its related Conduit Purchaser to) purchase from the Swingline Purchaser an amount of the outstanding Swingline Capital equal to its Purchaser Group’s Swingline Settlement Amount by paying to the Swingline Purchaser in immediately available funds an amount equal to such Purchaser’s Swingline Settlement Amount; provided that the Committed Purchaser that is also the Swingline Purchaser shall be automatically deemed to have made such payment in its capacity as a Committed Purchaser. Upon payment to the Swingline Purchaser of the Swingline Settlement Amount, the paying Purchaser’s aggregate outstanding Capital shall be increased by the amount of such payment and the Swingline Purchaser’s aggregate outstanding Capital shall be reduced by the amount of such payment. All Discount (and Fees) accrued on or with respect to the Swingline Capital prior to such payment shall remain payable to the Swingline Purchaser for its own account.
(iv)Failure to Settle. If any Purchaser Group fails to pay its Swingline Settlement Amount in full to the Swingline Purchaser by the time and date required by Section 1.2(c)(iii), (i) the unpaid amount of such Swingline Settlement Amount shall bear interest, payable by the Committed Purchaser in such Purchaser Group to the Swingline Purchaser upon demand, at a rate per annum equal to the applicable Discount Rate, and if not paid within three (3) Business Days of the Swingline Purchaser’s demand, at a rate per annum equal to the greater of (x) 3.0% per annum above the Base Rate in effect on such day and (y) the applicable Discount Rate, and (ii) the Swingline Purchaser may cancel or suspend availability of the Swingline Sub-Limit and shall have no obligation to make additional Swingline Purchasers. The Swingline Purchaser (whether individually or as Administrator) shall not be obligated to transfer to any Purchaser in such a

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defaulting Purchaser Group any payments received by it for the benefit of such defaulting Purchaser Group, nor shall the members of such a defaulting Purchaser Group be entitled to the sharing of any payments hereunder (including any Capital, Discount, Fees or other amounts). Amounts payable to such a defaulting Purchaser Group shall instead be paid to the Swingline Purchaser in reduction of such defaulting Purchaser Group’s obligation to pay its Swingline Settlement Amount or interest thereon. This Section shall remain effective with respect to a defaulting Purchaser Group until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Purchaser, or relieve or excuse the performance by the Seller of its duties and obligations hereunder.
(d)Sale of Undivided Interests. Effective on the date of each Purchase pursuant to Section 1.2(b), each Swingline Purchase pursuant to Section 1.2(c) and each Reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, according to each such Purchaser’s Capital) an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.
(e)Grant of Security Interest. To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) (x) the Collection Accounts, the Lock-Boxes and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Collection Accounts, the Lock-Boxes and amounts on deposit therein and (y) all Collections on deposit in any Exception Account, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement, the Sub-Originator Sale Agreement (as assignee of Comdata Inc.) and any Credit Insurance Policy and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the “Pool Assets”). The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrator (for the benefit of the Purchasers) to file financing statements in each jurisdiction the Administrator deems necessary and appropriate to perfect its security interest in the Pool Assets, describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. Except as expressly set forth herein and in the other Transaction Documents, the Administrator shall not agree in writing to release all or a material portion of the Pool Assets from its security interest created hereunder without the consent of all Purchaser Agents.
(f)Addition of Purchasers. The Seller may, with the written consent of the Administrator and each Purchaser Agent, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Purchaser to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, however, that the Commitment of any Purchaser may only be increased with the prior written consent of such Purchaser. Each new Purchaser (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator and the Seller, an Assumption

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Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers, be executed by each Person in such new Purchaser’s Purchaser Group).
(g)Several Obligations. Each Committed Purchaser’s obligation hereunder shall be several, such that the failure of any Committed Purchaser to make a payment in connection with any Purchase hereunder shall not relieve any other Committed Purchaser of its obligation hereunder to make payment for any Purchase. If any Committed Purchaser becomes a Defaulting Purchaser, the Seller may, at its sole expense and effort, upon written notice to such Committed Purchaser, its Purchaser Agent and the Administrator, require such Defaulting Purchaser and its related Conduit Purchaser (if any) to assign and delegate, without recourse (in accordance with and subject to all applicable transfer restrictions), all its interests, rights and obligations under this Agreement and the other Transaction Documents to another appropriate financial institution that shall assume such Defaulting Purchaser’s and (if applicable) Conduit Purchaser’s obligations (which assignee may be an existing Purchaser); provided that (A) the Seller shall have received the prior written consent of the Administrator and the Majority Purchaser Agents, which consents shall not be unreasonably withheld, (B) such Defaulting Purchaser and the other members of its Purchaser Group shall have received payment of an amount equal to their outstanding Capital and, if applicable, accrued Discount and Fees thereon and all other amounts then owing to them hereunder from the assignee or the Seller and (C) for the avoidance of doubt, no Purchaser shall have any obligation to accept any such assignment or delegation from a Defaulting Purchaser or its related Conduit Purchaser or to fund any Defaulting Purchaser’s share of any Purchase, in either case, except as otherwise agreed in writing by such Purchaser in its sole discretion. A Defaulting Purchaser shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Defaulting Purchaser or otherwise, the circumstances entitling the Seller to require such assignment and delegation have ceased to apply.
Section 1.3Purchased Interest Computation. The Purchased Interest shall be initially computed on the Closing Date. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day; provided, however, that on each Termination Day, the Purchased Interest shall be deemed to be not less than 100% for all purposes hereof. The Purchased Interest shall become zero on the Final Payout Date.
Section 1.4Settlement Procedures.
(a)The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.
(b)The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:
(i)set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of the Administrator, the Purchasers, the Purchaser Agents and the other Affected Persons and Indemnified Parties, out of such Collections, (w) an amount equal to the Aggregate Discount accrued through such day for each Portion of Capital and not previously set aside, (x) an amount equal to all Fees accrued and unpaid through such day, (y) an amount equal to all other payments (including in respect of indemnities, taxes, costs or

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expenses, but excluding any required payment or repayment of Capital) then owed by the Seller to the Administrator, any Purchaser, any Purchaser Agent and the other Affected Persons and Indemnified Parties under the Transaction Documents, and (z) to the extent funds are available therefor, an amount equal to the aggregate of each Purchasers’ Share of the Servicing Fee accrued through such day and not previously set aside;
(ii)subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Capital, ratably, according to each Purchaser’s Capital, be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto (each such reinvestment, a “Reinvestment,” and “Reinvest” shall have the correlative meaning); provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not Reinvest, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%,; provided, further, that if the Facility Termination Date has been extended pursuant to Section 1.11 and any Purchaser (or its Purchaser Agent) has provided notice (an “Exiting Notice”) to the Administrator, the Seller and the Servicer of such Purchaser’s refusal, pursuant to Section 1.11, to extend its (or its related Committed Purchaser’s) Commitment hereunder (an “Exiting Purchaser”) then such Collections shall not be Reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below;
(iii)if such day is a Termination Day (or any day following the provision of an Exiting Notice), set aside, segregate and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group the entire remainder of the Collections (or in the case of an Exiting Purchaser an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for the purpose of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the date of the provision of an Exiting Notice until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)); provided, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of “Termination Day” (or any day following the provision of an Exiting Notice) and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator and the Majority Purchaser Agents (or in the case of an Exiting Notice, such Exiting Notice has been revoked by the related Exiting Purchaser and written notice thereof has been provided by such Exiting Purchaser or its Purchaser Agent to the Administrator, the Seller and the Servicer), such previously set-aside amounts shall, to the extent representing a return on Aggregate Capital (or the Capital of the Exiting Purchaser) and ratably in accordance with each Purchaser’s Capital, be Reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions or revocation of such Exiting Notice; and
(iv)release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be Reinvested in accordance with clause

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(ii) or the proviso to clause (iii) plus (y) the amounts that are required to be set aside pursuant to clause (i), the proviso to clause (ii) and clause (iii) plus (z) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables.
(c)The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), below, pay to the Administrator (for distribution pursuant to Section 1.6), (x) on each Monthly Settlement Date, the amount of all Collections held for the Administrator, the Purchasers, the Purchaser Agents and the other Affected Persons and Indemnified Parties pursuant to clause (b)(i) of Section 1.4, and (y) on each Weekly Settlement Date, the amount of all Collections then held for the Purchasers pursuant to clauses (b)(ii) and (iii) of Section 1.4; provided, that if FleetCor or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified FleetCor (or such Affiliate) that such right is revoked, FleetCor (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the aggregate of each Purchasers’ Share of the Servicing Fee.
(d)The Servicer shall distribute the amounts described (and at the times set forth) in Section 1.4(c), as follows:
(i)if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, then such amounts shall be distributed in the following order of priority: first, to the Administrator for distribution pursuant to Section 1.6, in an amount equal to all accrued and unpaid Aggregate Discount and Fees, together with all other payments (including in respect of indemnities, taxes, costs or expenses, but excluding any required payment or repayment of Capital) then owed by the Seller to the Administrator, any Purchaser, any Purchaser Agent and the other Affected Persons and Indemnified Parties; second, to the Administrator for distribution pursuant to Section 1.6, any amounts then held pursuant to clause (b) above for reduction of any Exiting Purchaser’s Capital, and third, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c) above, to the Servicer’s own account (payable in arrears on each Monthly Settlement Date) in payment in full of the aggregate of the Purchasers’ Share of accrued Servicing Fees so set aside, and
(ii)if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, then such amounts shall be distributed in the following order of priority: first, if FleetCor or an Affiliate thereof is not the Servicer, to the Servicer’s own account in payment in full of the Purchasers’ Share of all accrued Servicing Fees; second, to the Administrator for distribution pursuant to Section 1.6, in payment of all accrued and unpaid Aggregate Discount and Fees, together with all indemnity payments then owed by the Seller to the Administrator, any Purchaser, any Purchaser Agent and the other Affected Persons and Indemnified Parties under Section 1.8; third, to the Administrator for distribution pursuant to Section 1.6, in payment in full of the Aggregate Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%); fourth, to the Administrator for distribution pursuant to Section 1.6, in payment in full of any other amounts (including in respect of indemnities, taxes, costs or expenses) then owed by the Seller or the Servicer to the Administrator, any Purchaser, any Purchaser Agent and the other Affected Persons and Indemnified Parties under the Transaction Documents; and fifth, to the Servicer’s own account (if the Servicer is FleetCor or an Affiliate thereof) in payment in full of the aggregate of the Purchasers’ Share of all accrued Servicing Fees.

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After the Aggregate Capital, Aggregate Discount, Fees and all other amounts payable by the Seller and the Servicer to the Administrator, the Structuring Agent, the Purchasers, the Purchaser Agents and any other Indemnified Party or Affected Person under the Transaction Documents have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.
(e)For the purposes of this Section 1.4:
(i)if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer or any other Person (including, if applicable, the originator of such Receivable), or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to an Eligible Collection Account for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4;
(ii)if on any day any of the representations or warranties in Sections 1(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay any and all such amounts to an Eligible Collection Account (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to this Section 1.4 (Collections deemed to have been received pursuant to clause (i) or (ii) of this paragraph (e) are hereinafter referred to as “Deemed Collections”);
(iii)except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable (or from a Credit Insurer if applicable) shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(iv)if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
(f)If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital) the Seller may do so as follows:
(i)the Seller shall give the Administrator (for distribution to each Purchaser Agent) and the Servicer written notice in the form of Annex F (each, a “Paydown Notice”) (A) at least one Business Day no later than 3:00 p.m. (New York City time) prior to the date of such reduction for any reduction of the Aggregate Capital (other than Swingline Capital) less than or equal to $150,000,000 (or such greater amount as agreed

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to by the Administrator and the Majority Purchaser Agents), (B) at least 3 Business Days prior to the date of such reduction for any reduction of the Aggregate Capital (other than Swingline Capital) greater than $150,000,000, and each such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence and (C) with respect to Swingline Capital, (i) at any time when PNC (or an Affiliate thereof) is both the Administrator and the sole Swingline Purchaser hereunder, and to the extent the Seller has entered into a separate written Agreement with the Administrator regarding Administrator’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrator) pursuant to Section 1.2 (c)(i) hereof, not later than 3:00 p.m. (New York City time), or (ii) otherwise not later than 3:00 p.m. (New York City time) on the date of such reduction for any reduction of Swingline Capital, and each such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;
(ii)on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be Reinvested until the amount thereof not so Reinvested shall equal the desired amount of reduction; and
(iii)the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Capital, for payment to (x) if other than Swingline Capital, the Administrator (for the account of such Purchaser) on the next Weekly Settlement Date with respect to any Portions of Capital maintained by such Purchaser immediately following the related current Yield Period, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to the Administrator (for the account of such Purchaser) only when in fact finally so paid and (y) if Swingline Capital, the Swingline Purchaser as a reduction in the amount of outstanding Swingline Capital;
provided, that:
(A)if not relating to Swingline Capital, the amount of any such reduction shall be not less than $100,000 for each Purchaser Group and shall be an integral multiple of $100,000, and the entire Aggregate Capital after giving effect to such reduction shall be not less than $50,000,000; and
(B)with respect to any Portion of Capital, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.
Section 1.5Fees. The Seller shall pay to (or for the account of) the Administrator, the Structuring Agent, the Purchasers and the Purchaser Agents, in accordance with Sections 1.4 and 1.6, certain fees in the amounts and on the dates set forth in one or more fee letter agreements entered into from time to time among the Servicer, the Seller, and the Administrator, the Structuring Agent or the applicable Purchaser Agent, respectively, (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Purchaser Group Fee Letter”) and each of the Purchaser Group Fee Letters may be referred to collectively as, the “Fee Letters”).
Section 1.6Payments and Computations, Etc.
(a)All amounts to be paid or deposited by the Seller or the Servicer hereunder to or for the account of the Administrator, any Purchaser, any Purchaser Agent and any other Affected

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Person or Indemnified Party shall be paid or deposited without reduction for offset or counterclaim and shall be paid or deposited no later than 3:00 p.m. (New York City time) on the day when due in same day funds to the account designated by the Administrator for such purpose, and the Administrator shall promptly distribute such amounts to the Purchaser Agents (or, with respect to any payment owed to the Administrator for its own account, the Administrator shall retain such payment for its own account) for the account of the members of their respective Purchaser Groups (including their respective related Affected Persons and Indemnified Parties) as follows: (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, then such amounts shall be distributed and applied in accordance with the order of priority set forth in Section 1.4(d)(i), and (ii) if such distribution occurs on a day that is a Termination Day or if the Purchased Interest exceeds 100%, then such amounts shall be distributed and applied in accordance with the order of priority set forth in Section 1.4(d)(ii), and in either case, amounts payable to the respective Purchaser Groups (including their respective related Affected Persons and Indemnified Parties) at each level of priority at such time shall be paid to the respective Purchaser Agents ratably based on the amounts then owing to their respective Purchaser Groups (including their respective related Affected Persons and Indemnified Parties) that are payable at such level of priority at such time. Upon each Purchaser Agent’s receipt of any such payment from the Administrator, such Purchaser Agent shall promptly distribute such payment to the members of its Purchaser Group for which account(s) such payments were made, and the Administrator shall have no obligation or liability for any such distribution made or to be made by any Purchaser Agent. The Administrator’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of Capital, Discount, Fees and other amounts owing under this Agreement to the Administrator, each Purchaser, each Purchaser Agent and each other Affected Person and Indemnified Party.
(b)Unless the Administrator shall have received notice from the Seller prior to the date on which any payment is due to the Administrator for the account of the Purchasers hereunder that the Seller (or the Servicer on its behalf) will not make such payment (including because Collections are not available therefor), the Administrator may assume that the Seller has made or will make such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Purchaser Agents the amount due. In such event, if the Seller (or the Servicer on its behalf) has not in fact made such payment, then each of the Committed Purchasers severally agrees to repay to the Administrator forthwith on demand the amount so distributed to the members of such Committed Purchaser’s Purchaser Group, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrator, at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation. Each Purchaser Agent shall distribute any payments received by it hereunder in reduction of Capital for the account of the Purchasers in its Purchaser Group promptly following such Purchaser Agent’s receipt thereof, ratably in accordance with such Purchasers’ outstanding Capital. If the Seller and any Committed Purchaser shall pay such interest to the Administrator for the same or an overlapping period, the Administrator shall promptly remit to such Committed Purchaser the amount of such interest paid by such Committed Purchaser for such period. Any such payment by such Committed Purchaser shall be without prejudice to any claim such Committed Purchaser may have against the Seller.
(c)The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand (in the case of payments by the Seller, subject to the priorities of payment set forth in Section 1.4).

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(d)All computations of interest under clause (b) and all computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.
(e)In making the distributions and payments out of Collections hereunder and in setting aside and reserving Collections for future distributions and payments hereunder (including, without limitation, the distribution of Collections pursuant to Section 1.4(d)), the Servicer shall, or direct the Seller to, to the extent Collections are available therefor and subject to any applicable priorities of payment set forth herein (including under Section 1.4(d)), (i) first, apply available Collections in a particular currency to amounts distributable or payable in such currency, and (ii) second, to the extent that available Collections in a particular currency are not sufficient to distribute, pay, set aside or reserve for amounts distributable or payable in such currency, apply any excess Collections received in another currency to such amounts after converting such Collections to the applicable currency pursuant to clause (g) below.
(f)On any day when any computation or calculation hereunder requires the aggregation of amounts denominated in more than one currency, all amounts that are denominated in an Alternative Currency shall be converted to the Dollar Equivalent on such day.
(g)If on any Settlement Date or any other day a payment is due and payable hereunder it is necessary for funds in one currency to be converted into any other currency in order to make any payment or distribution required to be made hereunder, the Seller (or the Servicer on its behalf) shall solicit offer quotations from at least two (2) foreign exchange dealers reasonably acceptable to the Administrator for effecting such exchange and shall select the quotation which provides for the best exchange rate. The Seller (or the Servicer on its behalf) shall effect such exchange on such Settlement Date or other day, as the case may be. Notwithstanding the foregoing, if the Administrator has obtained exclusive control of any Collection Accounts or if a Termination Event has occurred and is continuing, the Administrator shall have the right to convert Collections denominated in any currency in order to make such payments of distributions due in another currency in accordance with the Administrator’s customary practices for currency conversions. Any loss, cost or expense incurred in connection with any such conversion shall be for the account of the Seller.
Section 1.7Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(A)impose, modify or deem applicable any reserve (other than reserve otherwise included in the determination of Daily 1M SOFR or the Term SOFR Rate hereunder), special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Administrator, any Purchaser, any Purchaser Agent, any Program Support Provider, any of their respective Affiliates or any of their respective holding companies (including bank holding companies) (each an “Affected Person”);
(B)subject any Affected Person to any Taxes (excluding any Taxes that give rise to the payment of additional amounts under Section 1.9) on its loans, loan principal,

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commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(C)impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Pool Assets, this Agreement, any other Transaction Document, any Program Support Agreement, any Purchase or any participation therein or (B) affecting its obligations or rights to make Purchases;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrator, a Purchaser Agent or a Purchaser hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) funding or maintaining any Purchase or Reinvestment or (C) maintaining its obligation to fund or maintain any Purchase or Reinvestment, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Purchaser Agent), the Seller shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Affected Person’s capital as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any related Program Support Agreement, (C) the Purchases or Reinvestments made by such Affected Person or (D) any Capital, to a level below that which such Affected Person could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Purchaser Agent), the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for any such reduction suffered.
(c)Adoption of Changes in Law. The Seller acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document or Program Support Agreement), and may commence allocating charges to or seeking compensation from the Seller under this Section 1.7 in connection with such measures, in advance of the effective date of such Change in Law, and the Seller agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 1.7, without regard to whether such effective date has occurred.
(d)Certificates for Reimbursement. A certificate of an Affected Person (or its Purchaser Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Seller, shall be conclusive absent manifest error. The Seller shall, subject to the priorities of payment set forth in Section 1.4, pay such Affected Person the amount shown as due on any such certificate on the first Weekly Settlement Date occurring after the Seller’s receipt of such certificate.
(e)Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided, however, that if such Affected Person fails to make such demand within 180 days after it obtains actual knowledge of such an event, such Affected Person shall, with respect to amounts payable pursuant to this Section 1.7, only be

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entitled to payment under this Section 1.7 for amounts or losses incurred from and after the date 180 days prior to the date that such Affected Person does give such demand.
Section 1.8Funding Losses. In addition to the compensation or payments required by Section 1.7 or Section 1.9, the Seller shall indemnify each Purchaser against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Capital, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Purchaser sustains or incurs as a consequence of any:
1.1.1payment, prepayment, conversion or renewal of any Capital to which the Term SOFR Rate applies on a day other than a Monthly Settlement Date, whether or not any such payment or prepayment is mandatory, voluntary, or automatic and whether or not any such payment or prepayment is then due; or
1.1.2attempt by the Seller to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Purchase Notice or notice relating to prepayments under Section 2.02(e) or failure by the Seller (for a reason other than the failure of such Purchaser to fund a Purchase) to prepay, borrow, continue or convert any Capital on the date or in the amount notified by the Seller.
If any Purchaser sustains or incurs any such loss or expense, it (or its Purchaser Agent) shall from time to time notify the Seller of the amount determined in good faith by such Purchaser (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Purchaser shall deem reasonable) to be necessary to indemnify such Purchaser for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Seller to such Purchaser on the first Settlement Date occurring after such notice is given.
Section 1.9Taxes. The Seller agrees that:
(a)(i) Any and all payments by the Seller under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, stamp or other taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (A) net income, branch profits or franchise taxes, in each case, (x) imposed on the Person receiving such payment by the Seller hereunder by the jurisdiction under whose laws such Person is organized or in which such Person’s principal office is located or any political subdivision thereof or (y) that are Other Connection Taxes and (B) any U.S. Federal withholding taxes imposed under FATCA (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Seller shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Purchaser, any Purchaser Agent, any Program Support Provider or the Administrator, then the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made.
(iv)Whenever any Taxes are payable by the Seller, as promptly as possible thereafter, the Seller shall send to the Administrator for its own account or for the account of any Purchaser, any Purchaser Agent or any Program Support Provider, as the case may

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be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment reasonably satisfactory to the Administrator. If the Seller fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Seller shall indemnify the Administrator and/or any other Affected Person, as applicable, for any incremental taxes, interest or penalties that may become payable by such party as a result of any such failure.
(b)(i) Each Purchaser that is a U.S. Person shall deliver to Seller and Administrator on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of Seller or Administrator), executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax.
(v)Each Purchaser that is not a U.S. Person (a “Foreign Purchaser”) as to which payments to be made under this Agreement are exempt from or subject to a reduced rate of United States withholding tax under an applicable statute or tax treaty shall provide to Seller and Administrator a properly completed and executed IRS Form W-8ECI, Form W-8BEN, Form W-8BEN-E or other applicable form, certificate or document prescribed by the IRS or the United States certifying that payments hereunder to such Foreign Purchaser are entitled to such exemption or reduction in rate (a “Certificate of Withholding”). Any non-U.S. Person that seeks to become a Purchaser under this Agreement shall provide a Certificate of Withholding to Seller and Administrator prior to becoming a Purchaser hereunder. No non-U.S. Person may become a Purchaser hereunder if such Person fails to deliver a Certificate of Withholding in advance of becoming a Purchaser. If the Certificate of Withholding provided by a Purchaser at the time such Purchaser first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding taxes at such rate shall be considered excluded from Taxes and, accordingly, the Seller shall not be obligated to pay any additional amounts to such Purchaser, or to indemnify such Purchaser, in respect of such withholding taxes under this Agreement. Each Purchaser shall promptly notify Seller that it is a Foreign Purchaser and shall also promptly notify Seller of any change in its funding office.
(c)Seller shall not be required to pay any additional amounts to any Purchaser in respect of United States withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Purchaser to comply with the provisions of paragraph (b) above for any reason (including by reason of a change in circumstances that renders the Purchaser unable to so qualify) other than (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date (or, if later, the date on which such Purchaser became a Purchaser hereunder).
(d)If, solely as a result of an event in subparagraph (i) or (ii) of paragraph (c) after the Closing Date, a Purchaser (i) is unable to provide to Seller a Certificate of Withholding or (ii) makes any payment or becomes liable to make any payment on account of any Taxes with respect to payments by Seller hereunder, Seller may, at its option, continue to make payments to such Purchaser under the terms of this Agreement, which payments shall be made in accordance with paragraph (a) above. If Seller exercises its option under this paragraph (d), the applicable Purchaser agrees to take such steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the

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lowest applicable rate) of, such Taxes, except to the extent that taking such a step would, in the sole determination of such Purchaser, be materially disadvantageous to such Purchaser.
(e)If a payment made to a Purchaser hereunder would be subject to U.S. federal withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Purchaser shall deliver to Seller and Administrator at the time or times prescribed by law and at such time or times reasonably requested by Seller or Administrator such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Seller or Administrator as may be necessary for Seller or Administrator to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(f)Each Purchaser agrees that if any form or certification it previously delivered under this Section 1.9 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller and Administrator in writing of its legal inability to do so.
Section 1.10Deferred Funding.
(a)Any Committed Purchaser from the Purchaser Group of which either TD Bank or Scotia is the Purchaser Agent (each such Purchaser Group, a “Deferred Funding Purchaser Group”), may, in its sole discretion by written notice (a “Deferred Funding Notice”) delivered to the Seller and the Administrator, elect to fund its portion of the Capital of any Seller requested by the Seller pursuant to Section 1.2(a) above on or before the thirty-second (32nd) day (or, if such day is not a Business Day, the next succeeding Business Day) following the Seller’s delivery of the related Purchase Notice (the “Deferred Funding Date”), rather than on the Purchase Date requested by the Seller in such Purchase Notice (any Committed Purchaser in a Deferred Funding Purchaser Group making such an election, a “Deferring Purchaser” and any Committed Purchaser that is not a Deferring Purchaser with respect to any Purchase, a “Non-Deferring Purchaser” with respect to such Purchase). Each Deferred Funding Notice shall be delivered by the applicable Deferring Purchaser (or its Purchaser Agent on its behalf) to the Seller and the Administrator not later than 4:00 p.m. (New York City time) one (1) Business Day prior to the Purchase Date requested by the Seller in its related Purchase Notice and shall specify the applicable Deferred Funding Date.
(b)No Deferring Purchaser (or, for the avoidance of doubt, any related Conduit Purchaser) shall be obligated to fund its portion of the Capital of any such Purchase until the applicable Deferred Funding Date. A Deferring Purchaser shall (or its related Conduit Purchaser may, in its sole discretion) fund its portion of the Capital of each such Purchase on the applicable Deferred Funding Date (including, without limitation, if such Deferred Funding Date occurs on or after the Facility Termination Date). The Seller shall be obligated to accept the proceeds of any Purchase when funded by a Deferring Purchaser on the applicable Deferred Funding Date in accordance with this paragraph. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, the parties acknowledge and agree that a Deferring Purchaser that (i) has timely delivered a Deferred Funding Notice to the Seller with respect to any Purchase Date and (ii) funds its portion of the Capital of each such Seller on the applicable Deferred Funding Date, will not be in default of its obligations under this Agreement solely due to its failure to fund its portion of the Capital of any such Seller on the requested Purchase Date. Notwithstanding the foregoing, no Deferring Purchaser shall be entitled to

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receive any Commitment Fees for the portion of the Commitment of such Deferring Purchaser unutilized as a result of such Purchaser electing to be a Deferring Purchaser for the period between the Purchase Date requested by the Seller and the related Deferred Funding Date (and the Seller shall not be required to pay any such Commitment Fees that otherwise would have been required to have been paid to that Deferring Purchaser for such period).
(c)In the event that one or more Committed Purchasers in a Deferred Funding Purchaser Group is a Deferring Purchaser with respect to any Purchase and the Administrator has received notice thereof in accordance with this Section 1.10, the Administrator shall notify each of the Non-Deferring Purchasers not later than 4:00 p.m. (New York City time) on the Business Day preceding the requested Purchase Date. Each of the Non-Deferring Purchasers may, in its sole discretion, make available to the Seller a supplemental Purchase (a “Deferred Supplemental Purchase”) in a Capital amount equal to the aggregate Capital of the Purchase that was unfunded by Deferring Purchasers multiplied by a fraction, the numerator of which is the Commitment of such Non-Deferring Purchaser and the denominator of which is the aggregate Commitment of all Non-Deferring Purchasers. Each of the Non-Deferring Purchasers shall notify the Administrator, the Seller and the Servicer no later than 11:00 a.m. (New York City time) on the Purchase Date whether or not such Non-Deferring Purchaser agrees, in its sole discretion, to make such Deferred Supplemental Purchase. Any Non-Deferring Purchaser not responding within such time period shall be deemed to have declined to consent to such Deferred Supplemental Purchase. Such Deferred Supplemental Purchases shall, upon satisfaction of the applicable conditions set forth in Exhibit II and pursuant to the other conditions set forth in this Article I, be made by wire transfer in U.S. Dollars in same day funds no later than 12:00 p.m. (New York City time) two Business Days following the related Purchase Date. On the Deferred Funding Date for each Deferring Purchaser, the Administrator shall apply the Purchases made by the related Deferring Purchasers (i) first, pro rata to repay any Deferred Supplemental Purchases made by the Non-Deferring Purchasers pursuant to this Section 1.10 until such time as all Purchases are held by the Committed Purchasers pro rata in accordance with the Commitments and (ii) second, after the Capital of Deferred Supplemental Purchases made by Non-Deferring Purchasers has been repaid by the related Purchases of the Deferring Purchasers, to the Seller, the portion of the requested Purchase that was unfunded after giving effect to Deferred Supplemental Purchases. The proceeds of any Purchase when funded by a Deferring Purchaser on the applicable Deferred Funding Date shall be applied in accordance with the preceding sentence and the Seller and each Purchaser shall be obligated to accept the proceeds of any Purchase when funded by a Deferring Purchaser as set forth therein.
Section 1.11Extension of Facility Termination Date. The Seller may advise the Administrator and each Purchaser Agent in writing of its desire to extend the then current Facility Termination Date set forth in clause (a) of the definition thereof or determined pursuant to clause (d) of the definition thereof; provided that such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Facility Termination Date and provided, further, that no extension of the Facility Termination Date determined pursuant to clause (d) of the definition thereof with respect to any Purchaser shall be for a period of more than 364 days after the effective date of such extension. In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the Seller in writing (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to the then current Facility Termination Date and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorneys’ Costs) shall be paid by the Seller. In the event any Purchaser declines the request for

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such extension, such Purchaser (or the applicable Purchaser Agent on its behalf) shall so notify the Administrator and the Administrator shall so notify the Seller of such determination; provided, however, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension.
Section 1.12Intended Tax Treatment. Notwithstanding anything to the contrary herein or in any other Transaction Document, all parties to this Agreement covenant and agree to treat the Purchases hereunder as debt for all federal, state, local and franchise tax purposes and agree not to take any position on any tax return in consistent with the foregoing.
Section 1.13Discount.
(a)Discount Accrual and Payment. The Capital of each Purchaser shall accrue Discount on each day when such Capital remains outstanding at the then-applicable Discount Rate for such Capital. The Seller shall pay all Discount accrued during each Yield Period on the first Settlement Date occurring after such Yield Period in accordance with the terms and priorities for payment set forth in Section 1.4.
(b)Highest Lawful Rate. If at any time the designated rate of interest (including the Discount Rate for such purpose) applicable to any Purchaser’s Capital exceeds such Purchaser’s highest lawful rate, the rate of interest (including the Discount Rate for such purpose) on such Purchaser’s Capital shall be limited to such Purchaser’s highest lawful rate.
(c)Selection of Daily 1M SOFR and Term SOFR Rate; Rate Quotations.
(i)So long as no Termination Event is continuing, the Seller may, by written notice to the Administrator, elect for all or any portion of the Aggregate Capital (other than CP Rate Capital) to accrue interest by reference to the Term SOFR Rate (rather than Daily 1M SOFR) during any Yield Period. Any such notice must specify the amount of the Aggregate Capital (other than CP Rate Capital) subject of such election and must be delivered not later than two (2) Business Days prior to the first day of the affected Yield Period. Any such portion of the Aggregate Capital (other than CP Rate Capital) that is subject to such an election shall be apportioned among the respective Purchasers’ Capital (other than CP Rate Capital) ratably. Notwithstanding the foregoing, (x) the Seller shall not make such an election if, as a result thereof, more than five Capital Tranches would exist and (y) each Capital Tranche accruing interest by reference to the Term SOFR Rate shall be not be less than $500,000 and shall be an integral multiple of $100,000. For the avoidance of doubt, if a Termination Event is then continuing, the Discount Rate for any Capital shall be determined pursuant to the definition of Discount Rate notwithstanding any otherwise applicable election by the Seller. The Discount Rate for any CP Rate Capital shall at all times be determined pursuant to the definition of Discount Rate notwithstanding any otherwise applicable election by the Seller.
(ii)The Seller may call the Administrator on or before the date on which a Purchase Notice is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrator or the Purchaser Agents nor affect the rate of discount which thereafter is actually in effect when the election is made.

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(d)Discount After Default. To the extent permitted by Applicable Law, upon the occurrence of any Termination Event and until such time such Termination Event shall have been cured or waived, at the discretion of the Administrator or upon written demand by the Majority Purchaser Agents to the Administrator:
(i)Discount Rate.  The Discount Rate applicable to any Capital shall be increased by 2.00% per annum;
(ii)Other Obligations. Each other obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Capital accruing discount at the Base Rate plus an additional 2.00% per annum from the time such obligation becomes due and payable until the time such obligation is paid in full; and
(iii)Acknowledgment. The Seller acknowledges that the increase in rates referred to in this Section 1.13(d) reflects, among other things, the fact that such Capital or other amounts have become a substantially greater risk given their default status and that the Purchasers are entitled to additional compensation for such risk; and all such Discount shall be payable by Seller upon demand by Administrator.
(e)Unascertainable; Increased Costs; Deposits Not Available. If, on or prior to the first day of a Yield Period:
(i)the Administrator shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) Daily 1M SOFR or the Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to Daily 1M SOFR or the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions); or
(ii)the Majority Purchaser Agents determine that for any reason that Daily 1M SOFR or the Term SOFR Rate for any requested Yield Period does not adequately and fairly reflect the cost to such Purchasers of funding such Purchaser’s Capital, and such Purchasers have provided notice of such determination to the Administrator, then the Administrator shall have the rights specified in clause (g) below.
(f)Illegality. If at any time any Purchaser shall have determined that the making, maintenance or funding of any Capital accruing Discount by reference to Daily 1M SOFR or the Term SOFR Rate has been made impracticable or unlawful, by compliance by such Purchaser in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Applicable Law), then the Administrator shall have the rights specified in clause (g) below.
(g)Administrator’s and Purchaser’s Rights. In the case of any event specified in clause (e) above, the Administrator shall promptly so notify the Purchaser Agents and the Seller thereof, and in the case of an event specified in clause (f) above, such Purchaser (or its Purchaser Agent) shall promptly so notify the Administrator and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrator shall promptly send copies of such notice and certificate to the other Purchaser Agents and the Seller. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (x) the Purchasers, in the case of such notice given by the Administrator, or

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(y) such Purchaser, in the case of such notice given by such Purchaser (or its Purchaser Agent), to allow the Seller to select, convert to or renew any Capital accruing Discount by reference to Daily 1M SOFR or the Term SOFR Rate shall be suspended (to the extent of the affected Discount Rate or the applicable Yield Periods) until the Administrator shall have later notified the Seller, or such Purchaser (or its Purchaser Agent) shall have later notified the Administrator, of the Administrator’s or such Purchaser’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrator makes a determination under clause (e) above, (x) if the Seller has delivered a Purchase Notice for an affected Purchase that has not yet been made, such Purchase Notice shall be deemed to request a Purchase funded with Base Rate Capital, (B) any outstanding affected Capital shall be deemed to have been converted into Base Rate Capital at the end of the applicable Yield Period. If any Purchaser (or its Purchaser Agent) notifies the Administrator of a determination under clause (f) above, the Seller shall, subject to the Seller’s indemnification obligations under Section 1.8, as to any affected Capital of the Purchaser to which Daily 1M SOFR or the Term SOFR Rate applies, on the date specified in such notice either convert such Capital to Base Rate Capital or prepay such Capital. Absent due notice from the Seller of conversion or prepayment, such Capital shall automatically be converted to Base Rate Capital upon such specified date.
(h)Benchmark Replacement Setting.
(A)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchaser Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice of objection to such Benchmark Replacement from Purchaser Agents comprising the Majority Purchaser Agents.
(B)Benchmark Replacement Conforming Changes. In connection with the use and administration, adoption or implementation of a Benchmark Replacement, the Administrator may, in consultation with the Seller, make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(C)Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the Purchaser Agents of (1) the implementation of any Benchmark Replacement, and (2) the effectiveness of any Conforming Changes in

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connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrator will notify the Seller of (1) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (D) below and (2) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, any Purchaser Agent (or Majority Purchaser Agents) pursuant to this Section 1.13(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 1.13(h).
(D)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrator may modify the definition of “Yield Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrator may modify the definition of “Yield Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(E)Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any pending request for a Purchase (or Capital thereof) accruing Discount based on Daily 1M SOFR or the Term SOFR Rate, conversion to or continuation of Purchases (or Capital thereof) accruing Discount based on Daily 1M SOFR or the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for, of or conversion to Base Rate Capital. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(F)Definitions. As used in this Section 1.13(h):
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of a Yield Period or (y) otherwise, any payment period for discount calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of Discount calculated with reference to such Benchmark,

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pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then removed from the definition of “Yield Period” pursuant to this Section 1.13(h).
“Benchmark” means, initially, Daily 1M SOFR and the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to Daily 1M SOFR, the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrator for the applicable Benchmark Replacement Date:
(1)    the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment; and
(2)    the sum of (A) the alternate benchmark rate that has been selected by the Administrator and the Seller, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
provided, that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the SOFR Floor, the Benchmark Replacement will be deemed to be the SOFR Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrator in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrator, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

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(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrator, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrator announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

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For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.13(h) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.13(h).
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS
Section 2.1Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.
Section 2.2Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.
ARTICLE III

INDEMNIFICATION
Section 3.1Indemnities by the Seller. Without limiting any other rights any such Person may have hereunder or under applicable law, the Seller hereby indemnifies and holds harmless, on an after-tax basis, the Administrator, the Structuring Agent, each Purchaser Agent,

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each Program Support Provider and each Purchaser and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, Taxes (excluding any Taxes that give rise to the payment of additional amounts under Section 1.9), costs and expenses (including reasonable attorneys’ fees and court costs) (all of the foregoing collectively, the “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller or any Originator or Sub-Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator, any Sub-Originator, the Seller or the Servicer for uncollectible Receivables or (c) except where such taxes are described in clause (x) below, such Indemnified Amounts include taxes (i) imposed or based on, or measured by, the gross or net income or receipts of such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized (or any political subdivision thereof) or (ii) that are Other Connection Taxes; provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, the Seller shall indemnify each Indemnified Party for Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:
(i)any representation or warranty made by the Seller (or any employee or agent of the Seller) under or in connection with this Agreement, any Monthly Information Package, any Weekly Information Package or any other information or report delivered by or on behalf of the Seller pursuant hereto, which shall have been false or incorrect in any respect when made or deemed made;
(ii)the failure by the Seller (or, if applicable, any Person from whom the Seller or the applicable Originator or Sub-Originator may have acquired any such Receivable) to comply with any applicable law, rule or regulation related to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;
(iii)the failure of the Seller to vest and maintain vested in the Administrator, for the benefit of the Purchasers, a perfected ownership or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Adverse Claim;
(iv)any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;
(v)any failure of a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement;

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(vi)any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(vii)any failure of the Seller, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;
(viii)any action taken by the Administrator as attorney-in-fact for the Seller or any Originator or Sub-Originator pursuant to this Agreement or any other Transaction Document;
(ix)any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents;
(x)any taxes that arise because any Purchase is not treated for U.S. federal, state, local or franchise tax purposes as intended under Section 1.12 (including any U.S. federal, state or local income and franchise taxes necessary to make such Indemnified Party whole on an after-tax basis, taking into account the taxability of receipt of payments under this clause (x));
(xi)any failure by the Seller to pay any premium or other amount when due under the terms of any Credit Insurance Policy, to keep any Credit Insurance Policy in force or to make or perfect any claim for reimbursement under any Credit Insurance Policy; or
(xii)any insurance premium payments paid by the Administrator on any Credit Insurance Policy in accordance with this Agreement.
Section 3.2Indemnities by the Servicer. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts (subject to the limitations set forth in clauses (a), (b) and (c) of the first sentence of Section 3.1) arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in any Monthly Information Package or any Weekly Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer (or any party acting as agent or Sub-Servicer on its behalf, including, if applicable, the originator of such Receivable), to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities by the Servicer (or any Person on its behalf) with respect to such Receivable, (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to

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which it is a party or (f) any commingling by the Servicer of Collections at any time with other funds.
Section 3.3Currency Indemnity.If, for the purpose of obtaining judgment in any court, it is necessary to convert an amount owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that provided for the definition of Dollar Equivalent.
ARTICLE IV

ADMINISTRATION AND COLLECTIONS
Section 4.1Appointment of the Servicer.
(a)The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 4.1. Until the Administrator gives notice to FleetCor (in accordance with this Section 4.1) of the designation of a new Servicer, FleetCor is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents) designate as Servicer any Person (including itself) to succeed FleetCor or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the material collection, servicing and administrative duties and obligations (other than indemnities and similar obligations) of the Servicer with respect to the Pool Receivables and Collections pursuant to the terms hereof.
(b)Upon the designation of a successor Servicer as set forth in clause (a), FleetCor agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and FleetCor shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.
(c)FleetCor acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each member in each Purchaser Group have relied on FleetCor’s agreement to act as Servicer hereunder. Accordingly, FleetCor agrees that it will not voluntarily resign as Servicer.
(d)The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain solely liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator, a Sub-Originator or an Affiliate thereof, the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation.

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Section 4.2Duties of the Servicer.
(a)The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside for the accounts of the Seller and the Purchasers the amount of Collections to which each is entitled in accordance with Article I hereof. The Servicer, the Originators and the Sub-Originators may, in accordance with the applicable Credit and Collection Policy, take such action, including modifications, waivers or restructurings of Pool Receivables and the related Contracts, as the Servicer, the Originators and the Sub-Originators may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policy or required under applicable laws, rules or regulations or the applicable Contract; provided, however, that for the purposes of this Agreement: (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable under this Agreement or limit the rights of any Purchaser, Purchaser Agent or the Administrator under this Agreement and (iii) if a Termination Event or an Unmatured Termination Event has occurred and is continuing and FleetCor or an Affiliate thereof is serving as the Servicer, FleetCor or such Affiliate may take such action only upon the prior approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Purchasers, in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the Administrator (with the consent of the Majority Purchaser Agents) may direct the Servicer (whether the Servicer is FleetCor or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.
(b)The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if FleetCor or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than FleetCor or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
(c)The Servicer’s obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Purchaser Agents, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.
After such termination, if FleetCor or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.
Section 4.3Collection Account Arrangements. On or prior to the Closing Date, the Seller shall have entered into Collection Account Agreements with all of the Collection Account Banks covering each Collection Account and delivered original counterparts of each to the Administrator.  Upon the occurrence of a Termination Event, the Administrator may (with the

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consent of the Majority Purchaser Agents) or shall (upon the direction of the Majority Purchaser Agents) at any time thereafter give notice to each Collection Account Bank that the Administrator is exercising its rights under the Collection Account Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts and Lock-Boxes transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Collection Accounts and Lock-Boxes redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Collection Account, and (c) to take any or all other actions permitted under the applicable Collection Account Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Collection Account or Lock-Box, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, any member of any Purchaser Group, any Indemnified Party or Affected Person or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).
Section 4.4Enforcement Rights.
(a)At any time following the occurrence of a Termination Event:
(i)the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,
(ii)the Administrator may instruct the Seller or the Servicer to give notice of the Purchaser Groups’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors, and
(iii)the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.
(b)The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of

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substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the reasonable determination of the Administrator, after the occurrence of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
Section 4.5Responsibilities of the Seller.
(a)Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator, the Structuring Agent, the Purchaser Agents or any of the Purchasers shall not have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Servicer, FleetCor, the Originators or the Sub-Originators thereunder.
(b)FleetCor hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, FleetCor shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that FleetCor conducted such data-processing functions while it acted as the Servicer.
Section 4.6Servicing Fee. (a) Subject to clause (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. The Purchasers’ Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller’s Share of such fee shall be paid directly by the Seller.
(a)If the Servicer ceases to be FleetCor or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.
Section 4.7Excluded Obligors.
(a)The Servicer may, from time to time and with the consent of the Administrator and the Majority Purchaser Agents, request that certain Obligors be designated as Excluded Obligors by delivering an Excluded Obligor Request to the Administrator and each Purchaser Agent, substantially in the form of Annex H hereto, which Excluded Obligor Request shall (i) list such proposed Excluded Obligors by name or other reasonable method of identification and (ii) specify the proposed Excluded Obligor Date with respect to such proposed Excluded Obligors.

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(b)So long as the Administrator and the Majority Purchaser Agents have acknowledged in writing such Obligor’s designation as an Excluded Obligor, such acknowledgement not to be unreasonably withheld, conditioned or delayed, then (x) upon the countersignatures by the Administrator and the Majority Purchaser Agents of such Excluded Obligor Request, such proposed Excluded Obligor shall (I) constitute an Excluded Obligor as of the related Excluded Obligor Date, (II) be added to Schedule VII to this Agreement and (III) no longer constitute an Obligor for purposes of the Transaction Documents except with respect to Receivables originated prior to the Excluded Obligor Date and (y) the Administrator (or the Servicer on its behalf) shall, in each case at the expense of the Seller, (I) file on or promptly following the related Excluded Obligor Date and at the sole expense of the Seller, one or more UCC-3 financing statement amendments, in form and substance reasonably satisfactory to the Administrator, with respect to UCC-1 financing statements filed against the applicable Originator in connection with the Transaction Documents releasing the Administrator’s security interest and other rights in the Receivables created on or after the related Excluded Obligor Date, the Obligor of which is such Excluded Obligor, and all Related Security related thereto so long as such Related Security relates solely to such Excluded Receivables, and (II) take such other actions as may be reasonably necessary to evidence the release of, in each case, the Administrator’s security interest and other rights in the Receivables created on or after the related Excluded Obligor Date, the Obligor of which is such Excluded Obligor, and all Related Security related thereto so long as such Related Security relates solely to such Excluded Receivables.
(c)Each of the parties hereto hereby acknowledges and agrees that any Receivable, the Obligor of which is an Excluded Obligor, that was originated prior to the related Excluded Obligor Date shall remain in the Receivables Pool; provided that the Administrator and the Majority Purchaser Agents may consent to the release or reassignment of any such Receivables if requested by the Servicer, such consent not to be unreasonably withheld, conditioned or delayed.
(d)Upon no less than ten (10) Business Days’ notice, the Servicer may, from time to time and with the consent of the Administrator and the Majority Purchaser Agents, such consent not to be unreasonably withheld, conditioned or delayed, request that certain Excluded Obligors no longer be designated as Excluded Obligors; provided that any such request shall be accompanied by lien search results and other such confirmation as the Administrator may reasonably request showing that the Receivables generated by a previously Excluded Obligor are free and clear of any liens or encumbrances. Upon any such redesignation, the applicable Excluded Obligors shall be removed from Schedule VII to this Agreement.
ARTICLE V

THE AGENTS
Section 5.1Appointment and Authorization. (a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document

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to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.
(a)Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.
(b)Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.
(c)In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.
Section 5.2Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 5.3Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, the Servicer, any Originator, any Sub-Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents

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to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, any Originator, any Sub-Originator or any of their respective Affiliates.
Section 5.4Reliance by Agents. (a) Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.
(a)The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.
(b)The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.
(c)Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.
Section 5.5Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Administrator has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents unless such action otherwise requires the consent of all Purchasers),

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but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and the Purchaser Agents.
Section 5.6Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, FleetCor, the Servicer, the Originators or the Sub-Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, FleetCor, the Servicer, the Originators or the Sub-Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
Section 5.7Administrators and Affiliates. Each of the Purchasers and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.
Section 5.8Indemnification. Each Committed Purchaser shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, the Servicer, any Originator or any Sub-Originator and without limiting the obligation of the Seller, the Servicer, any Originator or any Sub-Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction).
Section 5.9Successor Administrator. The Administrator may, upon at least five (5) days’ notice to the Seller, each Purchaser and Purchaser Agent, resign as Administrator.

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Such resignation shall not become effective until a successor Administrator is appointed by the Majority Purchaser Agents and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1, 3.2 and 3.3 this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.
Section 5.10Erroneous Payments.
(a)If the Administrator notifies a Purchaser, a Purchaser Agent or a Indemnified Party, or any Person who has received funds on behalf of a Purchaser a Purchaser Agent or Indemnified Party (any such Purchaser, Purchaser Agent, Indemnified Party or other recipient, a “Payment Recipient”) that the Administrator has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrator or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser, Purchaser Agent, Indemnified Party, or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrator and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrator, and such Purchaser, Purchaser Agent or Indemnified Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrator the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrator in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrator to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Purchaser, Purchaser Agent or Indemnified Party, or any Person who has received funds on behalf of a Purchaser, Purchaser Agent or Indemnified Party, such Purchaser hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrator (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrator (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrator (or any of its Affiliates), or (z) that such Purchaser, Purchaser Agent or Indemnified Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrator to

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the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Purchaser, Purchaser Agent or Indemnified Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrator of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrator pursuant to this Section 5.10(b).
(c)Each Purchaser, Purchaser Agent or Indemnified Party hereby authorizes the Administrator to set off, net and apply any and all amounts at any time owing to such Purchaser or Indemnified Party under any Transaction Document, or otherwise payable or distributable by the Administrator to such Purchaser, Purchaser Agent or Indemnified Party from any source, against any amount due to the Administrator under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrator for any reason, after demand therefor by the Administrator in accordance with immediately preceding clause (a), from any Purchaser or Purchaser Agent that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrator’s notice to such Purchaser or Purchaser Agent at any time, (i) such related Purchaser shall be deemed to have assigned its Capital (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrator may specify) (such assignment of the Capital (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrator in such instance), and is hereby (together with the Seller) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrator as the assignee Purchaser shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrator as the assignee Purchaser shall become a Purchaser or Purchaser Agent, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Purchaser shall cease to be a Purchaser or Purchaser Agent, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Purchaser and (iv) the Administrator may reflect in the Register its ownership interest in the Capital subject to the Erroneous Payment Deficiency Assignment. The Administrator may, in its discretion, sell any Capital acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Purchaser be reduced by the net proceeds of the sale of such Capital (or portion thereof), and the Administrator shall retain all other rights, remedies and claims against such Purchaser or related Purchaser Agent (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Purchaser and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrator has sold Capital (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrator may be equitably subrogated, the Administrator shall be contractually subrogated to all the rights and interests of the applicable Purchaser, related Purchaser Agent or Indemnified Party under the

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Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Seller or any other or the Servicer, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrator from the Seller or the Servicer for the purpose of making such Erroneous Payment.
(f)To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrator for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 5.10 shall survive the resignation or replacement of the Administrator, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Document.
Section 5.11Credit Insurance Policies.
(a)At all times while (x) any Pool Receivable is being reported in any Monthly Information Package or Weekly Information Package as an Insured Receivable or (y) any Pool Receivable is being included in the Net Receivables Pool Balance as an Insured Receivable:
(i)The Seller shall maintain each relevant Credit Insurance Policy in full force and effect;
(ii)the Seller shall pay all premiums and other amounts due by the Seller from time to time under each such Credit Insurance Policy when due in accordance with the terms thereof;
(iii)the Seller and the Servicer shall refrain from taking any action or omitting to take any action which could reasonably be expected to prejudice or limit the Seller’s or the Administrator’s rights to payment under any such Credit Insurance Policy;
(iv)the Seller and the Servicer shall enforce the obligations of the applicable Credit Insurer under each such Credit Insurance Policy;
(v)the Seller and the Servicer shall maintain all records and documents that may be necessary to make claims for reimbursement under each such Credit Insurance Policy;
(vi)the Seller shall, and the Servicer shall cause the Seller to, perform all its other obligations under each such Credit Insurance Policy in accordance with the terms thereof (including, without limitation, delivering information regarding the relevant Pool Receivables and notices of insolvency with respect to Obligors when required pursuant to the terms of each such Credit Insurance Policy);
(vii)the Seller and Servicer shall advise promptly the Administrator of any payment the Seller receives directly under any Credit Insurance Policy for an Insured

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Receivable, any denial of coverage under any Credit Insurance Policy, any cancelation of any Credit Insurance Policy or any other information received in connection with any Credit Insurance Policy which is material to the payment of any claim thereunder;
(viii)Neither the Seller nor Servicer shall amend, modify or waive (or consent to any such amendment, modification or waiver of) any provision of any Credit Insurance Policy if such amendment, modification or waiver could reasonably be expected to prejudice or limit the Seller’s or the Administrator’s rights to payment under such Credit Insurance Policy, unless the Administrator shall have provided its prior written consent to such amendment, modification or waiver; and
(ix)The Seller and Servicer shall deliver any additional instruments, certificates and documents, provide such other information and take such other actions as may be necessary or desirable, in the reasonable opinion, and upon the reasonable request, of the Administrator, to give further assurances of any of the rights granted or provided for herein or under any Credit Insurance Policy (including, without limitation, providing copies of invoices, purchase orders, and the proof of delivery of products as may be requested by the insurer thereunder).
(b)If the Seller fails to pay any premium or other amount due under any Credit Insurance Policy, the Administrator may (in its discretion) pay such premium or other amount from the Pool Assets or from its own funds in order to keep such Credit Insurance Policy in force. Any amount so paid by the Administrator from its own funds shall constitute an Indemnified Amount payable by the Seller to the Administrator hereunder.
(c)As to any Insured Receivables only, in the event that any Obligor defaults on the payment of any of its Pool Receivables, becomes subject to an Insolvency Proceeding or becomes subject to any other event that gives rise to a claim for indemnification under a Credit Insurance Policy, the Seller and the Servicer shall, promptly (but not later than the later of (x) thirty (30) days after such event or (y) thirty (30) days after the first date on which such a claim may be filed pursuant to the terms of such Credit Insurance Policy), file a claim for such indemnification (with a copy thereof to the Administrator) in accordance with the terms of such Credit Insurance Policy and shall take any other actions required under the terms of such Credit Insurance Policy to obtain such indemnification (including, without limitation, providing the applicable Credit Insurer with itemized statements, invoices, bills of lading, purchase orders, summaries of collections efforts, evidence of debt or other documentation that may be required under the terms of such Credit Insurance Policy). The Seller and the Servicer shall cause any amounts paid by a Credit Insurer under any Credit Insurance Policy to be paid directly to a Collection Account and to be applied as a Collection in accordance with the terms of this Agreement.
(d)In the event that a Credit Insurer pays a claim under a Credit Insurance Policy with respect to a Pool Receivable and the Seller is required to subrogate it rights, claims, guaranties, security, collateral or defenses to such Credit Insurer in respect of such Pool Receivable, the Seller shall (and the Servicer shall cause Seller to) so subrogate such rights, claims, guaranties, security, collateral or defenses in accordance with the terms of such Credit Insurance Policy. Simultaneously with receipt of such a payment in a Collection Account and upon such subrogation, the Administrator shall be automatically deemed to have released to the Seller any ownership or security interest it may have hereunder (on behalf of itself and the Purchasers) in such rights, claims, guaranties, security, collateral or defenses so subrogated, to the extent necessary to permit such subrogation and shall execute such documents to evidence the same as shall be reasonably requested by the Seller, in each case at the sole expense of the

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Seller; provided, however, that the Administrator shall not be deemed to have released any such ownership or security interest it may have in related rights under such Credit Insurance Policy (including, without limitation, any right of the Seller to receive ratable or other allocations of Collections or other recoveries in respect of the related Pool Receivables).
(e)If any Credit Insurance Policy ceases to be Eligible Credit Insurance, the Seller and the Servicer shall furnish to the Administrator and each Purchaser Agent written notice thereof, together with a statement of the actions the Seller plans to take to remedy such situation, if any, promptly but not later than five (5) Business Days thereafter.
(f)Any Collections received by the Administrator pursuant to the Credit Insurance Policy (including as an additional insured thereunder) shall be distributed in accordance with the priority of payments set forth in Section 1.4(d).
ARTICLE VI

MISCELLANEOUS
Section 6.1Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document (other than the BP Card Issuing and Operating Agreement, which may be amended, modified, waived or supplemented in accordance with Section 2(m) of Exhibit IV of this Agreement), or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, each of the Majority Purchaser Agents and the Swingline Purchaser, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Capital of any Purchaser, any Purchaser’s pro rata share of the Purchased Interest or any Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of the definition of “Majority Purchaser Agents” or this Section 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Concentration Percentage,” “Concentration Reserve Percentage,” “Dilution Reserve Percentage,” “Eligible Receivable,” “Loss Reserve Percentage,” “Net Receivables Pool Balance,” “Purchased Interest,” “Termination Event,” “Total Reserves” or “Yield Reserve Percentage” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; provided, however, that any amendment to the Sale Agreement joining any Small Originator to the Sale Agreement as an Originator shall require only the consent of the Administrator, so long as the Joinder Conditions are satisfied as of the date of such joinder. No failure on the part of the Purchasers, the Purchaser Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 6.2Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by facsimile, or by overnight mail, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it

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is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.
Section 6.3Successors and Assigns; Participations; Assignments.
(a)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator and the Purchaser Agents.
(b)Register. The Administrator, acting solely for this purpose as an agent of the Seller, shall maintain a record of any assignment pursuant to Section 6.3(e) and a register for the recordation of the names and addresses of the Purchasers and the Commitments of, and principal amounts (and stated Discount) of the interests in the Receivables and rights under this Agreement owing to each Purchaser pursuant to the terms of this Agreement from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Seller and the Administrator shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller and any Purchaser, at any reasonable time and from time to time upon reasonable prior notice.
(c)Participations. Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.
(d)Participant Register. The Seller agrees that each Participant shall be entitled to the benefits of the Sections 1.7 and 1.9 (subject to the requirements and limitations therein, including the requirements under Section 1.9(c); it being understood that the documentation required under Section 1.9(c) shall be delivered to the Purchaser who sells the participation rather than to the Seller or Administrator) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to Section 6.3(e), provided that such Participant shall not be entitled to receive any greater payment under the Section 1.7 or Section 1.9, with respect to any participation, than the Purchaser from whom it acquired the applicable participation would have been entitled to receive. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of any set-off rights provided to the Purchasers under this Agreement as though it were a Purchaser, provided that such Participant agrees to be subject to the provisions of Section 6.11 as though it were a Purchaser. Each Purchaser that sells a participation shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated Discount) of each Participant’s interest in the Receivables and rights under this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any

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information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such interest in Receivables and under this Agreement is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrator shall have no responsibility for maintaining the Participant Register.
(e)Assignments by Certain Committed Purchasers. Any Committed Purchaser may assign to one or more Persons (each a “Purchasing Committed Purchaser”), reasonably acceptable to the related Purchaser Agent in its sole discretion, and, prior to the occurrence of a Termination Event, with the consent of the Seller (such consent not to be unreasonably withheld), any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex D with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Committed Purchaser, such selling Committed Purchaser, such related Purchaser Agent and the Administrator and, if applicable, Seller. Any such assignment by Committed Purchaser cannot be for an amount less than $10,000,000. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Committed Purchaser to the selling Committed Purchaser of the agreed purchase price, if any, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party hereto and shall have all the rights and obligations of a Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Committed Purchaser allocable to such Purchasing Committed Purchaser shall be equal to the amount of the Commitment of the selling Committed Purchaser transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Committed Purchaser as a “Committed Purchaser” and any resulting adjustment of the selling Committed Purchaser’s Commitment. Any Committed Purchaser may pledge or assign any of its rights (including, without limitation, rights to payment of principal and interest) hereunder to any Federal Reserve Bank without notice to or consent of the Seller, the Servicer, any other Purchaser, any Purchaser Agent or the Administrator; provided, that no such pledge or assignment shall release such Committed Purchaser from any of its obligations hereunder or substitute such pledgee or assignee for such Committed Purchaser as a party hereto.
In addition to the foregoing, any Committed Purchaser may, with the consent of the relevant Conduit Purchaser taking assignment and the Seller (such consent not to be unreasonably delayed or withheld), at any time assign to any Conduit Purchaser then included in its Purchaser Group all or any portion of such Committed Purchaser’s Capital together with its rights (including, without limitation, the right to receive related Discount and Fees and its related interest in the Pool Assets) and obligations (excluding such Committed Purchaser’s Commitment, which shall be retained by such Committed Purchaser) with respect thereto; provided that, promptly following any such assignment, such Committed Purchaser (or its Purchaser Agent) shall deliver to the Administrator, the Servicer and the Seller written notice of such assignment specifying the portion of Capital so assigned and executed by such Committed Purchaser and the applicable Conduit Purchaser, which written notice shall be recorded in the Register pursuant to clause (b) above.

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(f)Assignments to Program Support Providers. Any Conduit Purchaser may at any time grant to one or more of its Program Support Providers, participating interests in its portion of the Purchased Interest. In the event of any such grant by such Conduit Purchaser of a participating interest to a Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Program Support Provider of any Conduit Purchaser hereunder shall be entitled to the benefits of Sections 1.7, 1.8 and 1.9.
(g)Other Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, however, that such Conduit Purchaser may not, without the prior consent of its Committed Purchaser and, so long as no Termination Event or Unmatured Termination Event is continuing, the Seller (such consent by the Seller not to be unreasonably withheld or delayed), make any such transfer of its rights hereunder unless the assignee (i) (x) is a multi-seller asset-backed commercial paper conduit that is sponsored the Committed Purchaser (or an Affiliate thereof) for the assigning Conduit Purchaser or (y) is a Committed Purchaser or Liquidity Provider for the assigning Conduit Purchaser, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) in the case of an assignee described in clause (i)(x) above, issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser. Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).
Section 6.4Costs, Expenses and Taxes. (a) By way of clarification, and not of limitation, of Sections 1.7 or 3.1, the Seller shall pay to the Administrator and each member of each Purchaser Group on demand all reasonable costs and expenses in connection with (i) the preparation, execution, delivery and administration (including amendments or waivers of any provision) of this Agreement or the other Transaction Documents, (ii) the sale of the Purchased Interest (or any portion thereof), (iii) the perfection (and continuation) of the Administrator’s rights in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, any Purchaser Agent or any member of any Purchaser Group party to this Agreement of the obligations of the Seller, the Servicer, the Originators or the Sub-Originators under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Collection Accounts (and any related Lock-Box), including reasonable fees, costs and expenses of legal counsel for the Administrator and each member of each Purchaser Group relating to any of the foregoing or to advising the Administrator, any member of any Purchaser Group party to this Agreement or any related Program Support Provider about its rights and remedies under any Transaction Document or any related Funding

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Agreement and all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Administrator and each Purchaser Agent in connection with the enforcement or administration of the Transaction Documents or any Funding Agreement. The Seller and Servicer shall, subject to the provisos set forth in Section 1(e) and Section 2(e) of Exhibit IV hereto, reimburse the Administrator and each member of each Purchaser Group for the cost of such Person’s auditors (which may be employees of such Person) auditing the books, records and procedures of the Seller or the Servicer. The Seller shall reimburse each Conduit Purchaser on demand for all reasonable costs and expenses incurred by such Conduit Purchaser or any shareholder of such Conduit Purchaser in connection with the Transaction Documents or the transactions contemplated thereby, including certain costs related to the auditing of such Conduit Purchaser’s books by certified public accountants, and the Rating Agencies and reasonable fees and out-of-pocket expenses of counsel of the Administrator and each member of each Purchaser Group, or any shareholder or administrator of such, for advice relating to such Conduit Purchaser’s operation. Administrator and each member of each Purchaser Group agree, however, that unless a Termination Event has occurred and is continuing all of such entities will be represented by a single law firm.
(a)In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
Section 6.5No Proceedings; Limitation on Payments. (a) Each of the Seller, FleetCor, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provisions of this paragraph shall survive any termination of this Agreement.
(a)Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all Notes are paid in full. Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this paragraph shall survive any termination of this Agreement.
(b)Each of FleetCor, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation

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proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the Final Payout Date; provided, however, that the Administrator shall not be prohibited from taking any such action with the consent of the Majority Purchaser Agents. The provisions of this paragraph shall survive any termination of this Agreement.
Section 6.6GOVERNING LAW AND JURISDICTION.
(a)THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
Section 6.7Confidentiality. Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, and (b) the Seller’s legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by applicable law, each of the Administrator, the Purchaser Agents and the Purchasers agree to maintain the confidentiality of non-public financial information regarding the Seller, the Servicer, the Originators and the Sub-Originators; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Servicer, (ii) legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator if they agree to hold it confidential, (iii) any nationally recognized statistical rating organization, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agency placing the Notes and (vi) any regulatory authorities having jurisdiction over the Administrator, the Purchaser Agents, any Purchaser or any Program Support Provider.
Section 6.8Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

775839016.11	-46-

Section 6.9Survival of Termination. The provisions of Sections 1.7, 1.8, 1.9, 3.1, 3.2, 3.3, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.
Section 6.10WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
Section 6.11Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 6.12Right of Setoff. Each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured); provided that such Purchaser (or the related Purchaser Agent) shall notify Seller concurrently with such setoff.
Section 6.13Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.
Section 6.14Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.
Section 6.15Purchaser Groups’ Liabilities. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross

775839016.11	-47-

negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 6.16USA Patriot Act. Each of the Administrator and each of the Purchasers hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Purchasers may be required to obtain, verify and record information that identifies the Covered Entities, which information includes the name, address, tax identification number and other information regarding the Covered Entities that will allow the Administrator and the Purchasers to identify the Covered Entities in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller, and the Servicer agrees to provide the Administrator and the Purchasers, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
Section 6.17[Reserved].
Section 6.18[Reserved].
Section 6.19Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

775839016.11	-48-

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775839016.11	-49-

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
FLEETCOR FUNDING LLC, as Seller
By:
Name: Thomas Panther
Title: Chief Financial Officer

CORPAY TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer
By:
Name: Thomas Panther
Title: Chief Financial Officer

775839016.11	S-1	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for its Purchaser Group
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Administrator
By:
Name:
Title:

PNC CAPITAL MARKETS LLC, as Structuring Agent

By:
Name:
Title:

775839016.11	S-2	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:______________________________________
Name:
Title:

775839016.11	S-3	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:______________________________________
Name:
Title:

775839016.11	S-4	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

MUFG BANK, LTD., as a Committed Purchaser and as Purchaser Agent for its, Gotham Funding Corporation’s and Victory Receivables Corporation’s Purchaser Group

By:
Name:
Title:

GOTHAM FUNDING CORPORATION,
as a Conduit Purchaser for MUFG Bank, Ltd.’s Purchaser Group

By:
Name:
Title:

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser for MUFG Bank, Ltd.’s Purchaser Group

By:
Name:
Title:

775839016.11	S-5	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

MIZUHO BANK, LTD., as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:______________________________________
Name:
Title:

775839016.11	S-6	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

THE TORONTO-DOMINION BANK, as a Committed Purchaser

By:____________________________________
Name:
Title:

CABOT TRAIL FUNDING LLC,
as a Conduit Purchaser for The Toronto-Dominion Bank’s Purchaser Group

By:____________________________________
Name:
Title:

GTA FUNDING LLC,
as a Conduit Purchaser for The Toronto-Dominion Bank’s Purchaser Group

By:____________________________________
Name:
Title:

THE TORONTO-DOMINION BANK, as Purchaser Agent for its, GTA Funding’s and Cabot Trail Funding’s Purchaser Group

By:____________________________________
Name:
Title:

775839016.11	S-7	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

THE BANK OF NOVA SCOTIA, as a Committed Purchaser

By:____________________________________
Name:
Title:

LIBERTY STREET FUNDING LLC, as a Conduit Purchaser for The Bank of Nova Scotia’s Purchaser Group

By:____________________________________
Name:
Title:

THE BANK OF NOVA SCOTIA, as Purchaser Agent for its and Liberty Street Funding LLC’s Purchaser Group

By:____________________________________
Name:
Title:

775839016.11	S-8	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

775839016.11	S-9	Fifth Amended and Restated Receivables Purchase Agreement (FleetCor)

EXHIBIT I
DEFINITIONS
As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.
“Administrator” has the meaning set forth in the preamble to this Agreement.
“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchasers) shall not constitute an Adverse Claim.
“Affected Person” has the meaning set forth in Section 1.7 of this Agreement.
“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock or membership interest, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Aggregate Capital” means the amount paid to the Seller in respect of the Purchased Interest or portion thereof by each Purchaser pursuant to this Agreement, as reduced from time to time by Collections distributed and applied on account of such Aggregate Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Aggregate Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Aggregate Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Aggregate Discount” at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.
“Agreement” has the meaning set forth in the preamble hereto.
“Alternative Currency” means Canadian Dollars, Euro, and Sterling.
“Amazon” means Amazon Logistics, Inc. and/or Amazon.com, Inc..
“Anti-Corruption Laws” means (a) the United States Foreign Corrupt Practices Act of 1977, as amended; (b) the UK Bribery Act 2010, as amended and (c) any other applicable law relating to anti-bribery or anti-corruption in any jurisdiction in which any Seller-Related Party is located or doing business.
Exhibit I -1
775839016.11

“Anti-Terrorism Law” means any law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, and any regulations or directives promulgated under these provisions.
“Assumption Agreement” means an agreement substantially in the form set forth in Annex C to this Agreement.
“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, with respect to any Purchaser, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:
(a)    the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Committed Purchaser) as its “reference rate” or “prime rate”, as applicable. Such “reference rate” (or “prime rate”, as applicable) is set by the applicable Purchaser Agent based upon various factors, including the applicable Purchaser Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate,
(b)    0.50% per annum above the latest Overnight Bank Funding Rate, and
(c)    Daily Simple SOFR plus 1.00% so long as Daily Simple SOFR is offered, ascertainable and not unlawful.
“Base Rate Capital” means, at any time, any Capital on which Discount accrues by reference to the Base Rate.
“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, any Sub-Originator, FleetCor or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.
“BP” means BP Products North America, Inc. and its successors.
Exhibit I -2
775839016.11

“BP Card Issuing and Operating Agreement” means (x) before February 29, 2016, that certain Card Issuing and Operating Agreement, dated as of December 21, 2004, between FleetCor and BP, as amended, restated, supplemented or otherwise modified from time to time, and (y) on or after February 29, 2016, means that certain Amended and Restated Fleet Card Agreement, dated as of February 29, 2016, between FleetCor and BP, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“BP Receivable” means (a) any indebtedness and other obligations owed to FleetCor or the Seller or any right of FleetCor or the Seller to payment from or on behalf of BP (including, if applicable, in respect of any Excise Tax Return Receivables), or any right to reimbursement for funds paid or advanced by FleetCor or the Seller on behalf of BP (including, if applicable, in respect of any Excise Tax Return Receivables), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, (i) arising out of or in connection with (x) the use of a credit or charge card or information contained on or for use with such card, (y) the sale of goods or (z) the rendering of services, or (ii) constituting amounts payable by licensees and/or Excise Tax Return Receivables (whether or not earned by performance) under the BP Card Issuing and Operating Agreement, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto and (b) any Receivable originated under or pursuant to an agreement now existing or hereafter entered into between FleetCor and a processor, which agreement FleetCor has identified in the “Notice of Clause B Agreement” delivered by FleetCor to the Administrator on February 4, 2013 or in any subsequent written notice delivered by FleetCor to the Administrator from time to time thereafter substantially in the form of such February 4, 2013 notice (including without limitation, any such Receivable owing by a “Customer” or “Cardholder” and arising from a “Card” “Transaction”, as such terms are defined in such agreements); provided that FleetCor shall deliver to the Administrator a copy of any such agreement with a processor promptly following the effectiveness thereof. Indebtedness and other obligations arising from any one transaction described above, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a BP Receivable separate from a BP Receivable consisting of the indebtedness and other obligations arising from any other transaction.
“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Canadian Dollars” or “CAD” means the lawful currency of Canada.
“Capital” means with respect to any Purchaser the amount paid to the Seller by such Purchaser pursuant to this Agreement, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be
Exhibit I -3
775839016.11

increased by the amount of such rescinded or returned distribution as though it had not been made.
“Capital Tranche” means specified portions of Capital outstanding as follows: (a) any Capital for which the applicable Discount is determined by reference to the Term SOFR Rate and which have the same Yield Period shall constitute one Capital Tranche, (b) all Capital for which the applicable Discount is determined by reference to Daily 1M SOFR shall constitute one Capital Tranche, (c) all Capital for which the applicable Discount is determined by reference to Base Rate shall constitute one Capital Tranche and (d) all Capital for which the applicable Discount is determined by reference to the CP Rate shall constitute one Capital Tranche.
“Certificate of Withholding” has the meaning set forth in Section 1.9(b) of this Agreement.
“Change in Control” means either of the following: (I) FleetCor ceases to own, directly or indirectly, (a) 100% of the capital stock of the Seller free and clear of all Adverse Claims other than the pledge of any such interest therein of FleetCor solely pursuant to (i) the Credit Facility and related documents and (ii) any credit or financing facility entered into in complete substitution of or replacement for the Credit Facility, in either case, if the lenders or finance providers with respect to which (A) require an assignment of such equity interest, (B) are parties reasonably acceptable to the Administrator and (C) agree in writing to the terms of a letter agreement in substantially the form of Annex G hereto or (b) a majority of the capital stock, membership interest or other equity interest of any Originator (other than FleetCor) or Sub-Originator free and clear of all Adverse Claims other than the pledge thereof under the Credit Facility or any credit or financing facility entered into in complete substitution of or replacement for the Credit Facility or (II) a “Change of Control” (as such term is defined in the Credit Agreement as in effect on the Thirteenth Amendment Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified (i) if PNC Bank, National Association or any Affiliate thereof is a party to the Credit Agreement as a “Lender”, so long as the Servicer shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery or (ii) if neither PNC Bank, National Association nor any Affiliate thereof is a party to the Credit Agreement as a “Lender” and any such amendment, restatement, refinancing, replacement, supplement or other modification resulted in a change to such term or any constituent defined term thereof, so long as the Administrator shall have provided written consent to such change).
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and
Exhibit I -4
775839016.11

Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Chevron” means Chevron U.S.A. Inc., a Pennsylvania corporation, and its successors.
“Chevron Card Program Master Agreement” means that certain Card Program Master Agreement, dated as of August 29, 2007, by and among Chevron and FleetCor, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Closing Date” means November 14, 2014.
“Collection Account” means each deposit account listed on Part I of Schedule II to this Agreement and maintained at a bank for the purpose of receiving Collections.
“Collection Account Agreement” means, with respect to each Collection Account, a deposit account control agreement (or similar agreement), among the Seller, the Servicer, the Administrator and a  Bank providing the Administrator with control of such Collection Account and the right to assume exclusive control of such Collection Account.
“Collection Account Bank” means, with respect to any Collection Account, the bank maintaining such Collection Account.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Sub-Originator, FleetCor, the Seller or the Servicer (or any Sub-Servicer or agent on its behalf) in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all amounts paid by or on behalf of a Credit Insurer under any Credit Insurance Policy or in respect of any claim thereunder and (d) all other proceeds of such Pool Receivable.
“Comdata Originator” means Comdata Inc., Comdata TN, Inc. or Comdata Network, Inc. of California
“Comdata Receivable” means any indebtedness and other obligations owed to a Comdata Originator or the Seller or any right of the Seller or any Comdata Originator to payment from or on behalf of an Obligor, or any right to reimbursement for funds paid or advanced by the Seller or any Comdata Originator on behalf of an Obligor, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, arising in connection with the sale of goods or the rendering of services by any Comdata Originator (including, without limitation, any obligation to pay any finance charges with respect thereto) in
Exhibit I -5
775839016.11

connection with the “Comdata Card”, “Comcheks” and “Comdata MasterCard Program” and which are identified in the related Comdata Originator’s GEAC or Microsoft D365 accounting system as having one of the following designations:
(a)    COMPANY NO 01 (such designation identifying the obligation as belonging to the “Company 1” accounting classification),
(b)    COMPANY NO MC (such designation identifying the obligation as belonging to the “MasterCard Company” accounting classification), or
(c)    COMPANY NO GV (such designation identifying the obligation as belonging to the “Governmental Company” accounting classification), or any successor designation in effect hereafter as approved in writing by the Administrator (such approval not to be unreasonably withheld or delayed) that identifies the same type of receivables as are identified by the foregoing account codes on the date hereof together with any right to receive payment therefor under any related Contract (whether from the Obligor or otherwise).
“Commitment” means, with respect to any Committed Purchaser or its Purchaser Group (as the case may be), the amount set forth on Schedule V for such Committed Purchaser or in the Assumption Agreement or other agreement pursuant to which it became a Committed Purchaser, in either case, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(e) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b). Upon the occurrence of the Facility Termination Date, each Commitment shall be automatically reduced to zero.
“Commitment Fee” has the meaning set forth in the Purchaser Group Fee Letter.
“Committed Purchaser” means each Purchaser that has a Commitment and each other Person that from time to time becomes a party hereto as a Committed Purchaser pursuant to an Assumption Agreement or a Transfer Supplement or otherwise in accordance with the terms hereof. For the avoidance of doubt, any reference to a “Related Committed Purchaser” in any other Transaction Document shall be deemed to be a reference to a “Committed Purchaser.” Any reference to the “related” Committed Purchaser of any Conduit Purchaser (or words to similar effect) shall be deemed to be a reference to the Committed Purchaser in such Conduit Purchaser’s Purchaser Group.
“Company Note” has the meaning set forth in Section 3.1 of the Sale Agreement.
“Concentration Percentage” means (a) (i) for any Group A Obligor, 10.00%, (ii) for any Group B Obligor, 8.00%, (iii) for any Group C Obligor, 6.00% and (iv) for any Group D Obligor, 4.00%; and (b) for each of the Obligors or groups of Obligors listed in the chart below (each, a “Special Obligor”), the percentage specified in the chart below for such Special Obligor that corresponds with the obligor group in which such Special Obligor belongs at any date of determination (the applicable “Special Concentration Limit”); provided, however, that the Administrator in its sole discretion, may, upon not less than five (5) Business Days’ prior written notice to the Seller, cancel or reduce the Special Concentration Limit with respect to any Special
Exhibit I -6
775839016.11

Obligor, in which case the Concentration Percentage for such Special Obligor(s) shall be determined pursuant to clause (a) above; and provided, further, that, in the event that any other Obligor is or becomes an Affiliate of a Special Obligor (a “Special Affiliate Obligor”), the Special Concentration Limit shall apply to both such Special Affiliate Obligor and such Special Obligor and shall be calculated as if such Special Affiliate Obligor and such Special Obligor were a single Obligor.

Special Obligor	Group Affiliation	Special Concentration Limit
Amazon	Group A Obligor	20.00%
	Group B Obligor	16.00%
	Group C Obligor	12.00%
	Group D Obligor	4.00%

“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the sum of the two (2) largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors; provided, that, when calculating the Concentration Reserve Percentage, the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool owing by the Special Obligors and any Special Affiliate Obligors (each as defined in the definition of “Concentration Percentage”), collectively, exceeding (i) if such Special Obligor is a Group A Obligor, 10.00%, (ii) if such Special Obligor is a Group B Obligor, 8.00%, (iii) if such Special Obligor is a Group C Obligor, 6.00% and (iv) if such Special Obligor is a Group D Obligor, 4.00%, of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool shall be excluded from such calculation; provided, however, that the Administrator in its sole discretion, or the Majority Purchaser Agents, may, upon not less than five (5) Business Days’ prior written notice to the Seller, notwithstanding the immediately preceding proviso, include the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool owing by the Special Obligors and any Special Affiliate Obligors in the calculation of Concentration Reserve Percentage; provided, further, that, for purposes of determining the Concentration Reserve Percentage with respect to any Eligible Receivable that is an Insured Receivable, the “Obligor” thereof (including for purposes of determining such Obligor’s Obligor Percentage and status as a Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor) shall be deemed to be (x) with respect to the Insured Amount of the Outstanding Balance of such Insured Receivable, the related Eligible Credit Insurance Provider and (y) with respect to the remaining Outstanding Balance, if any, the Obligor of such Insured Receivable.
“Conduit Purchaser” means each commercial paper conduit that becomes a party to this Agreement, as a Conduit Purchaser pursuant to an Assumption Agreement or otherwise in accordance with the terms hereof. Any reference to the “related” Conduit Purchaser of any
Exhibit I -7
775839016.11

Committed Purchaser (or words to similar effect) shall be deemed to be a reference to the Conduit Purchaser (if any) in such Committed Purchaser’s Purchaser Group.
“Consolidated Leverage Ratio” has the meaning assigned to such term in the Credit Agreement as in effect on the Thirteenth Amendment Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified (i) if PNC Bank, National Association or any Affiliate thereof is a party to the Credit Agreement as a “Lender”, so long as the Servicer shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery or (ii) if neither PNC Bank, National Association nor any Affiliate thereof is a party to the Credit Agreement as a “Lender” and any such amendment, restatement, refinancing, replacement, supplement or other modification resulted in a change to such defined term or any constituent defined term thereof, so long as the Administrator shall have provided written consent to such change.
“Conforming Changes” means, with respect to Daily 1M SOFR, the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Yield Period,” timing and frequency of determining rates and making payments of Discount and interest, timing of Purchase, borrowing or investment requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrator decides, in consultation with the Seller, may be appropriate to reflect the adoption and implementation of Daily 1M SOFR, the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides, in consultation with the Seller, that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines, in consultation with the Seller, that no market practice for the administration of Daily 1M SOFR, the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrator decides in consultation with the Seller is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Covered Entity” means (a) the Seller, the Servicer, FleetCor, Holdings, each Originator, each Sub-Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
Exhibit I -8
775839016.11

“CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Purchaser Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Discount for any Yield Period with respect to any Portion of Capital funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in a Purchaser Group Fee Letter, an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time. The “CP Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (x) 2.0% per annum above the Base Rate as in effect on such day and (y) the CP Rate as determined above pursuant to this definition.
“CP Rate Capital” means, at any time, any Capital (or portion thereof) of any CP Rate Purchaser, which Capital (or portion thereof) is then being funded by such CP Rate Purchaser through the issuance of Notes. For the avoidance of doubt, to the extent any CP Rate Purchaser funds any Capital through its Liquidity Agreement or any other Program Support Agreement, rather than through the issuance of Notes, such Capital shall not constitute CP Rate Capital.
“CP Rate Purchaser” means any Conduit Purchaser that is a member of MUFG’s Purchaser Group.
“Credit Agreement” means that certain Credit Agreement, dated as of October 24, 2014, among, inter alia, FleetCor, as borrower, Holdings and Bank of America, N.A., as administrative agent, as the same may be amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time.
Exhibit I -9
775839016.11

“Credit Agreement Near Maturity Period” shall be continuing as of any date of determination if any “Maturity Date” then applicable to any “Loan” then outstanding under the Credit Agreement shall fall on a date that is (x) prior to the date set forth in clause (a) of the definition of “Facility Termination Date” set forth in this Agreement and (y) not more than 91 days from such date of determination; provided that in the event of a Permitted Refinancing of the Credit Agreement, the term “Maturity Date” shall instead be deemed to refer to the maturity date (howsoever defined) in the documentation in respect of a Permitted Refinancing of the Credit Agreement.
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator, Sub-Originator and of FleetCor in effect on the date of this Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement.
“Credit Facility” means the credit facility evidenced by the Credit Agreement and all other agreements (including, without limitation, any collateral security agreements), certificates, instruments and documents executed or delivered under or in connection with the Credit Agreement.
“Credit Insurance Policy” means a credit insurance policy naming the Seller as insured, which policy insures the payment of Pool Receivables owing by one or more Obligors.
“Credit Insurer” means each insurance company that provides a Credit Insurance Policy to the Seller.
“Credit Risk Retention Rules” means (i) Section 15G of the Securities Exchange Act of 1934, as amended, and (ii) Articles 5 and 6 of Regulation (EU) 2017/2402 of the European Parliament and of the Council, in each case, together with the rules and regulations thereunder.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If the sum of Daily Simple SOFR as determined above plus the SOFR Adjustment would be less than the SOFR Floor, then such sum shall be deemed to be the SOFR Floor for the purposes of this Agreement and the other Transaction Documents. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (New York City time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of
Exhibit I -10
775839016.11

calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Seller, effective on the date of any such change.
“Daily 1M SOFR” means, for any day, the rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (a) the Term SOFR Reference Rate for such day for a one (1) month period, as published by the Term SOFR Administrator, by (b) a number equal to 1.00 minus the SOFR Reserve Percentage; provided, that if the sum of Daily 1M SOFR, determined as provided above, plus the SOFR Adjustment would be less than the SOFR Floor, then such sum shall be deemed to be the SOFR Floor for the purposes of this Agreement and the other Transaction Documents. The rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Seller.
“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Receivables that are Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales related to all Receivables made by the Originators or Sub-Originators during the three calendar months ended on the last day of such calendar month divided by (ii) 90.
“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).
“Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of this Agreement.
“Defaulted Receivable” means a Receivable:
(a)    as to which any payment, or part thereof, remains unpaid for more than 90 days (or such lesser number of days approved in writing by the Seller and the Administrator for Receivables originated by any specified Originator) from the original due date for such payment; or
(b)    without duplication (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) that has been written off the Seller’s books as uncollectible in accordance with the Credit and Collection Policy.
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Receivables that are Pool Receivables that became Defaulted Receivables during such calendar month (other than Receivables that became Defaulted
Exhibit I -11
775839016.11

Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month), by (b) the aggregate credit sales related to the Receivables made by the Originators or Sub-Originators during the calendar month that is four calendar months before such calendar month (or, with respect to the aggregate credit sales related to the Receivables made by any Originator specified in the parenthetical to clause (a) of the definition of Defaulted Receivable, such other calendar month or period approved in writing by the Seller and the Administrator).
“Defaulting Purchaser” means any Committed Purchaser that (a) has failed to (i) fund any portion of any Purchase (whether directly or indirectly) required to be funded by it within two Business Days of the date required to be funded or (ii) fails to pay the Swingline Purchaser its Swingline Settlement Amount or any interest accrued thereon, (b) has notified the Seller or the Administrator in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations (whether direct or indirect) with respect to any Purchase (unless such writing or public statement indicates that such position is based on such Committed Purchaser’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Termination Event) to funding a Purchase cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Seller or the Administrator made in good faith to provide a certification in writing from an authorized officer of such Committed Purchaser that it will comply with its obligations (and is financially able to meet such obligations) to fund (whether directly or indirectly) prospective Purchases, provided that such Committed Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon such requesting Committed Purchaser’s receipt of such certification in form and substance satisfactory to it and the Administrator or (d) has (i) become the subject of an Insolvency Proceeding or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Committed Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any equity interest in that Committed Purchaser or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Committed Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Committed Purchaser (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Committed Purchaser.
“Deferred Funding Date” has the meaning set forth in Section 1.10.
“Deferred Funding Notice” has the meaning set forth in Section 1.10.
“Deferred Supplemental Purchase” has the meaning set forth in Section 1.10.
“Deferring Purchaser” has the meaning set forth in Section 1.10.
“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Receivables that are Pool
Exhibit I -12
775839016.11

Receivables that were Delinquent Receivables on such day (other than Excise Tax Return Receivables) by (b) the aggregate Outstanding Balance of all Receivables that are Pool Receivables on such day (other than Excise Tax Return Receivables).
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.
“Dilution Horizon Ratio” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%) computed as of the last day of such calendar month of: (a) the aggregate credit sales related to all Receivables made by all of the Originators and Sub-Originators during the most recently ended calendar month, to (b) the Net Receivables Pool Balance.
“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of this Agreement related to all Receivables during such calendar month (provided that solely for purposes of this calculation, such amount shall exclude payments related to credit adjustments during such month with respect to volume rebates and excise tax credits that were credited to the related Obligor and simultaneously debited to the Outstanding Balances of the related Pool Receivables at the time of billing such Pool Receivables) by (b) the aggregate credit sales related to all Receivables made by all of the Originators and Sub-Originators during such calendar month.
“Dilution Reserve Percentage” means, on any day, the product of (a) the sum of (i) 2.50 times the average of the Dilution Ratios for the twelve most recent calendar months, plus (ii) the Dilution Spike Factor, multiplied by (b) the Dilution Horizon Ratio.
“Dilution Spike Factor” means, for any calendar month, the product of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months and (b) (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.
“Discount” means with respect to any Purchaser, for each Portion of Capital for any Yield Period (or portion thereof), the amount of interest, yield or discount (however characterized) accrued on such Portion of Capital during such Yield Period (or portion thereof) in accordance with Section 1.13.
“Discount Rate” means, subject to Section 1.13, for any day in any Yield Period for any Capital (or portion thereof):
(a)    if no Termination Event is then continuing and such Capital (or portion thereof) is not CP Rate Capital, then the sum of (i) either (x) if the Seller has elected for such Capital to accrue Discount by reference to the Term SOFR Rate during such Yield Period in accordance with Section 1.13(c)(i), the Term SOFR Rate for such day, or (y) in any other case (including if no such election has been made), Daily 1M SOFR plus (ii) the SOFR Adjustment;
Exhibit I -13
775839016.11

(b)    if no Termination Event is then continuing and such Capital (or portion thereof) is CP Rate Capital, then the CP Rate; or
(c)    if a Termination Event is then continuing, the greatest of (x) the sum of the Daily 1M SOFR for such day plus the SOFR Adjustment, (y) solely with respect to any Capital (or portion thereof) that is CP Rate Capital, the CP Rate, and (z) the Base Rate for such day (in any such case, plus any additional margin or spread imposed pursuant to Section 1.13(d)).
For the avoidance of doubt, if any Capital is converted to, or deemed to be, a Base Rate Capital pursuant to the terms hereof, the Discount Rate for such Capital shall be the Base Rate as in effect from time to time (plus any additional margin or spread imposed pursuant to Section 1.13(d)).
“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” means, in each case, the lawful currency of the United States of America.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrator) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Administrator from time to time) on the date that is one (1) Business Day immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrator using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrator using any method of determination it deems appropriate in its sole discretion. Any determination by the Administrator pursuant to clauses (b) and (c) above shall be conclusive absent manifest error.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
Exhibit I -14
775839016.11

“Euro” or “€” mean the lawful currency of the Participating Member States.
“Eligible Collection Account” means a Collection Account maintained in the name of the Seller and subject to a Collection Account Agreement.
“Eligible Credit Insurance” means a Credit Insurance Policy issued by an Eligible Credit Insurance Provider, which policy (a) has been approved in writing by the Administrator in its sole discretion, (b) is in full force and effect, (c) under which the Administrator is an additional insured, loss-payee or bank-beneficiary (as the case may be) entitled to make, and receive payment of, insurance claims thereunder, (d) contains terms and endorsements permitting the transactions contemplated by the Transaction Documents (including with respect to the Pool Receivables insured thereby and the Seller-Related Parties and the Purchaser Parties), and (e) with respect to which, all due and payable premiums have been paid in full. For the avoidance of doubt, if the Credit Insurer of such a Credit Insurance Policy ceases to be an Eligible Credit Insurance Provider, such policy shall cease to constitute Eligible Credit Insurance. No Eligible Credit Insurance is in effect as of the Thirteenth Amendment Date.
“Eligible Credit Insurance Provider” means an insurance company in the business of issuing commercial credit insurance (a) which company is not an Affiliate of any Seller-Related Party and (b) with respect to which, it has not had any credit rating assigned by any of Moody’s, Standard Poor’s or A.M. Best Company, Inc. to it reduced by two or more ratings “notches” since the time any Credit Insurance Policy written by such Credit Insurer became Eligible Credit Insurance hereunder; provided, that, with respect to any Credit Insurance Policy issued by multiple insurance providers, the Administrator may elect (in its sole discretion) to treat such syndicate as a single insurer and apply a weighted average credit rating.
“Eligible Foreign Obligor” means a Foreign Obligor that is organized under the laws of a country (or any political subdivision thereof) that is a member state of the Organisation for Economic Co-operation and Development (OECD).
“Eligible Receivable” means, at any time, a Pool Receivable:
(a)    the Obligor of which is (i) a resident of the United States or Canada or is an Eligible Foreign Obligor, (ii) not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement, (iii) not an Affiliate of FleetCor or any Affiliate of FleetCor, (iv) a commercial entity and is not a “consumer obligor” (as such term is defined in any applicable UCC), (v) not the Obligor with respect to Defaulted Receivables (in the aggregate) with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables, (vi) not a Sanctioned Person and (vii) not an Excluded Obligor (except, in the case of this clause (vii), with respect to Receivables originated prior to the applicable Excluded Obligor Date, subject to Section 4.7(c));
(b)    that (i) is denominated and payable only in Dollars or an Alternative Currency in the United States or Canada, and (ii) with respect to any Receivable billed or invoiced after December 14, 2014, the related Obligor has been instructed to remit (or has authorized the Servicer or an Originator to debit such Obligor’s account and remit on such Obligor’s behalf) Collections in respect thereof to an Eligible Collection Account
Exhibit I -15
775839016.11

(except as otherwise permitted by Section 4 in Schedule IV) or related Lock-Box in the United States of America or Canada;
(c)    that is not a Delinquent Receivable or a Defaulted Receivable;
(d)    that does not have a stated maturity which is more than 90 days after the original invoice date of such Receivable;
(e)    that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of an Originator’s or Sub-Originator’s business;
(f)    that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;
(g)    that conforms in all material respects with all applicable laws, rulings and regulations in effect;
(h)    that is not the subject of any asserted dispute or any offset (including, without limitation, any contra payable or sales tax payable by FleetCor to a taxing authority), hold back, defense, Adverse Claim or other claim, but any such Pool Receivable shall be ineligible only to the extent of such dispute, offset, hold back, defense, Adverse Claim or other claim;
(i)    that satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy;
(j)    that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement;
(k)    in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor); provided, however, that Excise Tax Return Receivables which otherwise meet each of the other criteria set forth in this definition shall not fail to be “Eligible Receivables” hereunder for failure to satisfy this clause (k);
(l)    for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;
(m)    that constitutes an account or payment intangible as defined in the UCC, and that is not evidenced by instruments or chattel paper;
(n)    for which none of the Originator or Sub-Originator thereof, the Seller and the Servicer has established any offset arrangements with the related Obligor;
Exhibit I -16
775839016.11

(o)    that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator or Sub-Originator thereof;
(p)    that, if such Receivable is an Excise Tax Return Receivable, it does not relate to the State of Mississippi, the State of Delaware or any other State designated by the Administrator (with the consent of the Majority Purchaser Agents) to the Seller in writing; and
(q)    that, if such Receivable is a BP Receivable, arises under the BP Card Issuing and Operating Agreement and is serviced by the Servicer or by a Person reasonably satisfactory to the Majority Purchaser Agents pursuant to the terms of an alternate sub-servicing agreement, in form and substance reasonably satisfactory to the Majority Purchaser Agents pursuant to guidelines and policies which have been approved in writing by each of the Majority Purchaser Agents.
“Embargoed Property” means any property (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or possible violation by any Purchaser or the Administrator of any applicable International Trade Law if the Purchasers were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator, any Sub-Originator or FleetCor, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator, any Sub-Originator or FleetCor, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any Sub-Originator, any corporation described in clause (a) or any trade or business described in clause (b).
“Erroneous Payment” has the meaning assigned to it in Section 5.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 5.10(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 5.10(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 5.10(d).
“Event of Bankruptcy” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the
Exhibit I -17
775839016.11

benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Exception Account” means each account listed in Part II on Schedule II to this Agreement as an Exception Account (in each case, in the name of an Exception Account Originator) and maintained at a bank or other financial institution acting as an Exception Account Bank.
“Exception Account Bank” means any of the banks or other financial institutions holding one or more Exception Accounts.
“Exception Account Obligor” means each Obligor of a Receivable originated by an Exception Account Originator.
“Exception Account Originator” means each of TA Connections DE, LLC, a Delaware limited liability company, and TA Connections IL, LLC, an Illinois limited liability company.
“Excess Concentration Amount” means the sum of the following (without duplication):
(a)    the sum of the amounts calculated for each of the Obligors (other than the Internal Revenue Service) equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor then in the Receivables Pool, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; provided, that, for purposes of this clause (a), for any Eligible Receivable that is an Insured Receivable, the “Obligor” thereof shall be deemed to be (A) with respect to the Insured Amount of the Outstanding Balance of any Insured Receivable, the related Eligible Credit Insurance Provider and (B) with respect to the remaining Outstanding Balance, if any, the Obligor of such Insured Receivable; plus
(b)    the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are Excise Tax Return Receivables, exceeds (ii) 2.50% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(c )    the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are Revolving Receivables, exceeds (ii) 10.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(d)    [reserved]; plus
(e)    the amount (if any) by which (i) the sum of (A) the aggregate Outstanding Balance of the Eligible Receivables (other than any such Receivables owing by Amazon) then in the Receivables Pool that have a stated maturity which is more than 30 days after the original invoice date of such Receivable and (B) the aggregate Outstanding Balance of the Eligible Receivables owing by Amazon then in the Receivables Pool that have a stated maturity which is more than 60 days after the original invoice date of such
Exhibit I -18
775839016.11

Receivable exceeds (ii) 10.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(f)    the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are Export Receivables, exceeds (ii) 5.0% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(g)    the amount (if any) of (a) the aggregate Outstanding Balance of the Eligible Receivables that is denominated in an Alternative Currency, over (b) the product of (A) 2.0%, multiplied by (B) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Excise Tax Return Receivables” means Federal and State excise tax refund claims filed by any Originator or Sub-Originator to recover taxes paid by any Originator or Sub-Originator related to sales to tax-exempt Obligors whereby any Originator or Sub-Originator is legally entitled to receive such refund claims.
“Excluded FEMA Collections” means any FEMA Collections in respect of Excluded Receivables.
“Excluded Obligor” means any Obligor or any Subsidiary thereof listed on Schedule VII to this Agreement from time to time that (i) the Seller, the Servicer, the Administrator and the Majority Purchaser Agents have agreed in writing shall constitute an “Excluded Obligor” or (ii) has been designated as such in an Excluded Obligor Request that has satisfied each of the requirements set forth in Section 4.7 of this Agreement.
“Excluded Obligor Date” means, with respect to each Excluded Obligor, the applicable date designated as such in the related Excluded Obligor Request or in a separate writing delivered in accordance with clause (i) of the “Excluded Obligor” definition.
“Excluded Obligor Request” means a request, in substantially the form of Annex H to this Agreement, made by or on behalf of the Servicer pursuant to Section 4.7 of this Agreement.
“Excluded Receivable” means any (i) FEMA Receivable arising with respect to emergency lodging assistance for victims of sudden disasters or humanitarian efforts or (ii) Receivable originated on or after the applicable Excluded Obligor Date, the Obligor of which is an Excluded Obligor or any Subsidiary thereof.
“Export Receivable” means any Receivable the Obligor of which is an Eligible Foreign Obligor.
“Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.
“Facility Termination Date” means the earliest to occur of: (a) with respect to each Purchaser, January 24, 2028, subject to any extension pursuant to Section 1.11 of this Agreement (it being understood that if any such Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group
Exhibit I -19
775839016.11

by an amount equal to the Commitment of such Exiting Purchaser and the Ratable Shares of the Purchaser Groups shall be appropriately adjusted), (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of this Agreement, (d) with respect to each Purchaser Group, the date that the commitment, of the Committed Purchaser in such Purchaser Group terminates pursuant to Section 1.11, (e) the date which is 60 days after the date on which the Administrator and each Purchaser Agent has received written notice from the Seller of its election to terminate the Purchase Facility and (f) during any Credit Agreement Near Maturity Period, the first occurring “Maturity Date” for any “Loan” then outstanding under the Credit Agreement.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.
“Federal Government Obligor” means an Obligor that is the United States of America or any agency, department, or instrumentality of the United States of America.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fees” means the fees payable by the Seller to each member of each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter. Servicing Fees shall not constitute “Fees.”
“FEMA” means the Federal Emergency Management Agency (FEMA), an agency of the United States Department of Homeland Security
“FEMA Collections” means, with respect to any FEMA Receivable: (a) all funds that are received by Fleetcor or any Affiliate thereof, in payment of any amounts owed in respect of such FEMA Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such FEMA Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other Person directly or indirectly liable for the payment of such FEMA Receivable and available to be applied thereon) and (b) all other proceeds of such FEMA Receivable.
“FEMA Receivable” means any indebtedness and other obligations owed to an Originator, FleetCor or the Seller by FEMA or any right of any Originator, FleetCor or the Seller to payment from FEMA.
“Fifth Third” has the meaning set forth in the preamble to this Agreement.
“Final Payout Date” means the date on or after the Facility Termination Date when (i) the Aggregate Capital has been reduced to zero, (ii) all accrued Discount has been paid in full and (iii) all other amounts owed to the Administrator, the Purchaser Agents, the Purchasers the Indemnified Parties and the other Affected Persons by the Seller, the Originators, the Sub-Originators, FleetCor, Holdings and the Servicer under this Agreement and the other Transaction Documents have been paid in full.
“Fitch” means Fitch Ratings.
Exhibit I -20
775839016.11

“FleetCor” has the meaning set forth in the preamble to this Agreement.
“Foreign Obligor” means an Obligor that is not a resident of the United States or Canada.
“Foreign Purchaser” has the meaning set forth in Section 1.9(b) of this Agreement.
“GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied.
“Gotham” has the meaning set forth in the preamble to this Agreement.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A-l” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group A Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess Concentration Amount” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” or better by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group B Obligor” if it satisfies either clause (a) or (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage” and clause (a) of the definition of “Excess
Exhibit I -21
775839016.11

Concentration Amount” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor” or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” or better by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, however, if such Obligor is rated by only one of such rating agencies, then such Obligor will be a “Group C Obligor” if it satisfies either clause (a) or clause (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, and clause (a) of the definition of “Excess Concentration Amount” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor” or “Group B Obligor” in which case such Obligor shall be separately treated as a Group A Obligor or Group B Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.
“Group Capital” means with respect to any Purchaser Group, an amount equal to the aggregate of all Capital of the Purchasers within such Purchaser Group.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor; provided, that any Obligor (or its parent or majority owner, as applicable, if such Obligor is unrated) that is not rated by both Moody’s and S&P shall be a Group D Obligor.
“Holdings” means Corpay, Inc., a Delaware corporation.
“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.
“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.
“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.
“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Insured Amount” means, with respect to any Insured Receivable, the excess, if any, of (a) the Outstanding Balance of such Receivable, over (b) the total amount of deductibles and coinsurance with respect to a claim in an amount equal to the Outstanding Balance of such
Exhibit I -22
775839016.11

Insured Receivable and such other amounts as determined by the Administrator (in its sole discretion) likely to diminish any recovery for a related claim under the related Eligible Credit Insurance (including, without limitation, fees associated with claims, any discount to present value based on the expected timing of such recovery, other “haircut” amounts based on the likelihood of recovery under the related Eligible Credit Insurance).
“Insured Receivable” means each Receivable of an Obligor for which the Outstanding Balance (when aggregated with each other Receivables owing by such Obligor that was originated prior to such Receivable) is equal to or less than the then-effective maximum amount available for payments established for such Obligor for all claims relating to such Obligor during the related policy period under and pursuant to Eligible Credit Insurance; provided, that no Receivable shall constitute an Insured Receivable at any time the Credit Insurance Policy relating thereto shall cease to constitute Eligible Credit Insurance.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.
“International Trade Laws” means all laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.
“Joinder Conditions” means, as to any Small Originator that is proposed to join the Sale Agreement as an Originator, (i) such proposed additional Small Originator shall have delivered to the Administrator each of the documents with respect to such Originator described in Section 4.3 of the Sale Agreement, in each case in form and substance reasonably satisfactory to the Administrator, (ii) the aggregate Outstanding Balance of all Receivables of such Small Originator plus the aggregate Outstanding Balance of all Receivables of each other Small Originator joined to the Sale Agreement pursuant to an amendment not consented to by the Majority Purchaser Agents during the previous 12 months do not exceed, as of any date of determination, 10.0% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool, (iii) no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing and (iv) no Termination Event or Unmatured Termination Event shall have occurred and be continuing.
“LCR Security” means any commercial paper or security (other than equity securities issued to Teleflex or any Originator that is a consolidated subsidiary of FleetCor under GAAP) within the meaning of Paragraph __.32(e)(1)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).
“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.
“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.
Exhibit I -23
775839016.11

“Lock-Box” means each post office box listed on Part I of Schedule II to this Agreement maintained by a Collection Account Bank and associated with a Collection Account for purposes of receiving checks and other remittances of Collections for deposit to such Collection Account.
“Loss Horizon Ratio” means, at any time, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and Sub-Originator during the three most recent calendar months, plus (ii) 50% of the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and Sub-Originator during the fourth most recent calendar month by (b) the Net Receivables Pool Balance.
“Loss Reserve Percentage” means, at any time, the product of (b) 2.50, multiplied by (b) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (c) the Loss Horizon Ratio.
“Majority Purchaser Agents” means, at any time, one or more Purchaser Agents of Purchaser Groups that have aggregate Commitments (or, following the Facility Termination Date, Group Capital) equal to more than fifty percent (50%) of the Purchase Limit (or, following the Facility Termination Date, the Aggregate Capital); provided, however, that so long as there is more than one Purchaser Group, no single Purchaser Agent shall constitute the “Majority Purchaser Agents;” and provided, further, that solely for purposes of this definition, (i) the Commitment and Capital of any Defaulting Purchaser and its related Conduit Purchaser (if any) shall be disregarded (and subtracted from the Purchase Limit) until such time as the relevant Committed Purchaser no longer constitutes a Defaulting Purchaser and (ii) so long as any amount is owed by any Committed Purchaser to the Administrator pursuant to Section 1.2(b)(ii), (x) the Commitment of the Purchaser Group containing the Person then serving as Administrator shall be deemed to have been increased by such amount and (y) the Commitment of the Purchaser Group containing such Committed Purchaser shall be deemed to have been decreased by such amount.
“Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:
(a)    the assets, operations, business or financial condition of such Person,
(b)    the ability of any of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party,
(c)    the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectibility of the Pool Receivables, or
(d)    the status, perfection, enforceability or priority of the Administrator’s, any Purchaser’s or the Seller’s interest in the Pool Assets.
“Minimum Dilution Reserve Percentage” means, on any day, the product of (a) the average of the Dilution Ratios for the twelve most recent calendar months, multiplied by (b) the Dilution Horizon Ratio.
Exhibit I -24
775839016.11

“Monthly Information Package” means each report, in substantially the form of Annex A to this Agreement, furnished by or on behalf of the Servicer to the Administrator and each Purchaser Agent pursuant to this Agreement.
“Monthly Settlement Date” means the 7th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that on and after the occurrence and continuation of any Termination Event, the Monthly Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Monthly Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Monthly Settlement Date pursuant to this definition.
“Moody’s” means Moody’s Investors Service, Inc.
“MUFG” has the meaning set forth in the preamble to this Agreement.
“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration Amount; provided, that, for purposes of any Weekly Information Package, such calculation shall be made according to the methodology determined by the Administrator, with the consent (which consents maybe be provided by email) of each Purchaser Agent.
“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.
“Non-Deferring Purchaser” has the meaning set forth in Section 1.10.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor and its Affiliates less the amount (if any) then included in the calculation of the Excess Concentration Amount with respect to such Obligor and its Affiliates and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.
“Original Agreement” has the meaning set forth in Section of this Agreement entitled “Amendment and Restatement.”
“Originator” means each Person from time to time party to the Sale Agreement as an Originator.
“Other Connection Taxes” means, with respect to any Purchaser, taxes imposed as a result of a present or former connection between such Purchaser and the jurisdiction imposing such tax (other than connections arising solely from such Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under or engaged in any other transaction pursuant to this Agreement).
Exhibit I -25
775839016.11

“Outstanding Balance” of any Receivable at any time means the Dollar Equivalent of the then outstanding principal balance thereof.
“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Administrator for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrator at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero percent (0.00%) per annum, then such rate shall be deemed to be zero percent (0.00%) per annum. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.
“Participant” has the meaning set forth in Section 6.3(c) of this Agreement.
“Participant Register” has the meaning set forth in Section 6.3(d) of this Agreement.
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Payment Recipient” has the meaning set forth in Section 5.10(a) of this Agreement.
“Performance Guaranty” means the Amended and Restated Performance Guaranty, dated as of the date hereof, by each of FleetCor and Holdings in favor of the Administrator for the benefit of the Purchasers and Purchaser Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Permitted Encumbrances” means (a) liens created or arising in favor of Administrator for the benefit of Purchasers pursuant to the Transaction Documents; and (b) solely in the case of any Originator or any Sub-Originator (i) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been established by the applicable Originator or Sub-Originator in accordance with GAAP; provided, that the lien shall have no effect on the priority of the liens in favor of Administrator or the value of the assets in which Administrator has such a lien and a stay of enforcement of any such lien shall be in effect; (ii) judgment liens, not in excess of $250,000, that have been stayed or bonded and are being contested in good faith by the applicable Originator or Sub-Originator; provided that proper reserves have been established therefor by such Originator or Sub-Originator in accordance with GAAP, and (iii) mechanics’, workers’, materialmen’s or other like liens, not in excess of $100,000, arising in the ordinary course of such Originator’s or Sub-Originator’s business with respect to obligations which are not due or which are being contested in good faith by such Originator or Sub-Originator and for
Exhibit I -26
775839016.11

which proper reserves have been established in accordance with GAAP, and which have not been outstanding for longer than 30 days.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, replacement, renewal, extension or other refinancing transaction of any Debt of such Person that refinances such Debt in full.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“PNC” has the meaning set forth in the preamble to this Agreement.
“Pool Assets” has the meaning set forth in Section 1.2(e) of this Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular discount rate basis.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to each Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.
“Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.
“Purchase Date” means the date of which a Purchase, Swingline Purchase or Reinvestment is made pursuant to this Agreement.
“Purchase Facility” has the meaning set forth in Section 1.1 of the Sale Agreement.
“Purchase Limit” means $1,800,000,000, as such amount may be increased pursuant to Section 1.1(c) of this Agreement or reduced pursuant to Section 1.1(b) of this Agreement or otherwise in connection with any Exiting Purchaser. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Aggregate Capital.
“Purchase Notice” has the meaning set forth in Section 1.2(a) to this Agreement.
“Purchase Price” has the meaning set forth in Section 2.1 of the Sale Agreement.
Exhibit I -27
775839016.11

“Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:
Aggregate Capital + Total Reserves
Net Receivables Pool Balance
The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.
“Purchaser” means each Conduit Purchaser, Swingline Purchaser and Committed Purchaser.
“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.
“Purchaser Group” means, with respect to each Committed Purchaser, its related Conduit Purchaser (if any) and the Purchaser Agent for such Committed Purchaser and such Conduit Purchaser (if any). The Purchaser Groups in existence as of the Closing Date are set forth on Schedule V.
“Purchaser Group Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.
“Purchaser Party” means each Purchaser, Purchaser Group Agent, the Structuring Agent and the Administrator.
“Purchasers’ Share” of any amount, at any time, means such amount multiplied by the Purchased Interest at such time.
“Purchasing Committed Purchaser” has the meaning set forth in Section 6.3(e) of this Agreement.
“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.
“Receivable” means (a) with respect to Receivables other than the Comdata Receivables, any indebtedness and other obligations owed to any Originator, Sub-Originator or the Seller or any right of the Seller, any Originator or any Sub-Originator to payment from or on behalf of an Obligor (including, if applicable, in respect of any Excise Tax Return Receivables), or any right to reimbursement for funds paid or advanced by the Seller or any Originator or Sub-Originator on behalf of an Obligor (including, if applicable, in respect of any Excise Tax Return Receivables), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, (i) arising out of or in connection with (x) the use of a credit or charge card or information contained on or for use with such card, (y) the sale of goods or (z) the rendering of services, or (ii) constituting amounts payable by licensees and/or Excise Tax Return Receivables (whether or not earned by performance), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto and (b) the Comdata Receivables; provided that no Excluded Receivable shall constitute a Receivable.
Exhibit I -28
775839016.11

Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.
“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.
“Receivables Transfer Agreement” means the Receivables Transfer Agreement, dated as of the date hereof, among Comdata Inc., as buyer, and Comdata Receivables, Inc., as seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Register” has the meaning set forth in Section 6.3(b) of this Agreement
“Reinvest” and “Reinvestment” have the meanings set forth in Section 1.4(b)(ii).
“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.
“Related Security” means, with respect to any Receivable:
(a)    all of the Seller’s and the Originator or Sub-Originator thereof' s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,
(b)    all instruments and chattel paper that may evidence such Receivable,
(c)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,
(d)    solely to the extent applicable to such Receivable, all of the Seller’s and the Originator or Sub-Originator thereof’s rights, interests and claims under the Contracts relating to such Receivable, and all guaranties, indemnities, insurance (including any Credit Insurance Policy) and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and
(e)    all of the Seller’s and the Originator or Sub-Originator thereof’s rights, interests and claims under the Sale Agreement, the Sub-Originator Sale Agreement, the Receivables Transfer Agreement and the other Transaction Documents.
“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or Anti-Corruption Law or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law or Anti-Corruption Law.
Exhibit I -29
775839016.11

“Responsible Officer” of any Originator or Sub-Originator means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer and, as to any document delivered on the Closing Date, any of the foregoing and, in addition, any vice president, secretary or assistant secretary, of such Originator or Sub-Originator. Any document delivered hereunder that is signed by a Responsible Officer of an Originator or Sub-Originator shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Originator or Sub-Originator and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Originator or Sub-Originator.
“Required Capital Amount” means $30,000,000.
“Revolving Receivables” means, on any date of determination, any Pool Receivable (i) with respect to which, FleetCor and the related Obligor have agreed that the outstanding balance under the related Contract may revolve during specified periods, (ii) that is or should be characterized as revolving on FleetCor’s systems and records and (iii) that has been billed and on which, following any scheduled payment date with respect thereto, there continues to remain outstanding a principal balance on invoices issued or recorded prior to such payment date; it being understood that a Receivable which is not treated as a Revolving Receivable during any applicable reporting period because of a failure to satisfy each of clauses (i) through (iii) above during such period may from time to time thereafter be treated as a Revolving Receivable in any one or more subsequent reporting periods in which each of such clauses (i) through (iii) is, in fact, so satisfied at such time.
“Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of the date hereof among the Seller and the Originators, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose laws apply to this Agreement.
“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of sanctions administered by OFAC which broadly prohibit dealings with that country, territory, or region (as of the Closing Date is Iran, Syria, Cuba, North Korea, and the Crimea region of the Ukraine).
“Seller” has the meaning set forth in the preamble to this Agreement.
Exhibit I -30
775839016.11

“Seller-Related Party” means the Seller, any Servicer, FleetCor, Holdings or any Originator.
“Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicing Fee” shall mean the fee referred to in Section 4.6 of this Agreement.
“Servicing Fee Rate” shall have the meaning set forth in Section 4.6 of this Agreement.
“Settlement Date” shall mean each Weekly Settlement Date or Monthly Settlement Date, as applicable.
“Small Originator” means any wholly-owned Subsidiary (organized under the laws of the United States or any state thereof) of Fleetcor for which the aggregate Outstanding Balance of all Receivables of such Subsidiary do not exceed, as of any date of determination, 3.0% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool.
“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Adjustment” means 0.10%.
“SOFR Floor” means a rate of interest per annum equal to 0.0 basis points (0.00%).
“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
“Solvent” means, with respect to any Person at any time, a condition under which:
(i)    the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;
(ii)    the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);
(iii)    such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and
(iv)    such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
Exhibit I -31
775839016.11

For purposes of this definition:
(A)    the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;
(B)    the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;
(C)    the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and
(D)    the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.
“Standard & Poor’s” or “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sterling”, “GBP” or “£” mean the lawful currency of the United Kingdom.
“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.
“Sub-Originator” means each Person party to the Sub-Originator Sale Agreement as a “Seller”.
“Sub-Originator Sale Agreement” means the Receivables Purchase and Sale Agreement, dated as of the date hereof, among Comdata Inc., as buyer, and the Sub-Originators, as sellers, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person; provided, that, solely for purposes of Sections 2(a)(i) and 2(a)(ii) of Exhibit IV, “Subsidiary” shall have the meaning assigned to such term in the Credit Agreement as in effect on the Thirteenth Amendment Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified so long as the Servicer shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery.
Exhibit I -32
775839016.11

“Swingline Capital” means, at any time, the aggregate outstanding Capital held by the Swingline Purchaser in respect of Swingline Purchases to the extent such Capital has not been voluntarily reduced by the Seller pursuant to Section 1.4(f) or purchased by Committed Purchasers pursuant to Section 1.2(c)(iii).
“Swingline Purchase” has the meaning specified in Section 1.1(a)(i).
“Swingline Purchase Notice” has the meaning specified in Section 1.2(c).
“Swingline Purchaser” means PNC.
“Swingline Settlement Amount” has the meaning specified in Section 1.2(c)(iii).
“Swingline Settlement Date” means (a) every other Monday beginning on and including Monday, April 12, 2021 (or if any such Monday is not a Business Day, the next succeeding Business Day) and (b) such other Business Day as the Swingline Purchaser may specify in writing to the other Purchasers upon not less than one (1) Business Day’s prior written notice. For the avoidance of doubt, the Swingline Settlement Date shall not be the Purchase Date for such Swingline Purchase unless such day is the Facility Termination Date.
“Swingline Statement” has the meaning specified in Section 1.2(c)(iii).
“Swingline Sub-Limit” means $300,000,000.
“Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.
“Taxes” has the meaning set forth in Section 1.9(a).
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrator in its reasonable discretion).
“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Reference Rate applies, for any day in any Yield Period, the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Yield Period on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Yield Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the sum of the Term SOFR Rate as determined above plus the SOFR Adjustment would be less than the SOFR Floor, then such sum shall be deemed to be the SOFR Floor for the purposes of this Agreement and the other Transaction Documents. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (New York City time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
Exhibit I -33
775839016.11

“Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.
“Termination Event” has the meaning specified in Exhibit V to this Agreement.
“Thirteenth Amendment Date” means January 24, 2025.
“Threshold Amount” has the meaning assigned to such term in the Credit Agreement as in effect on the Thirteenth Amendment Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified (i) if PNC Bank, National Association or any Affiliate thereof is a party to the Credit Agreement as a “Lender”, so long as the Servicer shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery or (ii) if neither PNC Bank, National Association nor any Affiliate thereof is a party to the Credit Agreement as a “Lender” and any such amendment, restatement, refinancing, replacement, supplement or other modification resulted in a change to such defined term or any constituent defined term thereof, so long as the Administrator shall have provided written consent to such change.
“Total Reserves” means, at any time of determination, an amount equal to the product of (a) the sum of: (i) the Yield Reserve Percentage, plus (ii) the greater of (x) the sum of the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and (y) the sum of the Dilution Reserve Percentage, plus the Loss Reserve Percentage times (b) the Net Receivables Pool Balance.
“Transaction Documents” means this Agreement, the Collection Account Agreements, each Purchaser Group Fee Letter, the Sale Agreement, the Sub-Originator Sale Agreement, the Receivables Transfer Agreement, the Performance Guaranty, the BP Card Issuing and Operating Agreement, any Credit Insurance Policy and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Transfer Supplement” has the meaning set forth in Section 6.3(e) of this Agreement.
“Twelfth Amendment Date” means December 20, 2023.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
Exhibit I -34
775839016.11

“U.S. Person” means any “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.
“Victory” has the meaning set forth in the preamble to this Agreement.
“Weekly Cutoff Date” means (a) with respect to each Originator (other than Comdata Inc.), the most recent Monday (or the next succeeding Business Day if such day is not a Business Day) or (b) with respect to Comdata Inc. and each Sub-Originator, the most recent Sunday; provided, however, that the Administrator may, at is sole discretion, upon at least sixty (60) days’ notice to the Seller designate another day as the Weekly Cutoff Date.
“Weekly Information Package” means a report, in substantially the form of Annex E to this Agreement, furnished to the Administrator and each Purchaser Agent pursuant to Section 1(a)(ii) of Exhibit IV to this Agreement and Section 2(a)(iv) of Exhibit IV to this Agreement, reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.
“Weekly Settlement Date” means each Thursday of each week (or the next succeeding Business Day if such day is not a Business Day), beginning with the first Thursday after the Closing Date.
“Wells” has the meaning set forth in the preamble to this Agreement.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yield Period” means, with respect to any Capital, (a) before the Facility Termination Date: (i) initially, the period commencing on the date such Capital is funded hereunder and ending on (but not including) the next Monthly Settlement Date and (ii) thereafter, each period commencing on the first day of a calendar month and ending on the last day of such calendar month and (b) on and after the Facility Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period commencing on a the first day of a calendar month and ending on the last day of such calendar month.
“Yield Reserve Percentage” means, at any time of determination:
1.50 x DSO x (BR + SFR)
        360
where:
BR    =    the Base Rate;
DSO    =    the Days’ Sales Outstanding for the most recently ended calendar month; and
SFR    =    the Servicing Fee Rate.
Exhibit I -35
775839016.11

Other Terms.
(a)    All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied pursuant to the Credit Agreement as in effect on the Thirteenth Amendment Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified so long as the Servicer shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.
(b)    Section 1.13 of this Agreement provides a mechanism for determining an alternative rate of discount in the event that the Term SOFR Rate or Daily 1M SOFR is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or Daily 1M SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefor.
(c)    Conforming Changes Relating to Term SOFR or Daily 1M SOFR. The Administrator, in consultation with the Seller, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrator shall provide notice to the Seller and the Purchasers each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

Exhibit I -36
775839016.11

EXHIBIT II
CONDITIONS PRECEDENT TO EFFECTIVENESS AND PURCHASES
1.    Conditions Precedent to Initial Purchase. The effectiveness of this Agreement is subject to the condition precedent that the Administrator and each Purchaser Agent shall have received on or before the date of such Purchase, each in form and substance (including the date thereof) satisfactory to the Administrator and each Purchaser Agent:
(a)    Counterparts of this Agreement and the other Transaction Documents executed by the parties thereto.
(b)    Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originators, the Sub-Originators and the Servicer authorizing the execution, delivery and performance by the Seller, such Originator, such Sub-Originator and the Servicer, as the case may be, of this Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents and (iii) the organizational documents of the Seller, each Originator, each Sub-Originator and the Servicer.
(c)    A certificate of the Secretary or Assistant Secretary of the Seller, the Originators, the Sub-Originators and the Servicer certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from the Seller, an Originator, a Sub-Originator or the Servicer, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator, such Sub-Originator or the Servicer, as the case may be.
(d)    Proper financing statements to be filed on or promptly after the Closing Date or time-stamped receipt copies of proper financing statements filed prior to the Closing Date, as applicable, under the UCC of all jurisdictions that the Administrator and each Purchaser Agent may deem necessary or desirable in order to perfect the interests of the Seller and the Administrator (on behalf of each Purchaser) contemplated by this Agreement, the Sale Agreement and the Sub-Originator Sale Agreement.
(e)    Proper financing statements to be filed on or promptly after the Closing Date or time-stamped receipt copies of proper financing statements filed prior to the Closing Date, as applicable, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators, the Sub-Originators or the Seller.
(f)    Lien Search Results with respect to the Seller, each Originator and each Sub-Originator.
Exhibit II - 1
775839016.11

(g)    Favorable opinions, addressed to the Administrator, each Purchaser and each Purchaser Agent, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, of counsel for Seller, the Originators, the Sub-Originators and the Servicer, covering such matters as the Administrator or any Purchaser Agent may reasonably request, including, without limitation, organizational and enforceability matters, noncontravention matters and certain bankruptcy matters.
(h)    A pro forma Monthly Information Package representing the performance of the Receivables Pool for the calendar month before closing and pro forma Weekly Information Package representing the performance of the Receivables Pool for the calendar week before closing.
(i)    Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement and the applicable Purchaser Group Fee Letters.
(j)    Good standing certificates with respect to each of the Seller, the Originators, the Sub-Originators and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person’s organization and principal place of business.
(k)    Such other approvals, opinions or documents as the Administrator or any Purchaser Agent may reasonably request.
(l)    Holdings shall own (directly or indirectly) all of the equity interests of the Comdata Originators.
2.    Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase), each Swingline Purchase and each Reinvestment shall be subject to the further conditions precedent that:
(a)    in the case of each Purchase and Swingline Purchase, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase, in form and substance satisfactory to the Administrator and each Purchaser Agent, the most recent Weekly Information Package to reflect the level of the Aggregate Capital and related reserves after such subsequent purchase; and
(b)    on the date of such Purchase, Swingline Purchase or Reinvestment the following statements shall be true (and acceptance of the proceeds of such Purchase, Swingline Purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):
(i)    the representations and warranties contained in Exhibit III to this Agreement are true and correct in all material respects on and as of the date of such Purchase or Reinvestment as though made on and as of such date except for
Exhibit II - 2
775839016.11

representations and warranties which apply as to an earlier date (in which case such representations and warranties are true and correct as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;
(iii)    after giving effect to any such Purchase, Swingline Purchase or Reinvestment, (A) the Aggregate Capital shall not be greater than the Purchase Limit, (B) the Purchased Interest shall not exceed 100%, and (C) in the case of any Swingline Purchase, (x) the aggregate Swingline Capital will not exceed the Swingline Sub-Limit and (y) the Aggregate Capital will not exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser; and
(iv)    the Facility Termination Date has not occurred.

Exhibit II - 3
775839016.11

EXHIBIT III
REPRESENTATIONS AND WARRANTIES
1.    Representations and Warranties of the Seller. The Seller represents and warrants to the Administrator, the Structuring Agent, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:
(a)    Existence and Power. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except if failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.
(b)    Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party are within the Seller’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements and continuation statements), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of the Seller or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or result in the creation or imposition of any lien (other than liens in favor of the Administrator) on assets of the Seller.
(c)    Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)    Accuracy of Information. All information heretofore furnished by the Seller to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Seller to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
(e)    Actions, Suits. Except as set forth in Schedule IV, there are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened against or affecting the Seller or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Seller (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
Exhibit III - 1
775839016.11

(f)    Accuracy of Exhibits; Lock-Box Arrangements.  The names and addresses of all the Collection Account Banks together with the account numbers of the Collection Accounts at such Collection Account Banks and the address of each associated Lock-Box, are specified in Schedule II to this Agreement (or at such other Collection Account Banks and/or with such other Collection Accounts or associated Lock-Boxes as have been notified to the Administrator), and all Collection Accounts are Eligible Collection Accounts (except as otherwise permitted by Section 4 in Schedule IV). All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete in all material respects.  The Seller has delivered a copy of all Collection Account Agreements to the Administrator.  The Seller has not granted any interest in any Collection Account or Exception Account (or any related Lock-Box) to any Person other than the Administrator and the Administrator has control (within the meaning of Section 9-104 of the UCC) of each Collection Account at such Collection Account Bank.
(g)    No Material Adverse Effect. Since the date of formation of Seller as set forth in its certificate of formation, there has been no Material Adverse Effect.
(h)    Names and Location. The Seller has not used any company names, trade names or assumed names other than its name set forth on Schedule VI of this Agreement. The office where the Seller keeps its (a) records concerning the Receivables other than Comdata Receivables is at 109 Northpark Blvd, Suite 500, Covington, LA 70433, and (b) records concerning the Comdata Receivables is at 5301 Maryland Way, Brentwood, TN 37027.
(i)    Margin Stock. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Purchase will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
(j)    Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.
(k)    Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator and Sub-Originator with regard to each Receivable originated by such Originator or Sub-Originator.
(l)    Investment Company Act. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Seller is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, the Seller relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.
(m)    Anti-Money Laundering/International Trade Law Compliance. No: (i) Covered Entity: (x) is a Sanctioned Person, nor any employees, officers, directors, affiliates, or to its knowledge, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this
Exhibit III - 2
775839016.11

Agreement is a Sanctioned Person; (y) directly, or knowingly indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any Applicable Laws of the United States or Applicable Laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (ii) Seller Collateral or Sold Asset is Embargoed Property.
(n)    Ordinary Course of Business. Each remittance of Collections by or on behalf of the Seller to the Purchasers (or to the Administrator or the Purchaser Agents on their behalf) or the Structuring Agent under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchasers.
(o)    Taxes. The Seller has (i) timely filed all material tax returns it is required to file and (ii) paid, or caused to be paid, all material taxes, assessments and other governmental charges, which are shown to be due and payable on such returns, other than taxes, assessments and other governmental charges being contested in good faith.
(p)    Tax Status. The Seller (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes.
(q)    The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of FleetCor under GAAP.
2.    Representations and Warranties of the Servicer. The Servicer represents and warrants to the Administrator, the Structuring Agent, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:
(a)    Existence and Power. The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except if failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.
(b)    Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party are within the Servicer’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of the Servicer or of any judgment, injunction, order or decree or material agreement or other material instrument binding upon the Servicer or result in the creation or imposition of any lien on assets of the Servicer or any of its Subsidiaries.
(c)     Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Servicer
Exhibit III - 3
775839016.11

enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(d)    Accuracy of Information. All information heretofore furnished by the Servicer to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Servicer to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any other Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
(e)    Actions, Suits. Except as set forth in Schedule IV, there are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
(f)    No Material Adverse Effect. Since the date of the financial statements described in Section 2(i) below, there has been no Material Adverse Effect.
(g)    Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator or Sub-Originator with regard to each Receivable originated by such Originator or Sub-Originator.
(h)    Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(i)    Financial Information. The balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 2013, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator and each Purchaser Agent, fairly present the financial condition of Holdings and its consolidated Subsidiaries as at such date and the results of the operations of Holdings and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.
(j)    No Sanctions. No: (i) Covered Entity: (x) is a Sanctioned Person, nor any employees, officers, directors, affiliates, or to its knowledge, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; or (y) directly, or knowingly indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any Applicable Laws of the United States or Applicable Laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (ii) Sold Asset or Seller Collateral is Embargoed Property.
(k)    Taxes. The Servicer has (i) timely filed all material tax returns it is required to file and (ii) paid, or caused to be paid, all material taxes, assessments and other governmental charges,
Exhibit III - 4
775839016.11

which are shown to be due and payable on such returns, other than taxes, assessments and other governmental charges being contested in good faith.
(l)    Tax Status. The Servicer shall not take or cause any action to be taken that could result in the Seller (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association (or a publicly traded partnership) taxable as an association for U.S. federal income tax purposes.
3.    Representations, Warranties and Agreements Relating to the Security Interest. The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security:
(a)    The Receivables.
(i)    Creation. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.
(ii)    Nature of Receivables. The Receivables included in the Receivables Pool constitute either “accounts”, “payment intangibles”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC.
(iii)    Ownership of Receivables. The Seller owns and has good and marketable title to the Receivables included in the Receivables Pool and Related Security free and clear of any Adverse Claim, other than Permitted Encumbrances.
(iv)    Perfection and Related Security. The Seller has caused (and will cause each Originator or Sub-Originator to cause), within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables and Related Security from such Sub-Originator to Comdata Inc. pursuant to the Sub-Originator Sale Agreement, the sale of the Receivables and Related Security from such Originator to the Seller pursuant to the Sale Agreement and the sale and security interest therein from the Seller to the Administrator under this Agreement, to the extent that such collateral constitutes “accounts,” “general intangibles,” or “tangible chattel paper.”
(v)    Tangible Chattel Paper. With respect to any Receivables included in the Receivables Pool that constitute “tangible chattel paper”, if any, the Seller (or the Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and the Seller has caused (and will cause the applicable Originator or Sub-Originator to cause), within ten days after the Closing Date, the filing of financing statements described in clause (iv), above, each of which will contain a statement that: “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Administrator.” The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any
Exhibit III - 5
775839016.11

marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Administrator.
(b)    The Collection Accounts.
(i)    Nature of Account. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii) Ownership.  The Seller owns and has good and marketable title to each Collection Account free and clear of any Adverse Claim, other than Permitted Encumbrances. An Exception Account Originator owns and has good and marketable title to each related Exception Account free and clear of any Adverse Claim (other than any lien or security interest granted in connection with the Credit Agreement) prior to the date set forth in Section 4(b) of Exhibit IV (as such date may be extended pursuant to such Section).
(iii)    Perfection. The Seller has delivered to the Administrator a fully executed Collection Account Agreement relating to each Collection Account, pursuant to which each applicable Collection Account Bank, respectively, has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions originated by the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Collection Account without further consent by the Seller or the Servicer.
(c)    Priority.
(i)    Other than the transfer of the Receivables to Comdata Inc., the Seller and the Administrator under the Sub-Originator Sale Agreement, the Sale Agreement and this Agreement, respectively, and/or the security interest granted to Comdata Inc., the Seller and the Administrator pursuant to the Sub-Originator Sale Agreement, the Sale Agreement and this Agreement, respectively, none of the Seller, any Originator or any Sub-Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Collection Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated and except for Permitted Encumbrances. None of the Seller, any Originator or any Sub-Originator has authorized the filing of, or is aware of any financing statements against the Seller, such Originator or such Sub-Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Collection Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof (A) by such Originator to the Seller under the Sale Agreement or (B) by such Sub-Originator to Comdata Inc. under the Sub-Originator Sale Agreement, (ii) relating to the security interest granted to the Administrator under this Agreement, or (iii) that has been released or terminated.
(ii)    The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller, the Servicer, any Originator or any Sub-Originator, other than such judgment, ERISA or tax lien filing that (A) has not been outstanding for greater than 30
Exhibit III - 6
775839016.11

days from the earlier of such Person’s knowledge or notice thereof or which are being contested in good faith; provided that proper reserves have been established therefor in accordance with GAAP, (B) is less than the Threshold Amount (or, solely with respect to the Seller, $18,600) and (c) does not otherwise give rise to a Termination Event under clause (k) of Exhibit V hereto.
(iii)    The Collection Accounts are not in the name of any Person other than the Seller or the Administrator. The Exception Accounts are not in the name of any Person other than the related Exception Account Originator.
(d)    Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until such time as the Purchased Interest and all other obligations under this Agreement have been finally and fully paid and performed.
(e)    No Waiver. To the extent required pursuant to the securitization program of any Conduit Purchaser, the parties to this Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations set forth in this Section; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of any representations set forth in this Section, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Section.
(f)    Servicer to Maintain Perfection and Priority. In order to evidence the interests of the Administrator under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator or any Purchaser Agent) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest. The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator, any Sub-Originator or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator and each Purchaser Agent.
4.    Reaffirmation of Representations and Warranties. On the date of each Purchase and/or Reinvestment hereunder, and on the date each Monthly Information Package, Weekly Information Package or other report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such Purchase or Reinvestment and/or the provision of such information or report, shall each be deemed to have
Exhibit III - 7
775839016.11

certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are correct on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date), and (ii) no event has occurred or is continuing, or would result from any such Purchase, which constitutes a Termination Event or an Unmatured Termination Event.

Exhibit III - 8
775839016.11

EXHIBIT IV
COVENANTS
1.    Covenants of the Seller. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, or the date all other amounts owed by the Seller under this Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
(a)    Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Seller (or the Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:
(i)    Annual Reporting. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a designated financial or other officer of the Seller.
(ii)    Monthly Information Packages; Weekly Information Packages. (A) As soon as available and in any event not later the 25th day of each calendar month (or, if such day is not a Business Day, on the following Business Day), a Monthly Information Package as of the most recently completed calendar month; and (B) on each Wednesday of each week (or, if such day is not a Business Day, on the following Business Day), a Weekly Information Package reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.
(iii)    Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.
(b)    Notices. The Seller will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)    Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of the Seller setting forth details of any Termination Event or Unmatured Termination Event and the action which the Seller proposes to take with respect thereto.
(ii)     Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.
(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which may have a Material Adverse Effect.
Exhibit IV - 1
775839016.11

(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Encumbrance) upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or any Exception Account (other than any lien or security interest granted by any Exception Account Originator in connection with the Credit Agreement) prior to the date set forth in Section 4(b) of Exhibit IV (as such date may be extended pursuant to such Section), (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.
(v)    ERISA and Other Claims. Promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any Reportable Event (as defined in ERISA) that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate.
(vi)    Events under Certain Agreements. The occurrence of an event that would (a) [reserved] or (b) permit the early termination of the BP Card Issuing and Operating Agreement under the terms thereof.
(c)    Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
(d)    Compliance with Laws. The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.
(e)    Furnishing of Information and Inspection of Receivables. The Seller will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. The Seller will, at the Seller’s expense, during regular business hours with prior written notice (i) so long as no Termination Event has occurred, not more than once during each fiscal quarter, permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters and (ii) without limiting the
Exhibit IV - 2
775839016.11

provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon reasonable prior written notice from the Administrator and the Purchaser Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables; provided, that Seller shall only be responsible for the expenses incurred in connection with one (1) review for any calendar year pursuant to this clause (ii), so long as no Termination Event has occurred.
(f)    Payments on Receivables, Accounts. The Seller will, and will cause each Originator, each Sub-Originator and the Servicer to, at all times instruct all Obligors to deliver (or cause such Obligor to authorize the Servicer or the applicable Originator or Sub-Originator to debit such Obligor’s account and remit on such Obligor’s behalf) payments on the Pool Receivables billed or invoiced after December 14, 2014 to a Collection Account (or as otherwise permitted pursuant to Section 4 of Exhibit IV). If any such payments or other Collections are received (including pursuant to the above proviso) by the Seller, an Originator, a Sub-Originator or the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into an Eligible Collection Account (or as otherwise permitted pursuant to Section 4 of Exhibit IV). The Seller will cause each Collection Account Bank to comply with the terms of each applicable Collection Account Agreement. The Seller will not permit funds other than (i) Collections on Pool Receivables and other Pool Assets, (ii) [reserved] and (iii) Excluded FEMA Collections to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Seller will promptly identify such funds for segregation. Except for those funds in Exception Accounts pursuant to Section 4 of Exhibit IV, the Seller will not, and will not permit the Servicer, any Originator, any Sub-Originator or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds (other than Excluded FEMA Collections). The Seller shall only add, and shall only permit an Originator or Sub-Originator to add, a Collection Account Bank (or any related Lock-Box), or Collection Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Collection Account Agreement and an executed and acknowledged copy of a Collection Account Agreement in form and substance acceptable to the Administrator from any such new Collection Account Bank. The Seller shall only terminate a Collection Account Bank or close a Collection Account (or the related Lock-Box), upon 30 days’ advance notice to the Administrator.
(g)    Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Encumbrances) upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or assign any right to receive income in respect thereof.
(h)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Seller shall at its expense, timely and fully perform and comply with all material
Exhibit IV - 3
775839016.11

provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.
(i)    Change in Business. The Seller will not (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and each Purchaser Agent. The Seller shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
(j)    Fundamental Changes. The Seller shall not, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than FleetCor and thereby cause FleetCor’s percentage of ownership or control of the Seller to be reduced. The Seller shall provide the Administrator and each Purchaser Agent with at least 30 days’ prior written notice before making any change in the Seller’s name or location or making any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Purchaser Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(k)    Change in Payment Instructions to Obligors. The Seller shall not (and shall cause the Originators and Sub-Originators not to) add to, replace or terminate any of the Collection Accounts (or any related Lock-Box) listed in Schedule II hereto or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), unless the Administrator and each Purchaser Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Collection Account Agreements with respect to such new Collection Accounts (or any related Lock-Box).
(l)    Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased
Exhibit IV - 4
775839016.11

Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim other than Permitted Encumbrances, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request.
(m)    Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchaser Agents, the Seller will not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents which requires the consent of the “Independent Member” (as defined in the Seller’s operating agreement).
n.    Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(ii)    Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with their respective terms, and (B) if no amounts are then outstanding under any Company Note, the Seller may declare and pay dividends.
(iii)    The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(c) of this Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Tangible Net Worth of the Seller would be less than the Required Capital Amount, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.
(o)    Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Company Notes, or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).
(p)    Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, the Purchaser Agents and the Administrator under this Agreement and under the Purchaser Group Fee Letters), (ii) the payment of accrued and unpaid interest on the Company Note and (iii) other legal and valid corporate purposes.
Exhibit IV - 5
775839016.11

(q)    Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time, to be less than the Required Capital Amount.
(r )    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
(i)    The Seller shall immediately notify the Administrator and each Purchaser in writing upon the occurrence of a Reportable Compliance Event. If at any time any Seller Collateral or Sold Assets becomes Embargoed Property, in addition to all other rights and remedies available to the Purchaser, upon request by the Administrator or any of the Purchasers, the Seller shall provide substitute Seller Collateral or Sold Assets acceptable to the Administrator and the Purchasers that is not Embargoed Property.
(ii)    The Seller shall conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Anti-Corruption Laws.
(iii)    The Seller shall not (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Purchases to (i) fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction, (ii) in any manner that could result in a violation by any Person of Anti-Corruption Law (including the Administrator and any Purchaser) or (iii) in violation of any applicable law, including, without limitation, any applicable Anti-Corruption Law; (c) repay the Capital or pay any other obligations with funds derived from any unlawful activity; (d) permit any Sold Asset or Seller Collateral to become Embargoed Property; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Applicable Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) knowingly cause any Purchaser Party to violate any sanctions administered by OFAC.
(s)    Accounting Systems. Without the express written consent of the Administrator, Seller will not change or otherwise modify (or permit or consent to any change or other modification of) the GEAC or, following any conversion to Microsoft D365, Microsoft D365 accounting system or the related accounting codes used in the definition of Comdata Receivable.
(t)    Credit Risk Retention. The Seller shall cooperate with each Purchaser (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Purchaser or its Purchaser Agent) to the extent reasonably necessary to assure such Purchaser that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Purchaser to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.
(u)    LCR Security. The Seller shall not issue any LCR Security.
Exhibit IV - 6
775839016.11

(v)    Commingling. The Seller will, and will cause each Originator to, at all times (i) [reserved] and (ii) ensure that for each calendar month, that no more than $2,500,000 of all funds deposited into the Collection Accounts during such calendar month constitute Excluded FEMA Collections; provided that if any Termination Event or Unmatured Termination Event shall have occurred and be continuing, upon the request of the Administrator, the Seller shall use commercially reasonable efforts to reduce the aggregate amount of all funds deposited into the Collection Accounts during such calendar month that constitute Excluded FEMA Collections to zero.
2.    Covenants of the Servicer. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, or the date all other amounts owed by the Seller or the Servicer under this Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
(a)    Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Servicer shall furnish to the Administrator and each Purchaser Agent:
(i)    Annual Reporting. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of Holdings or the date such information is filed with the SEC, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Majority Purchaser Agents, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
(ii)    Quarterly Reporting. Promptly upon completion and upon the earlier of the date that is forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Holdings or the date such information is filed with the SEC, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
Exhibit IV - 7
775839016.11

(iii)    Compliance Certificates. Together with the annual report required above, a compliance certificate in form and substance reasonably acceptable to the Administrator and each Purchaser Agent signed by its chief financial officer or treasurer solely in their capacities as officers of the Servicer stating that no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof.
(iv)    Monthly Information Packages; Weekly Information Packages. (A) As soon as available and in any event not later than the 25th day of each month (or, if such day is not a Business Day, on the following Business Day), a Monthly Information Package as of the most recently completed calendar month; and (B) on each Wednesday of each week (or, if such day is not a Business Day, on the following Business Day), a Weekly Information Package reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.
(v)    Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.
Documents and other materials required to be delivered pursuant to this Section 2(a) (to the extent any such documents or materials are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents or materials, or provides a link thereto on Holdings’ website on the Internet at the following website address: https://investor.corpay.com/financial-information/sec-filings (or such other website address as Holdings may specify to the Administrator in writing from time to time) or (ii) on which such documents or materials are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Purchaser Agent and the Administrator have access (whether a commercial, third-party website or whether sponsored by the Administrator); provided, that: (i) Holdings shall deliver paper copies of such documents and materials to the Administrator or any Purchaser Agent upon its request to Holdings to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrator or such Purchaser Agent and (ii) Holdings shall notify the Administrator and each Purchaser Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrator by electronic mail electronic versions (i.e., soft copies) of such documents or materials. The Administrator shall have no obligation to request the delivery of or to maintain paper copies of the documents or other materials referred to above, and in any event shall have no responsibility to monitor compliance by Holdings with any such request for delivery by a Purchaser Agent, and each Purchaser Agent shall be solely responsible for requesting delivery to it or maintaining its copies of such documents or materials.
(b)    Notices. The Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
Exhibit IV - 8
775839016.11

(i)    Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of the Servicer setting forth details of any Termination Event or Unmatured Termination Event and the action which the Servicer proposes to take with respect thereto.
(ii)    Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Pool Receivables.
(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect.
(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Encumbrance) upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or any Exception Account (other than any lien or security interest granted in connection with the Credit Agreement) prior to the date set forth in Section 4(b) of Exhibit IV (as such date may be extended pursuant to such Section), (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.
(v)    Events under Certain Agreements. The occurrence of an event that would (a) [reserved] or (b) permit the early termination of the BP Card Issuing and Operating Agreement under the terms thereof.
(c)    Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority would reasonably be expected to have a Material Adverse Effect.
(d)    Compliance with Laws. The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.
(e)    Furnishing of Information and Inspection of Receivables. The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice (i) so long as no Termination Event has occurred, not more than once during each fiscal quarter, permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the
Exhibit IV - 9
775839016.11

purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon reasonable prior written notice from the Administrator, permit certified public accountants or other auditors acceptable to the Administrator and the Purchaser Agents to conduct, a review of its books and records with respect to the Pool Receivables; provided, that Servicer shall only be responsible for the expenses incurred in connection with one (1) review for any calendar year pursuant to this clause (ii), so long as no Termination Event has occurred.
(f)    Payments on Receivables, Accounts. The Servicer will at all times instruct all Obligors (or cause such Obligor to authorize the Servicer or the applicable Originator or Sub-Originator to debit such Obligor’s account and remit on such Obligor’s behalf) to deliver payments on the Pool Receivables billed or invoiced after December 14, 2014 to a Collection Account (or as otherwise permitted pursuant to Section 4 of Exhibit IV). If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into an Eligible Collection Account (or as otherwise permitted pursuant to Section 4 of Exhibit IV). The Servicer will cause each Collection Account Bank to comply with the terms of each applicable Collection Account Agreement. The Servicer will not permit the funds other than (i) Collections on Pool Receivables and other Pool Assets, (ii) [reserved] and (iii) Excluded FEMA Collections to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer will promptly identify such funds for segregation. Except for those funds in Exception Accounts pursuant to Section 4 of Exhibit IV, the Servicer will not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds (other than Excluded FEMA Collections). The Servicer shall only add a Collection Account Bank (or the related Lock-Box) or Collection Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Collection Account Agreement and an executed and acknowledged copy of a Collection Account Agreement in form and substance acceptable to the Administrator from any such new Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or the related Lock-Box), upon 30 days’ advance notice to the Administrator.
(g)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Servicer will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Servicer shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
Exhibit IV - 10
775839016.11

(h)    Change in Business. The Servicer will not (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and each Purchaser Agent. The Servicer shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.
(i)    Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
(j)    Change in Payment Instructions to Obligors. The Servicer shall not add to, replace or terminate any of the Collection Accounts (or any related Lock-Boxes) listed in Schedule II hereto or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), unless the Administrator and each Purchaser Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Collection Account Agreements with respect to such new Collection Accounts (or any related Lock-Boxes).
(k)    Ownership Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim other than Permitted Encumbrances, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request.
(l)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
(i)    The Servicer shall immediately notify the Administrator and each Purchaser in writing upon the occurrence of a Reportable Compliance Event. If at any time any Seller Collateral or Sold Assets becomes Embargoed Property, in addition to all other rights and remedies available to the Purchasers, upon request by the Administrator or any of the Purchasers, the Servicer shall provide substitute Seller Collateral or Sold Assets acceptable to the Administrator and the Purchasers that is not Embargoed Property.
(ii)    The Servicer shall, and shall cause its Subsidiaries, the Seller and the Originators to, conduct its business in compliance with all Anti-Corruption Laws and
Exhibit IV - 11
775839016.11

maintain policies and procedures designed to ensure compliance with such Anti-Corruption Laws.
(iii)    The Servicer shall not, and shall not permit any of its Subsidiaries or the Seller and the Originators to, (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Purchases to (i) fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction, (ii) in any manner that could result in a violation by any Person of Anti-Corruption Law (including the Administrator and any Purchaser) or (iii) in violation of any applicable law, including, without limitation, any applicable Anti-Corruption Law; (c) repay the Capital or pay any other obligations with funds derived from any unlawful activity; (d) permit any Sold Assets or Seller Collateral to become Embargoed Property; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Applicable Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) knowingly cause any Purchaser Party to violate any sanctions administered by OFAC.
m.    Certain Agreements. Without the prior written consent of the Administrator, FleetCor will not amend, modify, waive or supplement any provision of (i) [reserved] or (ii) the BP Card Issuing and Operating Agreement or any document executed and delivered in connection therewith in a manner that adversely affects, directly or indirectly, FleetCor’s rights or remedies or BP’s obligations, as the case may be, under (x) before February 29, 2016, Section 11.5 of the BP Card Issuing and Operating Agreement and (y) on or after February 29, 2016, Sections 3.2.3 or 16.7 of the BP Card Issuing and Operating Agreement.
n.    Accounting Systems. Without the express written consent of the Administrator, FleetCor will not change or otherwise modify (or permit or consent to any change or other modification of) the GEAC or, following any conversion to Microsoft D365, Microsoft D365 accounting system or the related accounting codes used in the definition of Comdata Receivable.
(o)    Credit Risk Retention. The Servicer shall, and shall cause each Originator to, cooperate with each Purchaser (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Purchaser or its Purchaser Agent) to the extent reasonably necessary to assure such Purchaser that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Purchaser to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.
(p)    Commingling. The Servicer will, and will cause each Originator to, at all times (i) [reserved] and (ii) ensure that for each calendar month, that no more than $2,500,000 of all funds deposited into the Collection Accounts during such calendar month constitute Excluded FEMA Collections; provided that if any Termination Event or Unmatured Termination Event shall have occurred and be continuing, upon the request of the Administrator, the Servicer shall use
Exhibit IV - 12
775839016.11

commercially reasonable efforts to reduce the aggregate amount of all funds deposited into the Collection Accounts during such calendar month that constitute Excluded FEMA Collections to zero.
3.    Separate Existence. Each of the Seller and the Servicer hereby acknowledges that the Purchasers, the Structuring Agent and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from Holdings, FleetCor, the Originators, the Sub-Originators and their respective Affiliates. Therefore, from and after the date hereof, each of the Seller and the Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrator or any Purchaser Agent to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Holdings, FleetCor, any Originator, any Sub-Originator and any other Person, and is not a division of Holdings, FleetCor, any Originator, any Sub-Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:
(a)    The Seller will be a limited liability company whose primary activities are restricted in its operating agreement to: (i) purchasing or otherwise acquiring from the Originators or Sub-Originators, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;
(b)    The Seller shall not engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of Holdings, FleetCor, any Originator, any Sub-Originator or any Affiliate thereof), other than as expressly permitted by the Transaction Documents;
(c)    (i) Not less than one member of the Seller’s Board of Directors (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than the Independent Director), officer, employee, member, manager, attorney or partner of Holdings, FleetCor, Seller or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with Holdings, FleetCor, Seller or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the unanimous consent of all independent director or independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services
Exhibit IV - 13
775839016.11

to issuers of securitization or structured finance instruments, agreements or securities. Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. (ii) The operating agreement of the Seller shall provide that: (A) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring the consent of the Independent Director cannot be amended without the prior written consent of the Independent Director;
(d)    The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Holdings, FleetCor, any Originator, any Sub-Originator or any of their respective Affiliates;
(e)    The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;
(f)     Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as Holdings, FleetCor or any Originator, any Sub-Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;
(g)    The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with Holdings, FleetCor, any Originator or any Sub-Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that FleetCor, in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;
(h)    The Seller’s operating expenses will not be paid by FleetCor, any Originator, any Sub-Originator or any Affiliate thereof;
Exhibit IV - 14
775839016.11

(i)    The Seller will have its own separate stationery;
(j)    The Seller’s books and records will be maintained separately from those of FleetCor, each Originator, each Sub-Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;
(k)    All financial statements of Holdings, FleetCor, any Originator or any Sub-Originator or any Affiliate thereof that are consolidated to include Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to certain purchasers party to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of FleetCor, the Originators, the Sub-Originators or any other Affiliates of FleetCor, the Originators or the Sub-Originators;
(l)    The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of Holdings, FleetCor, the Originators, the Sub-Originators or any Affiliates thereof;
(m)    The Seller will strictly observe corporate formalities in its dealings with Holdings, FleetCor, the Originators, the Sub-Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of Holdings, FleetCor, the Originators, the Sub-Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Holdings, FleetCor or any Affiliate thereof (other than FleetCor in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Holdings, FleetCor, the Originators, the Sub-Originators or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;
(n)    The Seller will maintain arm’s-length relationships with Holdings, FleetCor, the Originators, the Sub-Originators (and any Affiliates thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor FleetCor or any Originator, any Sub-Originator, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, Holdings, FleetCor, the Originators and the Sub-Originators will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;
Exhibit IV - 15
775839016.11

(o)    The Seller shall have a separate area from Holdings, FleetCor, each Originator and each Sub-Originator for its business (which may be located at the same address as such entities) and to the extent that any other such entity have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses; and
(p)    To the extent not already covered in paragraphs (a) through (o) above, Seller shall comply and/or act in accordance with the provisions of Section 6.4 of the Sale Agreement.
4.    Exception Accounts.
(a)    On or prior to May 24, 2025 (or such later date as agreed to in writing by the Administrator in its sole discretion), the Seller and the Servicer shall:
(i)    identify and notify in writing in form and substance acceptable to the Administrator one or more Collection Accounts (each, a “Replacement Account”) that will replace each Exception Account maintained as of the Thirteenth Amendment Date, (ii) to the extent such Replacement Account is not subject to a Collection Account Agreement at the time of such identification, deliver to the Administrator a fully executed Collection Account Agreement covering such Replacement Account, and (iii) deliver to the Administrator opinions of counsel of the Seller covering general corporate, enforceability, security interest and perfection-by-control matters with respect to such Collection Account Agreement covering the Replacement Account;
(ii)    certify to the Administrator in writing in form and substance acceptable to the Administrator that any Exception Account Obligor previously instructed to deliver payments to the Exception Accounts has been instructed, and such Exception Account Obligor has acknowledged such instruction, to remit subsequent payments to the applicable Pool Receivables solely to the Replacement Account and cease remitting payments on any applicable Pool Receivables to the Exception Account; (
(b)    On or prior to July 24, 2025 (or such later date as agreed to in writing by the Administrator in its sole discretion), the Seller and the Servicer shall use commercially reasonable efforts to ensure that all Collections with respect to any Pool Receivables which were previously being remitted to any Exception Account are remitted to a Replacement Account. On July 24, 2025 and on any date thereafter, (or such later date as agreed to in writing by the Administrator in its sole discretion), the Seller and the Servicer shall remit any Collections received in any Exception Account to a Replacement Account within two (2) Business Days of receipt.
(c)    Subject to the Seller’s and the Servicer’s compliance with each of Section 4(a) and (b) of this Exhibit IV, the Servicer may instruct Exception Account Obligors to deliver payments on Pool Receivables to an Exception Account, and the Exception Accounts may be maintained in the name of an Exception Account Originator and shall not be required to be subject to a Collection Account Agreement.
Exhibit IV - 16
775839016.11

EXHIBIT V
TERMINATION EVENTS
Each of the following shall be a “Termination Event”:
(a)    (i) the Seller, FleetCor, any Originator, any Sub-Originator or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for 30 days after the earlier of any such Person’s knowledge or notice thereof or (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for 3 Business Days;
(b)    FleetCor (or any Affiliate thereof) shall fail to transfer to any successor Servicer, when required, any rights pursuant to this Agreement that FleetCor (or such Affiliate) then has as Servicer;
(c)    any representation or warranty made or deemed made by the Seller, the Servicer, any Originator, any Sub-Originator (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Seller, the Servicer, any Originator or any Sub-Originator pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;
(d)    the Seller or the Servicer shall fail to deliver (i) any Monthly Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for five Business Days after the earlier of such Person’s knowledge or notice thereof or (ii) any Weekly Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for two Business Days after the earlier of such Person’s knowledge or notice thereof;
(e)    this Agreement or any Purchase or Reinvestment pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable first priority perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;
(f)    the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding
Exhibit V - 1
775839016.11

instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;
(g)    (i) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 2.00%, (B) the Delinquency Ratio shall exceed 5.00%, or (C) the Dilution Ratio shall exceed 2.00%, or (ii) Days’ Sales Outstanding exceeds 25 days;
(h)    a Change in Control shall occur;
(i)    the Purchased Interest shall exceed 100% for two (2) Business Days;
(j)    (i) the Seller, FleetCor or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding under the Credit Facility or that is outstanding in a principal amount in excess of the Threshold Amount (or, solely with respect to the Seller, $18,600) in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (provided that if such failure is waived under the related agreement then any Termination Event resulting from such failure shall be deemed waived hereunder so long as the Administrator shall not have previously declared the Facility Termination Date to have occurred as a result of such Termination Event); (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement (including, without limitation, the Credit Agreement), mortgage, indenture or instrument (provided that if such event or condition is waived under the related agreement then any Termination Event resulting from such failure shall be deemed waived hereunder so long as the Administrator shall not have previously declared the Facility Termination Date to have occurred as a result of such Termination Event), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt or to terminate the commitments of the lenders under such agreement, mortgage, indenture or instrument, or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;
(k)    either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims in an amount in excess of the Threshold Amount (or, solely with respect to the Seller, $18,600) pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of Seller, any Originator, any Sub-Originator, FleetCor or any ERISA Affiliate;
(l)    Holdings or FleetCor shall fail to perform any of its obligations under the Performance Guaranty;
Exhibit V - 2
775839016.11

(m)    the Servicer shall amend, modify, waive or supplement any provision of (i) [reserved] or (ii) the BP Card Issuing and Operating Agreement or any document executed and delivered in connection therewith in a manner that adversely affects, directly or indirectly, Servicer’s rights or remedies, as the case may be, under (x) before February 29, 2016, Section 11.5 of the BP Card Issuing and Operating Agreement and (y) on or after February 29, 2016, Sections 3.2.3 or 16.7 of the BP Card Issuing and Operating Agreement, without the prior written consent of the Administrator; or
(n)    the Consolidated Leverage Ratio as of the end of any fiscal quarter of Holdings shall be greater than the Consolidated Leverage Ratio then required under the Credit Agreement as in effect on the Thirteenth Amendment Date and as thereafter amended, restated, refinanced, replaced, supplemented or otherwise modified (i) if PNC Bank, National Association or any Affiliate thereof is a party to the Credit Agreement as a “Lender”, so long as the Servicer shall have delivered to the Administrator a copy of such amendment, restatement, refinancing, replacement, supplement or other modification and neither the Administrator nor the Majority Purchaser Agents shall have objected thereto in writing within ten (10) Business Days after such delivery or (ii) if neither PNC Bank, National Association nor any Affiliate thereof is a party to the Credit Agreement as a “Lender” and any such amendment, restatement, refinancing, replacement, supplement or other modification resulted in a change to such term or any constituent defined term thereof, so long as the Administrator shall have provided written consent to such change.

Exhibit V - 3
775839016.11

SCHEDULE I
CREDIT AND COLLECTION POLICY

[To be inserted]

775839016.11	Schedule I-1

SCHEDULE II
COLLECTION ACCOUNT BANKS AND LOCK-BOX
PART I – Collection Accounts

Collection Account Banks	Collection Accounts	P.O. Boxes
PNC Bank, National Association	A/C # 10-1927-7629 A/C # 10-1979-9136 A/C #10-2886-0648 A/C #10-6992-6068 A/C #10-9219-5187 A/C #10-87201090 A/C #10-87201917
P.O. Box 536722
Atlanta, GA 30353-6722

P.O. Box 740285
Atlanta, GA 30374-0285

P.O. Box 70887
Charlotte, NC 28272-0887
(expected to be closed in 2025)

P.O. Box 740286
Atlanta, GA 30374-0286

P.O. Box 70995
Charlotte, NC 28272-0995
(expected to be closed in 2025)

P.O. Box 105080
Atlanta, GA 30348-5080

P.O. Box 534722
Atlanta, GA 30353-4722

Lock-Box 746276
Atlanta, GA 30374-0276

P.O. Box 70997
Charlotte, NC 28272-0997

Regions Bank	A/C # 0136391506 A/C # 0018411568	N/A

775839016.11	Schedule II-1

Bank of America, N.A.	A/C # 32503-55791	P.O. Box 100647 Atlanta, GA 30384-0647 P.O. Box 500544 St. Louis, MO 63150-0544 (expected to be closed in 2025) P.O. Box 845738 Dallas, TX 75284-5738
The Bank of New York Mellon	A/C # 1311759	P.O. Box 360239 Pittsburgh, PA 15250-6239
Toronto Dominion Bank	A/C # 7301862	N/A
Royal Bank of Canada	A/C # 4014874	N/A

Part II – Exception Accounts

Exception Account Originator	Exception Account Bank	Exception Accounts	P.O. Boxes
TA Connections IL, LLC	Bank of America	A/C # 8670212414	NHI-2 LLC P.O. Box 74008563 Chicago, IL 60674-8563
TA Connections DE, LLC	PNC	A/C #10-7776-3545	P.O. Box 746841 Atlanta, GA 30374-0841

775839016.11	Schedule II-2

SCHEDULE III
TRADE NAMES

None.

775839016.11	Schedule III-1

SCHEDULE IV
ACTIONS AND PROCEEDINGS
None.

775839016.11	Schedule IV-1

SCHEDULE V
PURCHASER GROUPS AND COMMITMENTS

Purchaser Group of PNC Bank, National Association
Party	Capacity	Commitment
PNC Bank, National Association	Committed Purchaser	$500,000,000.00
PNC Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Wells Fargo Bank, National Association
Party	Capacity	Commitment
Wells Fargo Bank, National Association	Committed Purchaser	$300,000,000.00
Wells Fargo Bank, National Association	Purchaser Agent	N/A

Purchaser Group of MUFG Bank, Ltd.
Party	Capacity	Commitment
Gotham Funding Corporation	Conduit Purchaser	N/A
Victory Receivables Corporation	Conduit Purchaser	N/A
MUFG Bank, Ltd.	Committed Purchaser	$200,000,000.00
MUFG Bank, Ltd.	Purchaser Agent	N/A

Purchaser Group of Mizuho Bank, Ltd.
Party	Capacity	Commitment
Mizuho Bank, Ltd.	Committed Purchaser	$200,000,000.00
Mizuho Bank, Ltd.	Purchaser Agent	N/A

Purchaser Group of The Toronto-Dominion Bank
Party	Capacity	Commitment
GTA Funding LLC	Conduit Purchaser	N/A
Cabot Trail Funding LLC	Conduit Purchaser	N/A
The Toronto-Dominion Bank	Committed Purchaser	$200,000,000.00
The Toronto-Dominion Bank	Purchaser Agent	N/A

Purchaser Group of The Bank of Nova Scotia
Party	Capacity	Commitment
Liberty Street Funding LLC	Conduit Purchaser	N/A
The Bank of Nova Scotia	Committed Purchaser	$200,000,000.00
The Bank of Nova Scotia	Purchaser Agent	N/A

775839016.11	Schedule V-1

Purchaser Group of Fifth Third Bank, National Association
Party	Capacity	Commitment
Fifth Third Bank, National Association	Committed Purchaser	$200,000,000.00
Fifth Third Bank, National Association	Purchaser Agent	N/A

775839016.11	Schedule V-2

SCHEDULE VI
ADDRESSES

FleetCor Funding LLC 3280 Peachtree Road, Suite 2400 Atlanta, GA 30305 Attention: Jennifer Alvarado Email: jennifer.alvarado@corpay.com

Corpay Technologies Operating Company, LLC 109 Northpark Blvd, Suite 500 Covington, LA 70433 Attention: Jennifer Alvarado Email: jennifer.alvarado@corpay.com

Purchaser Group of PNC Bank, National Association
Party	Capacity	Address
PNC Bank, National Association	Committed Purchaser, Purchaser Agent and Administrator	The Tower at PNC Plaza 300 Fifth Avenue, 11th Floor Pittsburgh, PA 15222 Attention: Asset Backed Finance Fax: 412.705.1225 Email: ABFAdmin@pnc.com Brian.Stanley@pnc.com

Purchaser Group of Wells Fargo Bank, National Association
Party	Capacity	Address
Wells Fargo Bank, National Association	Committed Purchaser and Purchaser Agent	1100 Abernathy Road Suite 1500 Atlanta, GA 30328 Attention: Anthony Ballard Fax: 866.972.3558 Email: mailto: Anthony.b.ballard@wellsfargo.com

775839016.11	Schedule VI-1

Purchaser Group of Fifth Third Bank, National Association
Party	Capacity	Address
Fifth Third Bank, National Association	Committed Purchaser and Purchaser Agent
Address:
Fifth Third Bank, National Association
38 Fountain Square Plaza
MD 1090TC
Cincinnati, OH 45202

Attn:
Asset Backed Finance

Fax:
513-358-5590

Email:
Andrew.Jones@53.com
Joseph.Sandy@53.com
Shep.Griswold@53.com
Joy.Rutan@53.com
Daniel.Balawender@53.com
Nicole.Williams2@53.com
53.Securitization.Bancorp@53.com

Purchaser Group of MUFG Bank, Ltd.
Party	Capacity	Address
Gotham Funding Corporation	Conduit Purchaser
Gotham Funding Corporation
c/o Global Securitization Services, LLC
68 South Service Road, Suite 120
Melville, NY 11747
Attn: Kevin Corrigan
Tel: (212) 295-2757
Fax: (212) 302-8767
Email: securitization_reporting@us.mufg.jp

775839016.11	Schedule VI-2

Victory Receivables Corporation	Conduit Purchaser	Victory Receivables Corporation c/o Global Securitization Services, LLC 68 South Service Road, Suite 120 Melville, NY 11747 Attention: David V. DeAngelis Fax: 212.302.8767 Email: ddeangelis@gssnyc.com
MUFG Bank, Ltd.	Committed Purchaser and Purchaser Agent
1251 Avenue of the Americas
12th Floor
New York, NY 10020
Attention: Securitization Group
Fax: 212.782.6448
Email: securitization_reporting@us.mufg.jp
ewilliams@us.mufg.jp
nmounier@us.mufg.jp
rcarmel@us.mufg.jp

Purchaser Group of Mizuho Bank, Ltd.
Party	Capacity	Address
Mizuho Bank, Ltd.	Committed Purchaser and Purchaser Agent	1271 Avenue of the Americas New York, NY 10020 Attention: Raffi Dawson Telephone: 212-282-3526 Facsimile: 212-282-4417 Email: Raffi.Dawson@mizuhogroup.com

775839016.11	Schedule VI-3

Purchaser Group of Toronto-Dominion Bank
Party	Capacity	Address
GTA Funding LLC	Conduit Purchaser
C/O The Toronto-Dominion Bank, as Administrative Agent
Attn: ASG Asset Securitization, asgoperations@tdsecurities.com
77 King Street West
TD North Tower, 25th Floor
Toronto, ON, M5K 1A2

With a copy to:
TD Securities (USA) LLC, as Sub-Administrator
Attn: Luna K. Mills
1 Vanderbilt Avenue, 11th Floor
New York, NY 10017

Cabot Trail Funding LLC	Conduit Purchaser
C/O The Toronto-Dominion Bank, as Administrative Agent
Attn: ASG Asset Securitization, asgoperations@tdsecurities.com
77 King Street West
TD North Tower, 25th Floor
Toronto, ON, M5K 1A2

With a copy to:
TD Securities (USA) LLC, as Sub-Administrator
Attn: Luna K. Mills
1 Vanderbilt Avenue, 11th Floor
New York, NY 10017

The Toronto-Dominion Bank	Committed Purchaser and Purchaser Agent
The Toronto-Dominion Bank
130 Adelaide Street West
12th Floor
Toronto, ON, M5H 3P5
Attention: ASG Asset Securitization
Email: asgoperations@tdsecurities.com

With a copy to:

Email: Nicolas.Mounier@tdsecurities.com
ConduitFundingUS@tdsecurities.com

775839016.11	Schedule VI-4

Purchaser Group of The Bank of Nova Scotia
Party	Capacity	Address
Liberty Street Funding LLC	Conduit Purchaser
Liberty Street Funding LLC
c/o Global Securitization Services, LLC
114 West 47Th Street, Suite 2310, New York, NY 10036-1508
Attn: Kevin Corrigan, Senior Vice President
Tel: 1-212-295-2757
Fax: 1-212-302-8767

With a copy to :

Email: gig.morris@scotiabank.com

The Bank of Nova Scotia	Committed Purchaser and Purchaser Agent
The Bank of Nova Scotia
40 Temperance St, 4th floor,
Toronto, Ontario, Canada M5H 0B4

Attention: Elie Silver
Tel : 1-416-866-5682
Email: elie.silver@scotiabank.com

With a copy to :

Attention: Gig Morris
250 Vesey Street, 24th Floor,
New York, New York
United States of America, 10281
Tel : 1-212-225-5184
Email: gig.morris@scotiabank.com

775839016.11	Schedule VI-5

SCHEDULE VII
LIST OF EXCLUDED OBLIGORS

Excluded Obligor	Excluded Obligor Date
Any Obligor in respect of Receivables originated by TA Connections DE, LLC or TA Connections IL, LLC other than those identified in such Originator’s accounting system by a customer number consisting solely of 2 alphanumeric characters (and sometimes followed by a dash and a currency), or any successor designation as may be in effect from time to time to the extent approved in writing by the Administrator (such approval not to be unreasonably withheld or delayed)	Thirteenth Amendment Date

775839016.11	Schedule VII

ANNEX A
FORM OF MONTHLY INFORMATION PACKAGE
[--to be inserted--]

775839016.11	Annex A-1

ANNEX B-1
[FORM OF] PURCHASE NOTICE
Dated as of ________ __, 20__
PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley
[Each Purchaser Agent1]
Ladies and Gentlemen:
Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“Seller”), Corpay Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, PNC Bank, National Association, as Administrator (in such capacity, the “Administrator”) and PNC Capital Markets LLC as Structuring Agent. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller hereby requests that the Purchaser’s make a Purchase under the Receivables Purchase Agreement in the aggregate amount of $____________2 on _________ ___, 20__. After giving effect to this Purchase and the resulting increase in the Aggregate Capital, (i) the Purchased Interest will be _____%, (ii) the Aggregate Capital will be $___________ and (iii) the aggregate Swingline Capital will be $___________. Such Purchase shall be funded by the various Purchaser Groups ratably in accordance with their respective Ratable Shares as follows:

Purchaser Group	Ratable Share of Aggregate Purchase
PNC	$____________
Wells	$____________
Fifth Third	$____________
MUFG	$____________
TD Bank	$____________
Scotia	$____________
Mizuho	$____________

1 Insert names and addresses of each Purchaser Agent
2     Such amount shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

775839016.11	Annex B-1-1

Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:
(i)    the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or Unmatured Termination Event;
(iii)    after giving effect to such Purchase, the Aggregate Capital will not exceed the Purchase Limit, and the Purchased Interest will not exceed 100%; and
(iv)    the Facility Termination Date has not occurred.

775839016.11	Annex B-1-2

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.
FLEETCOR FUNDING LLC

By:_____________________________
Name:
Title:

775839016.11	Annex B-1-3

ANNEX B-2
[FORM OF] SWINGLINE PURCHASE NOTICE

Dated ______________, 20__
PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley
Ladies and Gentlemen:
Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“Seller”), Corpay Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, PNC Bank, National Association, as Administrator (in such capacity, the “Administrator”) and PNC Capital Markets LLC as Structuring Agent. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Swingline Purchase Notice pursuant to Section 1.2(c) of the Receivables Purchase Agreement. Seller hereby requests that the Swingline Purchaser make a Swingline Purchase under the Receivables Purchase Agreement in the aggregate amount of $____________3 on _________ ___, 20__. After giving effect to this Swingline Purchase and the resulting increase in the Aggregate Capital, (i) the Purchased Interest will be _____%, (ii) the Aggregate Capital will be $___________ and (iii) the aggregate Swingline Capital will be $___________.
Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:
(i)    the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or Unmatured Termination Event;
3     Such amount shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

775839016.11	Annex B-2-1

(iii)    after giving effect to the Swingline Purchase requested hereby, (A) the Aggregate Capital will not exceed the Purchase Limit, (B) the Purchased Interest will not exceed 100%, (C) the aggregate Swingline Capital will not exceed the Swingline Sub-Limit and (D) the Aggregate Capital will not exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser; and
(iv)    the Facility Termination Date has not occurred.

775839016.11	Annex B-2-2

IN WITNESS WHEREOF, the undersigned has caused this Swingline Purchase Notice to be executed by its duly authorized officer as of the date first above written.
FLEETCOR FUNDING LLC

By:_____________________________
Name:
Title:

775839016.11	Annex B-2-3

ANNEX C
FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of [______ __, ____], is among FleetCor Funding LLC (the “Seller”), [________], as a conduit purchaser (the “[_____] Conduit Purchaser”), [________], as a Committed Purchaser (the “[______] Committed Purchaser” and together with the Conduit Purchaser, the “[_____] Purchasers”), and [________], as purchaser agent for the [_____] Purchasers (the “[______] Purchaser Agent” and together with the [_____] Purchasers, the “[_______] Purchaser Group”).
BACKGROUND
The Seller, Corpay Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator, are parties to a certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended through the date hereof and as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1.    This letter constitutes an Assumption Agreement pursuant to Section 1.2(f) of the Receivables Purchase Agreement. The Seller desires [the [_____] Purchasers] [the [______] Committed Purchaser] to [become a Purchaser Group] [increase its existing Commitment] under the Receivables Purchase Agreement, and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [[________] Purchasers] [[__________] Committed Purchaser] agree[s] to [become Purchasers within a Purchaser Group thereunder] [increase its Commitment to the amount set forth as its “Commitment” under the signature of such [______] Committed Purchaser hereto].
The Seller hereby represents and warrants to the [________] Purchasers and the [_________] Purchaser Agent as of the date hereof, as follows:
(i)the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);
(ii)    no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or Unmatured Termination Event; and

775839016.11	Annex C-1

(iii)    the Facility Termination Date has not occurred.
    SECTION 2.    Upon execution and delivery of this Agreement by the Seller and each member of the [______] Group, satisfaction of the other conditions with respect to the addition of a Group specified in Section 1.2(f) of the Receivables Purchase Agreement (including the written consent of the Administrator and the Purchaser Agents) and receipt by the Administrator of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [_____] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement and the “Commitment” with respect to the Committed Purchasers in such Purchaser Group as shall be as set forth under the signature of each such Committed Purchaser hereto] [the [______] Committed Purchaser shall increase its Commitment to the amount set forth as the “Commitment” under the signature of the [______] Committed Purchaser hereto].
SECTION 3.    By executing this Agreement, each of the parties hereto hereby covenants and agrees with each other party to the Agreement that: (i) until the date that is one year plus one day after the Notes or other outstanding senior indebtedness of any Conduit Purchaser have been paid in full, it will not institute or cause or participate in the institution of any Insolvency Proceeding against such Conduit Purchaser, and (ii) until the date that is one year plus one day after the Final Payout Date, it will not institute or cause or participate in the institution of any Insolvency Proceeding against the Seller. This covenant shall survive any termination of the Receivables Purchase Agreement.
SECTION 4.    THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). This Agreement may not be amended or supplemented except pursuant to a writing signed be each of the parties hereto and may not be waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.
(Signature Pages Follow)

775839016.11	Annex C-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.
FleetCor Funding LLC, as Seller

By:
Name:
Title:

[___________], as a Conduit Purchaser

By:
Name:
Title:
[Address]

[___________], as a Committed Purchaser

By:
Name:
Title:
[Address]
[Commitment]

[_____________], as Purchaser Agent for [_________]

By:
Name:
Title:
[Address]

775839016.11	Annex C-3

Consented to by:
PNC Bank, National Association, as Administrator and as a Purchaser Agent,

By:
Name:
Title:

[______________]4, as a Purchaser Agent,

By:
Name:
Title:
4 Add each Purchaser Agent as a signatory.

775839016.11	Annex C-4

ANNEX D
FORM OF TRANSFER SUPPLEMENT
Dated as of ___________, 20__
Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Discounts (if any) allocable to Capital assigned:	$[_____]
Discount (if any) allocable to Assignor’s remaining Capital:	$[_____]

Section 2.
Effective Date of this Assignment and Acceptance Agreement: [__________] [__], 20[__]
Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 6.3(c) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Committed Purchaser under that certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 among FleetCor Funding LLC, as Seller, Corpay Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, PNC Bank, National Association, as Administrator (as amended, supplemented or otherwise modified from time to time, the “Agreement”) and PNC Capital Markets LLC as Structuring Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
By executing this Assignment and Acceptance Agreement, the assignee hereby covenants and agrees with each other party to the Agreement that: (i) until the date that is one year plus one day after the Notes or other outstanding senior indebtedness of any Conduit Purchaser have been paid in full, it will not institute or cause or participate in the institution of any Insolvency Proceeding against such Conduit Purchaser, and (ii) until the date that is one year plus one day

775839016.11	Annex D-1

TABLE OF CONTENTS
(continued)
Page

after the Final Payout Date, it will not institute or cause or participate in the institution of any Insolvency Proceeding against the Seller. This covenant shall survive any termination of the Agreement.

775839016.11	-2-

TABLE OF CONTENTS
(continued)
Page

ASSIGNOR:     [_________]
By:
Name:
Title
ASSIGNEE:                         [_________]

By:
Name:
Title:

[Address]

Accepted as of date first above
written:
PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:
Name:
Title:

FleetCor Funding LLC,
as Seller

By:
Name:
Title:

775839016.11	-3-

ANNEX E
FORM OF WEEKLY INFORMATION PACKAGE
[--to be inserted--]

775839016.11	Annex E-1

ANNEX F-1
[FORM OF] PAYDOWN NOTICE

Dated as of __________ __, 20__
Corpay Technologies Operating Company, LLC
3280 Peachtree Road, Suite 2400
Atlanta, GA 30305
Attention: Jennifer Alvarado

PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley
[Each Purchaser Agent5]
Ladies and Gentlemen:
Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as Seller, Corpay Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, PNC Bank, National Association, as Administrator and PNC Capital Markets LLC as Structuring Agent. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This letter constitutes a Paydown Notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller will reduce the Aggregate Capital on ____________ ___, 20___6 by $___________. After giving effect to such reduction, the Aggregate Capital will be $___________, and the Purchased Interest will be ____%. Such reduction to the Aggregate Capital shall be allocated to the various Purchaser Groups ratably in accordance with their respective Ratable Shares as follows:

Purchaser Group	Ratable Share of Aggregate Purchase
PNC	$____________
Wells	$____________
Fifth Third	$____________
5 Insert names and addresses of each Purchaser Agent
6    Notice must be given at least one Business Day no later than 3:00 p.m. (New York City time) prior to the date of such reduction for any reduction of the Aggregate Capital less than or equal to $150,000,000 (or such greater amount as agreed to by the Administrator and the Majority Purchaser Agents) and at least three Business Days prior to the date of such reduction for any reduction of the Aggregate Capital greater than $150,000,000.
    Annex F-1
737770282 04351262
775839016.11

MUFG	$____________
TD Bank	$____________
Scotia	$____________
Mizuho	$____________

IN WITNESS WHEREOF, the undersigned has caused this letter to be executed by its duly authorized officer as of the date first above written.
FLEETCOR FUNDING LLC

By:_______________________________
Name:
Title:

    Annex F-2
737770282 04351262
775839016.11

ANNEX G
FORM OF NO PROCEEDINGS LETTER AGREEMENT
Dated as of [__________] [__], 20[__]

PNC Bank, National Association
[______________]
[______________]
Attn: [______________]
FleetCor Funding LLC
[______________]
[______________]
Attn: [______________]
Corpay, Inc.
[______________]
[______________]
Attn: [______________]
Corpay Technologies Operating Company, LLC
[______________]
[______________]
Attn: [______________]
Re:    No Proceedings Letter Agreement
Ladies and Gentlemen:
Reference is made to (a) the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, supplemented or modified from time to time, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as Seller (the “Seller”), Corpay Technologies Operating Company, LLC, as initial Servicer (the “Servicer”), the various Purchasers and Purchaser’s agents from time to time party thereto (“Purchasers”), PNC Bank, National Association, as administrator (the “Administrator”) and PNC Capital Markets LLC as Structuring Agent, the transactions contemplated by which constitute a [____________]7 permitted under Section [____]8 of the Credit Agreement described below and (b) the Credit Agreement, dated as of [_________] [__], (as amended, supplemented or modified from time to time, the “Credit Agreement”), among Corpay Technologies Operating Company, LLC, as a borrower and a guarantor, Corpay, Inc., as parent and a guarantor, certain of their affiliates as guarantors and borrowers, the various lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Creditor Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned thereto i
7 Insert term from Credit Agreement for a permitted receivables financing.
8 Insert appropriate section permitting receivables financing.

775839016.11	Annex G-1

n the Receivables Purchase Agreement as in effect on the date of execution thereof.
In consideration for the Purchasers’ and the Administrator’s consent to the pledge of the limited liability company interests of the Seller to the Creditor Agent under the Credit Agreement and any security agreement or other transaction documents related thereto, Creditor Agent hereby agrees, solely in its capacity as pledgee of the limited liability company interests of the Seller, that it shall not (i) institute or join any other person or entity in instituting against the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law or (ii) otherwise challenge the existence of the Seller, on the one hand, as an entity separate and distinct from each of the Originators and their respective affiliates, on the other hand, in either case, for one year and a day after the date on which no Capital or Discount in respect of the Purchased Interest under the Receivables Purchase Agreement shall be outstanding and all other amounts payable by any Originator, the Seller or the Servicer to the Purchasers, the Administrator or any other Indemnified Party or Affected Person under the Transaction Documents shall have been paid in full. The agreements contained in this paragraph shall survive termination of the Receivables Purchase Agreement, the Credit Agreement or any documents related thereto.
The agreements in the immediately preceding paragraph shall become effective when this letter shall have been executed and delivered by each of the parties hereto and thereafter shall be binding upon and inure to the benefit of the Creditor Agent, the other secured parties under the Credit Agreement, the Purchasers, the Administrator, each Indemnified Party and Affected Person and each of their respective successors and assigns.
This letter shall be governed by, and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.
(continued on the following page)

775839016.11	Annex G-2

Please indicate your agreement with the foregoing by signing (where indicated below).
Very truly yours,
BANK OF AMERICA, N.A.,
as Administrative Agent under the Credit Agreement

     By:
     Name:
Title:
Address: Bank of America, N.A.
[_____________]
[_____________]
[_____________]
Attn: [_____________]

775839016.11	Annex G-3

ACCEPTED AND AGREED TO:
PNC BANK, NATIONAL ASSOCIATION,
as Administrator under the Receivables Purchase Agreement
By:
Name
Title:

775839016.11	Annex G-4

FLEETCOR FUNDING LLC
By:
Name
Title:

CORPAY, INC.
By:
Name
Title:
CORPAY TECHNOLOGIES OPERATING COMPANY, LLC
By:
Name
Title:

775839016.11	Annex G-5

CONFORMED COPY

Exhibit A to Fourth Amendment, dated January 24, 2025

ANNEX H

Form of Excluded Obligor Request
____________________, 20_____
PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Brian Stanley

[Each other Purchaser Agent]
Ladies and Gentlemen:
Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 10, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as Seller (the “Seller”), Corpay Technologies Operating Company, LLC, as initial Servicer (the “Servicer”), the various Purchasers and Purchaser’s agents from time to time party thereto (“Purchasers”), and PNC Bank, National Association, as administrator (the “Administrator”), and PNC Capital Markets LLC, as Structuring Agent. Capitalized terms used in this Excluded Obligor Request (this “Request”) and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.
This Request constitutes an Excluded Obligor Request pursuant to Section 4.7 of the Receivables Purchase Agreement. The Servicer, on behalf of the Seller, desires to designate ________________________ as an Excluded Obligor effective as of ________, 20__ (the “Excluded Obligor Date”).
Attached hereto as Exhibit A is a copy of the UCC-3 financing statement amendment that the Servicer proposes to be filed by [the Administrator][the Servicer] on or promptly following the Excluded Obligor Date in connection with this Request.
Each of Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as of the date hereof, and as of the Excluded Obligor Date, as follows:
(i)     the representations and warranties of the Seller and the Servicer contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as of the date of such Request as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

776879244.5

(ii)    no event has occurred and is continuing, or would result from the proposed designation of such Obligor as an Excluded Obligor, that constitutes a Termination Event or Unmatured Termination Event;
(iii)    after giving effect to such proposed designation of such Obligor as an Excluded Obligor, the Aggregate Capital will not exceed the Purchase Limit, and the Purchased Interest will not exceed 100%; and
(iv)    the Facility Termination Date has not occurred.
[Signature Pages Follow]

776879244.5	Exhibit C-2	Purchase and Sale Agreement

CONFORMED COPY

Exhibit A to Fourth Amendment, dated January 24, 2025

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT
Dated as of November 14, 2014

among
VARIOUS ENTITIES LISTED ON SCHEDULE I,
as the initial Originators

ANY OTHER ENTITIES THAT BECOME A PARTY HERETO
AS ORIGINATORS FROM TIME TO TIME
and
FLEETCOR FUNDING LLC

776879244.5	Exhibit C-3	Purchase and Sale Agreement

CONTENTS
Clause    Subject Matter    Page

ARTICLE I
AGREEMENT TO PURCHASE AND SELL
SECTION 1.1    Agreement To Purchase and Sell    2
SECTION 1.2    Timing of Purchases    4
SECTION 1.3    Consideration for Purchases    4
SECTION 1.4    Purchase and Sale Termination Date    4
SECTION 1.5    Intention of the Parties    4
ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
SECTION 2.1    Purchase Report    5
SECTION 2.2    Calculation of Purchase Price    5
ARTICLE III
CONTRIBUTION AND PAYMENT OF PURCHASE PRICE
SECTION 3.1    Contribution of Receivables and Initial Purchase Price Payment    6
SECTION 3.2    Subsequent Purchase Price Payments    6
SECTION 3.3    Settlement as to Specific Receivables and Dilution    7
SECTION 3.4    Reconveyance of Receivables    8
ARTICLE IV
CONDITIONS OF PURCHASES
SECTION 4.1    Conditions Precedent to Initial Purchase    8
SECTION 4.2    Certification as to Representations and Warranties    10
SECTION 4.3    Additional Originators    10
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
SECTION 5.1    Existence and Power    11
SECTION 5.2    Company and Governmental Authorization, Contravention    11
SECTION 5.3    Binding Effect of Agreement    11
SECTION 5.4    Accuracy of Information    11
SECTION 5.5    Actions, Suits    11
SECTION 5.6    Taxes    11
SECTION 5.7    Compliance with Applicable Laws    12
SECTION 5.8    Reliance on Separate Legal Identity    12
SECTION 5.9    Investment Company    12

776879244.5	-i-

CONTENTS
Clause    Subject Matter    Page

SECTION 5.10    Perfection    12
SECTION 5.11    Creation of Receivables    12
SECTION 5.12    Credit and Collection Policy    12
SECTION 5.13    Enforceability of Contracts    12
SECTION 5.14    Location and Offices    12
SECTION 5.15    Good Title    13
SECTION 5.16    Names    13
SECTION 5.17    Nature of Receivables    13
SECTION 5.18    Bulk Sales, Margin Regulations, No Fraudulent Conveyance, Investment Company    13
SECTION 5.19    Solvency    13
SECTION 5.20    Licenses, Contingent Liabilities, and Labor Controversies    13
SECTION 5.21    Anti-Money Laundering/International Trade Law Compliance    13
SECTION 5.22    Reaffirmation of Representations and Warranties by the Originator    14
ARTICLE VI
COVENANTS OF THE ORIGINATORS
SECTION 6.1    Affirmative Covenants    14
SECTION 6.2    Reporting Requirements    15
SECTION 6.3    Negative Covenants    16
SECTION 6.4    Substantive Consolidation    17
SECTION 6.5    Originator shall not become a Sanctioned Person    19
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES
SECTION 7.1    Rights of the Company    19
SECTION 7.2    Responsibilities of the Originators    20
SECTION 7.3    Further Action Evidencing Purchases    21
SECTION 7.4    Application of Collections    22
SECTION 7.5    Ordinary Course of Business    22
ARTICLE VIII
PURCHASE AND SALE TERMINATION EVENTS
SECTION 8.1    Purchase and Sale Termination Events    22
SECTION 8.2    Remedies    23

776879244.5	-ii-

CONTENTS
Clause    Subject Matter    Page

ARTICLE IX
INDEMNIFICATION
SECTION 9.1    Indemnities by the Originators    23
ARTICLE X
MISCELLANEOUS
SECTION 10.1    Amendments, etc    25
SECTION 10.2    Notices, etc    25
SECTION 10.3    No Waiver; Cumulative Remedies    25
SECTION 10.4    Binding Effect; Assignability    25
SECTION 10.5    Governing Law    26
SECTION 10.6    Costs, Expenses and Taxes    26
SECTION 10.7    SUBMISSION TO JURISDICTION    26
SECTION 10.8    WAIVER OF JURY TRIAL    27
SECTION 10.9    Captions and Cross References; Incorporation by Reference    27
SECTION 10.10    Execution in Counterparts    27
SECTION 10.11    Acknowledgment and Agreement    27
SECTION 10.12    No Proceeding    27
SECTION 10.13    Limited Recourse    28

776879244.5	-iii-

SCHEDULES
Schedule I    List of Originators
Schedule II    Location of Each Originator
Schedule III    Location of Books and Records of Originators
Schedule IV    Trade Names
Schedule V    Actions/Suits
EXHIBITS
Exhibit A    Form of Purchase Report
Exhibit B    Form of Company Note
Exhibit C    Form of Joinder Agreement

776879244.5	iv

THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of November 14, 2014 is entered into by and among the VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO (each, an “Originator”; and collectively, “Originators”), and FLEETCOR FUNDING LLC, a Delaware limited liability company (the “Company”).
DEFINITIONS
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit I to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Company, as Seller, Corpay Technologies Operating Company, LLC (individually, “FleetCor”), as initial Servicer (in such capacity, the “Servicer”), the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator. All references herein to months are to calendar months unless otherwise expressly indicated.
BACKGROUND:
1.The Company is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by FleetCor;
2.The Originators generate or acquire Receivables in the ordinary course of their businesses;
3.Concurrently herewith, Comdata Inc. (“Comdata”) is entering into that certain Receivables Purchase and Sale Agreement (the “Sub-Originator PSA”) with the each of the Persons parties thereto as “Sub-Originators” or who become parties thereto as “Sub-Originators” pursuant to a Joinder Agreement whereby such Persons will sell their respective Receivables to Comdata;
4.On the date hereof, Comdata is repurchasing from Comdata Receivables, Inc., a Delaware corporation (the “Comdata SPV”) all outstanding Receivables and other property from time to time sold, assigned, contributed or otherwise transferred by Comdata to the Comdata SPV pursuant to that certain Receivables Sale Agreement, dated as of August 17, 2010 (as amended, supplemented or otherwise modified through the date hereof, the “Comdata RSA”). Such Receivables are referred to herein as the “Existing Comdata Receivables” and the repurchase agreement relating thereto is referred to herein as the “Receivables Transfer Agreement”;
5.In order to finance their respective businesses, the Originators (other than Comdata and Pacific Pride Services, LLC (“Pacific Pride”)) have sold and all of the Originators wish to sell and contribute certain Receivables and Related Rights from time to time to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase (and, solely with respect to FleetCor, accept contributions of) such Receivables and Related Rights from such Originators;
6.The parties hereto (other than Comdata and Pacific Pride) have entered into that certain Purchase and Sale Agreement, dated as of December 20, 2004 (as amended, supplemented or otherwise modified through the date hereof, the “Original PSA”), and each of

776879244.5

Comdata and Pacific Pride desires to become a party to the Original PSA (as amended and restated hereby), as an Originator;
7.This Agreement amends and restates in its entirety, as of the date hereof, the Original PSA. Upon the effectiveness of this Agreement and the Receivables Purchase Agreement in accordance with their terms, the terms and provisions of the Original PSA shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the foregoing and for the avoidance of doubt, (a) all indemnification obligations of the Originators under the Original PSA shall survive this Agreement, (b) all sales and contributions of Receivables and Related Rights under the Original PSA by the Originators to the Company are hereby ratified and confirmed and shall survive this Agreement and (c) the security interests granted by the Originators pursuant to Section 1.5 of the Original PSA shall remain in full force and effect and shall survive this Agreement as security for all obligations of the Originators under the Original PSA until such obligations have been finally and fully paid and performed. Upon the effectiveness of this Agreement, each reference to the Original PSA in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and or delivered in connection with the Original PSA; and
8.The Originators and the Company intend this transaction to be a true sale of Receivables by each Originator to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Originators and the Company do not intend the transactions hereunder to be characterized as a loan from the Company to any Originator.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:
SECTION 1.
AGREEMENT TO PURCHASE AND SELL
1.1.Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Company, and the Company agrees to purchase from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:
(a)(i) each Receivable (including, without limitation, each such Receivable sold or purported sold to such Originator pursuant to the Sub-Originator PSA) of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the applicable Cut-Off Date other than Receivables contributed pursuant to Section 3.1 (the “Contributed Receivables”) and (ii) each Existing Comdata Receivable;
(b)(i) each Receivable generated or acquired by any Originator (including, without limitation, each such Receivable sold or purported sold to such Originator pursuant to the Sub-Originator PSA) from and including the applicable Cut-Off Date to but excluding the Purchase and Sale Termination Date and (ii) each Existing Comdata Receivable;

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(c)all rights to, but not the obligations of, such Originator under all Related Security with respect to any of the foregoing Receivables;
(d)all monies due or to become due to such Originator with respect to any of the foregoing;
(e)all books and records of such Originator to the extent related to any of the foregoing;
(f)all collections and other proceeds and products of any of the foregoing (as defined in the UCC) that are or were received by such Originator on or after the applicable Cut-Off Date, including, without limitation, all funds which either are received by such Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments (including any Credit Insurance Policy payments) that such Originator, the Company or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables);
(g)all of the Originators’ rights, remedies, powers, privileges, title and interest (but not obligations) under the Sub-Originator PSA and the Receivables Transfer Agreement; and
(h)all rights, remedies, powers, privileges, title and interest (but not obligations) in and to the Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, all Collections on deposit in any Exception Account, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC).
All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed. The Company’s foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (h) above, including with respect to Contributed Receivables, (collectively, the “Related Rights”) is herein called the “Purchase Facility.”
As used herein, “Cut-Off Date” means (a) with respect to each Originator other than Comdata, Pacific Pride and any Originator that first becomes a party hereto after the date hereof, December 13, 2004, (b) with respect to Comdata, the earlier of (i) the date designated as the “RSA Termination Date” pursuant to the Comdata RSA and (ii) the effective date of any

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agreement terminating the transfer of Receivables from Comdata to the Comdata SPV, (c) with respect to Pacific Pride, October 31, 2014, (d) with respect to Creative Lodging Solutions, LLC, August 13, 2023, (e) with respect to TA Connections IL, LLC and TA Connections DE, LLC, January 23, 2025 and (e) with respect to any Originator that first becomes a party hereto after the date hereof, the calendar day prior to the date on which such Originator becomes a party hereto or such other date as the Company and such Originator agree to in writing.
1.2.Timing of Purchases.
1.2.1Cut-Off Date Purchases; Closing Date Purchases. (i) Each Originator’s entire right, title and interest in each Receivable that existed and was owing to such Originator as of the close of such Originator’s business on the applicable Cut-Off Date (other than the Contributed Receivables) and all Related Rights with respect thereto shall be, and shall be deemed to have been, sold by such Originator to the Company on such Cut-Off Date and (ii) each Originator’s entire right, title and interest (if any) in each Existing Comdata Receivable and all Related Rights with respect thereto shall be, and shall be deemed to have been, sold by such Originator to the Company on the Closing Date.
1.2.2Subsequent Purchases. After the applicable Cut-Off Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated or acquired by each Originator shall be deemed to have been sold or contributed, as applicable, by such Originator to the Company immediately (and without further action) upon the creation of such Receivable, except as set forth in Section 6.18 of the Receivables Purchase Agreement.
1.3.Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the Originators in accordance with Article III and to reflect all contributions in accordance with Section 3.1.
1.4.Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earliest to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2 and (b) the Payment Date immediately following the day on which the Originators shall have given written notice to the Company, the Administrator and each Purchaser Agent at or prior to 10:00 a.m. (New York City time) that the Originators desire to terminate this Agreement.
1.5.Intention of the Parties. It is the express intent of each Originator and the Company that each conveyance by such Originator to the Company pursuant to this Agreement of the Receivables and Related Rights, including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be construed as a valid and perfected sale and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Company (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Company be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables and

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Related Rights, including without limitation any Receivables constituting general intangibles, is not construed to be both a valid and perfected sale and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Company that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) such Originator shall be deemed to have granted to the Company as of the date of this Agreement, and such Originator hereby grants to the Company a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created or acquired by such Originator transferred or purported to be transferred hereunder, (B) all monies due or to become due and all amounts received with respect thereto, (C) all books and records of such Originator to the extent related to any of the foregoing, and (D) all proceeds and products of any of the foregoing to secure all of such Originator’s obligations hereunder.
SECTION 2.
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
2.1.Purchase Report. On the Closing Date and on the 25th day of each calendar month thereafter (or if such day is not a Business Day, the next occurring Business Day) (each such date, a “Monthly Purchase Report Date”), the Servicer shall deliver to the Company and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:
2.1.1Receivables purchased (or, in the case of Contributed Receivables, received) by the Company from each Originator on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date);
2.1.2Receivables purchased (or, in the case of Contributed Receivables, received) by the Company from each Originator during the period commencing on the Monthly Purchase Report Date immediately preceding such Monthly Purchase Report Date to (but not including) such Monthly Purchase Report Date (in the case of each subsequent Purchase Report); and
2.1.3the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3 (a) and (b).
2.2.Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator for the Receivables that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD
where:
PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

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OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.
FMVD	=
Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, and (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last Business Day of the calendar month next preceding such Payment Date) and the denominator of which is 365.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business.
“Prime Rate” means a per annum rate equal to the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Administrator in its sole discretion.
SECTION 3.
CONTRIBUTION AND PAYMENT OF PURCHASE PRICE
3.1.Contribution of Receivables and Initial Purchase Price Payment.
3.1.1Contribution of Receivables. On the effective date of the Original PSA, FleetCor contributed to the capital of the Company, either or a combination of (i) Receivables and Related Rights consisting of each Receivable of FleetCor that existed and was owing to FleetCor on such Cut-Off Date beginning with the oldest of such Receivables and continuing chronologically thereafter and/or (ii) cash or other assets, in either case, such that the aggregate outstanding balance of all equity held by FleetCor in the Company, after giving effect to such contribution, was equal to $6,000,000.
3.1.2Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date partially in cash (in an amount to be agreed between the Company and such Originator and set forth in the initial Purchase Report) and partially by issuing a promissory note in the form of Exhibit B to such Originator with an initial principal balance equal to the remaining Purchase Price (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Company Note”).
3.2.Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the

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Company shall pay to each Originator the Purchase Price for the Receivables generated or acquired by such Originator on such Payment Date:
(a)First, in cash to the extent the Company has cash available therefor and such payment is not prohibited under the Receivables Purchase Agreement; and
(b)Second, solely in the case of FleetCor, if elected by FleetCor in its sole discretion, to the extent any portion of the Purchase Price remains unpaid, by accepting a contribution of such Receivable and the Related Rights to its capital in an amount equal to such remaining unpaid portion of such Purchase Price; provided, however, that the foregoing shall not be construed to require FleetCor to make any capital contribution to the Company; and
(c)Third, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Company Note shall be automatically increased by an amount equal to such remaining unpaid portion of such Purchase Price
For the avoidance of doubt each Company Note (and the principal amount thereof) outstanding as of the date hereof under the Original PSA shall constitute a Company Note (and principal thereof) outstanding hereunder for all purposes.
The Servicer shall make all appropriate record keeping entries with respect to each of the Company Notes to reflect the foregoing payments and reductions made pursuant to Section 3.3, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Company Notes at any time. Each Originator hereby irrevocably authorizes the Servicer to mark the Company Notes “CANCELED” and to return such Company Notes to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.
3.3.Settlement as to Specific Receivables and Dilution.
3.3.1If, (i) on the day of purchase or contribution of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.10, 5.15 and 5.17 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.10, 5.15 and 5.17 is no longer true with respect to such Receivable, then the Purchase Price (or in the case of a Contributed Receivable the Outstanding Balance of such Receivable (the “Contributed Value”)), with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to such Originator.

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3.3.2If, on any day, the Outstanding Balance of any Receivable (including any Contributed Receivable) purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, or any discount or other adjustment made by any Originator, the Company or the Servicer or any setoff or dispute between any Originator or the Servicer and an Obligor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of such Originator), then the Purchase Price or Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Originator as provided in clause (c) below.
3.3.3Any reduction in the Purchase Price or Contributed Value of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:
(i)to the extent of any outstanding principal balance under the Company Note payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to such Originator; and
(ii)after making any deduction pursuant to clause (i) above, shall be paid in cash to the Company by such Originator in the manner and for application as described in the following proviso;
provided, further, that at any time (y) when a Termination Event or an Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Company by deposit in immediately available funds into an Eligible Collection Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.
3.4.Reconveyance of Receivables. In the event that an Originator has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Company shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.
SECTION 4.
CONDITIONS OF PURCHASES
4.1.Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Company and the Administrator (as the Company’s assignee) and each Purchaser Agent shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Company and the Administrator (as the Company’s assignee) and each Purchaser Agent:

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4.1.1A copy of the resolutions of the board of directors or managers of each Originator approving the Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;
4.1.2Good standing certificates for each Originator issued as of a recent date acceptable to the Company and the Administrator (as the Company’s assignee) by the Secretary of State of the jurisdiction of such Originator’s organization and each jurisdiction where such Originator is qualified to transact business;
4.1.3A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign the Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Company and the Administrator (as the Company’s assignee) and each Purchaser Agent may conclusively rely until such time as the Servicer, the Company and the Administrator (as the Company’s assignee) and each Purchaser Agent shall receive from such Person a revised certificate meeting the requirements of this clause (c));
4.1.4The certificate or articles of incorporation or other organizational document of each Originator duly certified by the Secretary of State of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws of such Originator, each duly certified by the Secretary or an Assistant Secretary of such Originator;
4.1.5Proper financing statements to be filed on or promptly after the Closing Date or time-stamped receipt copies of proper financing statements filed prior to the Closing Date, as applicable, name each Originator as the debtor/seller and the Company as the buyer/assignor (and the Administrator, for the benefit of the Purchasers, as secured party/assignee) of the Receivables generated or acquired by such Originator as may be necessary or, in the Company’s or the Administrator’s opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Company’s ownership interest in all Receivables and such other rights, accounts, instruments and moneys (including, without limitation, Related Security) in which an ownership or security interest has been assigned to it hereunder;
4.1.6A written search report from a Person satisfactory to the Company and the Administrator (as the Company’s assignee) listing all effective financing statements that name the Originators as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Person pursuant to the applicable UCC, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Company showing no evidence of such liens filed against any Originator;
4.1.7Proper financing statements to be filed on or promptly after the Closing Date or time-stamped receipt copies of proper financing statements filed prior to the Closing Date, as applicable, necessary to release all security interests and other rights of any Person in the Receivables or Related Rights previously granted by any Originator.

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4.1.8A favorable opinion of counsel to the Originators, in form and substance satisfactory to the Company and the Administrator, addressed to the Administrator and each Purchaser;
4.1.9A Company Note in favor of each Originator, duly executed by the Company; and
4.1.10Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company’s and the Administrator’s (as the Company’s assignee) satisfaction.
4.2.Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated or acquired by such Originator, shall be deemed to have certified that the representations and warranties contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
4.3.Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Company and the Administrator and, if such Originator is not a Small Originator, each Purchaser Agent; provided that the following conditions are satisfied (or waived in writing by the Company and the Administrator and, if such Originator is not a Small Originator, each Purchaser Agent) on or before the date of such addition:
4.3.1The Servicer shall have given the Company, the Administrator and each Purchaser Agent at least thirty days prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Administrator and, if such Originator is not a Small Originator, any Purchaser Agent may reasonably request;
4.3.2such proposed additional Originator has executed and delivered to the Company, the Administrator and each Purchaser Agent an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);
4.3.3such proposed additional Originator has delivered to the Company and the Administrator (as the Company’s assignee) and each Purchaser Agent each of the documents with respect to such Originator described in Sections 4.1 and 4.2, in each case in form and substance satisfactory to the Company and the Administrator (as the Company’s assignee) and, if such Originator is not a Small Originator, each Purchaser Agent; and
4.3.4no Purchase and Sale Termination Date shall have occurred and be continuing.

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SECTION 5.
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
In order to induce the Company to enter into this Agreement and to make purchases hereunder, each Originator hereby represents and warrants with respect to itself that each representation and warranty concerning it or the Receivables sold or contributed by it hereunder, that is contained in the Receivables Purchase Agreement is true and correct, and hereby makes the representations and warranties set forth in this Article V.
5.1.Existence and Power. Such Originator is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except if failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.
5.2.Company and Governmental Authorization, Contravention. The execution, delivery and performance by such Originator of this Agreement are within such Originator’s company powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with (other than the filing of the UCC financing statements and continuation statements contemplated hereunder), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of such Originator or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Originator or result in the creation or imposition of any lien (other than liens in favor of Comdata, the Company and Administrator under the Transaction Documents) on assets of such Originator or any of its Subsidiaries.
5.3.Binding Effect of Agreement. This Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
5.4.Accuracy of Information. All information heretofore furnished by such Originator to the Company, the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator to the Company, the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.
5.5.Actions, Suits. Except as set forth in Schedule V, there are no actions, suits or proceedings pending or, to the best of such Originator’s knowledge, threatened against or affecting such Originator or any of its Affiliates or their respective properties, in or before any

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court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of such Originator (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
5.6.Taxes. Such Originator has filed or caused to be filed all U.S. federal income tax returns and all other material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid all taxes payable by it which have become due or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority.
5.7.Compliance with Applicable Laws. Such Originator is in compliance with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities except to the extent that the failure to comply would not be reasonably expected to have a Material Adverse Effect. In addition, no Receivable sold or contributed hereunder contravenes any laws, rules or regulations applicable thereto or to such Originator.
5.8.Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Purchasers, the Purchaser Agents and the Administrator are entering into the Transaction Documents to which they are parties in reliance upon the Company’s identity as a legal entity separate from such Originator.
5.9.Investment Company. Such Originator is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
5.10.Perfection. Immediately preceding its sale or contribution of each Receivable hereunder, such Originator was the owner of such Receivable sold or purported to be sold, free and clear of any Adverse Claims, other than Permitted Encumbrances, and each such sale or contribution hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold or contributed by it, free and clear of any Adverse Claims, other than Permitted Encumbrances.  On or before the date hereof and before the generation or acquisition by such Originator of any new Receivable to be sold, contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Company’s ownership interest in such Receivable against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.
5.11.Creation of Receivables. Such Originator has exercised at least the same degree of care and diligence in the creation or acquisition of the Receivables sold, contributed or otherwise transferred hereunder as it has exercised in connection with the creation of Receivables originated by it and not so transferred hereunder.
5.12.Credit and Collection Policy. Such Originator has complied in all material respects with its Credit and Collection Policy in regard to each Receivable sold or contributed by it hereunder and any related Contract.

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5.13.Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract.
5.14.Location and Offices. As of the date hereof, such Originator’s location (as such term is defined in the applicable UCC) is at the address set forth on Schedule II hereto, and such location has not been changed for at least four months before the date hereof. The offices where such Originator keeps all records concerning the Receivables are located at the addresses set forth on Schedule III hereto or such other locations of which the Company and the Administrator (as the Company’s assignee) has been given written notice in accordance with the terms hereof.
5.15.Good Title. Upon the creation of each new Receivable sold or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Receivables, the Company shall have a valid and perfected first priority ownership interest in each Receivable sold or contributed to it hereunder, free and clear of any Adverse Claim other than Permitted Encumbrances.
5.16.Names. Except as described in Schedule IV, such Originator has not used any corporate or company names, tradenames or assumed names other than its name set forth on the signature pages of this Agreement at any time from and after the date that fell five years before such Originator’s applicable Cut-Off Date.
5.17.Nature of Receivables. Each Pool Receivable purchased or contributed hereunder and included in the calculation of Net Receivables Pool Balance is, on the date of such purchase or contribution, an Eligible Receivable.
5.18.Bulk Sales, Margin Regulations, No Fraudulent Conveyance, Investment Company. No transaction contemplated hereby requires compliance with or will become subject to avoidance under any bulk sales act or similar law. No use of funds obtained by such Originator hereunder will conflict with or contravene Regulation T, U or X of the Federal Reserve Board. No purchase hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.
5.19.Solvency. On the date hereof, and on the date of each purchase or contribution hereunder (both before and after giving effect to such purchase or contribution), such Originator shall be Solvent.
5.20.Licenses, Contingent Liabilities, and Labor Controversies.
5.20.1Such Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.

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5.20.2There are no labor controversies pending against such Originator that have had (or could be reasonably expected to have) a Material Adverse Effect.
5.21.Anti-Money Laundering/International Trade Law Compliance. Such Originator is not a Sanctioned Person. Such Originator, either in its own right or through any third party, (a) has none of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does no business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) does not engage in any dealings or transactions prohibited by any Anti-Terrorism Law.
5.22.Reaffirmation of Representations and Warranties by the Originator. On each day that a new Receivable is created or acquired, and when sold or contributed to the Company hereunder, such Originator shall be deemed to have certified that all representations and warranties set forth in this Article V are true and correct on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)).
SECTION 6.
COVENANTS OF THE ORIGINATORS
6.1.Affirmative Covenants. From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator agrees that, unless the Administrator, Company and the Majority Purchaser Agents shall otherwise consent in writing:
6.1.1General Information. Such Originator shall furnish to the Company, the Administrator and each Purchaser Agent such information as such Person may from time to time reasonably request.
6.1.2Furnishing of Information and Inspection of Records. Such Originator will furnish to the Company, the Administrator and each Purchaser Agent from time to time such information with respect to the Receivables as such Person may reasonably request. Such Originator will, at such Originator’s expense, during regular business hours with prior written notice (i) so long as no Termination Event has occurred, not more than once during each fiscal quarter, permit the Company, the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Receivables or other Pool Assets and (B) to visit the offices and properties of such Originator for the purpose of examining such books and records, and to discuss matters relating to the Receivables, other Related Rights or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator (provided that representatives of such Originator are present during such discussions) having knowledge of such matters and (ii)  without limiting the provisions of clause (i) above, during regular business hours, at Originator’s expense, upon reasonable prior written notice from the Company, the Administrator or any Purchaser Agent, permit certified public accountants or other auditors acceptable to the Administrator and the Purchaser Agents to conduct, a review of its books and records with

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respect to the Receivables; provided, that such Originator shall only be responsible for the expenses incurred in connection with one (1) review for any calendar year pursuant to this clause (ii), so long as no Termination Event has occurred.
6.1.3Keeping of Records and Books. Such Originator will have and maintain (i) administrative and operating procedures (including an ability to recreate records if originals are destroyed), (ii) adequate facilities, personnel and equipment and (iii) all records and other information reasonably necessary for collection of the Receivables originated by such Originator (including records adequate to permit the daily identification of each new such Receivable and all Collections of, and adjustments to, each existing such Receivable). Such Originator will give the Company, the Administrator and each Purchaser Agent prior notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures described to the Company, the Administrator and each Purchaser Agent on or before the date hereof as such Originator’s then existing or planned administrative and operating procedures for collecting Receivables.
6.1.4Performance and Compliance with Receivables and Contracts. Such Originator will at its expense timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under all Contracts or other documents or agreements related to the Receivables.
6.1.5Credit and Collection Policy. Such Originator will comply in all material respects with its Credit and Collection Policy in regard to each Receivable originated by it and any related Contract or other related document or agreement.
6.1.6Receivables Purchase Agreement. Such Originator will perform and comply in all material respects with each covenant and other undertaking in the Receivables Purchase Agreement that the Company undertakes to cause such Originator to perform, subject to any grace periods for such performance provided for in the Receivables Purchase Agreement.
6.1.7Preservation of Existence. Such Originator shall preserve and maintain its existence as a corporation, partnership or limited liability company, as applicable, and all rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where the failure to preserve and maintain such rights, franchises, privileges and qualification would be reasonably expected to have a Material Adverse Effect.
6.1.8Location of Records. Keep its location (as such term is defined in the applicable UCC), and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Schedule II or Schedule III, respectively, or, upon 30 days’ prior written notice to the Company, the Administrator (as the Company’s assignee) and each Purchaser Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.
6.1.9Legend. Each Originator shall place on the most recent and on all subsequent summary master control data processing reports a legend or notification stating that

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the Pool Receivables have been sold or contributed to the Company and sold or pledged to the Administrator pursuant to this Agreement and the Receivables Purchase Agreement.
6.2.Reporting Requirements. From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator will, unless the Company, the Administrator and the Majority Purchaser Agents shall otherwise consent in writing, furnish to the Company, the Administrator and the Majority Purchaser Agents:
6.2.1Purchase and Sale Termination Events. As soon as possible, and in any event within three (3) Business Days after such Originator becomes aware of the occurrence of each Purchase and Sale Termination Event or each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event (an “Unmatured Purchase and Sale Termination Event”), a written statement of the chief financial officer or chief accounting officer of such Originator describing such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and the action that such Originator proposes to take with respect thereto, in each case in reasonable detail;
6.2.2Proceedings. As soon as possible and in any event within three (3) Business Days after such Originator becomes aware thereof, written notice of (i) litigation, investigation or proceeding of the type described in Section 5.5 not previously disclosed to the Company, the Administrator and each Purchaser Agent which would reasonably be expected to have a Material Adverse Effect, and (ii) all material adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations; and
6.2.3Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of such Originator as the Company, the Administrator or any Purchaser Agent may from time to time reasonably request in order to protect the interests of the Company, the Purchasers, the Purchaser Agents or the Administrator under or as contemplated by the Transaction Documents.
6.3.Negative Covenants. From the date hereof until the first date following the Purchase and Sale Termination Date when no Aggregate Capital or Discount with respect to the Purchased Interest remains outstanding and all obligations of such Originator to the Company and its assigns have been satisfied in full, each Originator agrees that, unless the Company, the Administrator and the Majority Purchaser Agents shall otherwise consent in writing, it shall not:
6.3.1Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Encumbrances) upon or with respect to, any Receivable sold, contributed or otherwise conveyed or purported to be sold, contributed or otherwise conveyed hereunder or any related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.

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6.3.2Extension or Amendment of Receivables. Except as otherwise permitted in Section 4.2(a) of the Receivables Purchase Agreement and the applicable Credit and Collection Policy, extend, amend or otherwise modify, in any material respect, the terms of any Receivable generated or acquired by it that is sold, contributed or otherwise conveyed hereunder, or amend, modify or waive, in any material respect, the provisions of any Contract related thereto.
6.3.3Change in Business or Credit and Collection Policy. (i) Make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any change in its Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and the Majority Purchaser Agents. No Originator shall make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and the Majority Purchaser Agents.
6.3.4Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. Except as otherwise provided in the Receivables Purchase Agreement in regard to servicing, take any action to cause or permit any Receivable generated or acquired by it that is sold or contributed by it hereunder to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC).
6.3.5Mergers, Acquisitions, Sales, etc. (i) Be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where the Company, the Administrator and each Purchaser Agent have each (A) received 30 days’ prior notice thereof, (B) consented in writing thereto, (C) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Company, the Administrator or any Purchaser Agent shall request and (D) been satisfied that all other action to perfect and protect the interests of the Company and the Administrator, on behalf of the Purchasers, in and to the Receivables to be sold by it hereunder and other Related Rights, as requested by the Company, the Administrator or any Purchaser Agent shall have been taken by, and at the expense of such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets (other than Receivables or interests therein which shall be governed by clause (B) below) or (B) any Receivables or any interest therein (other than pursuant to this Agreement) unless such Receivables are created or acquired after the Purchase and Sale Termination Date and are not financed under the Transaction Documents.
6.3.6Collection Accounts. (i) Make any changes in its instructions to Obligors regarding Collections on Receivables sold, contributed or otherwise conveyed by it hereunder or add or terminate any bank as a Collection Account Bank (x) unless the requirements of Section 1(f) of Exhibit IV to the Receivables Purchase Agreement have been met or (y) with respect to

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the Exception Account Originators, except as permitted pursuant to Section 4 of Exhibit IV of the Receivables Purchase Agreement or (ii) except for those funds permitted to be commingled pursuant to Section 1(f) of Exhibit IV to the Receivables Purchase Agreement, commingle Collections or other funds to which the Administrator, any Purchaser Agent or Purchaser is entitled with any other funds.
6.3.7Accounting for Purchases. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales or contributions of the Receivables and Related Rights by such Originator to the Company.
6.3.8Transaction Documents. Enter into, execute, deliver or otherwise become bound after the Closing Date by any agreement, instrument, document or other arrangement that restricts the right of such Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.
6.4.Substantive Consolidation. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Company’s identity as a legal entity separate from such Originator and their respective Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:
(a)such Originator shall not be involved in the day to day management of the Company;
(b)such Originator shall maintain separate corporate records and books of account from the Company and otherwise will observe corporate formalities and have a separate area from the Company for its business (which may be located at the same address as the Company, and, to the extent that it and the Company have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);
(c)the financial statements and books and records of such Originator shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, that the Company’s assets and liabilities may be included in a consolidated financial statement issued by an affiliate of the Company; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Company’s assets are not available to satisfy the obligations of such affiliate;
(d)except as permitted by the Receivables Purchase Agreement, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts)

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separately from the assets (including, without limitation, deposit accounts) of the Company and (ii) such Originator’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Company;
(e)all of the Company’s business correspondence and other communications shall be conducted in the Company’s own name and on its own stationery;
(f)such Originator shall not act as an agent for the Company, other than FleetCor in its capacity as the Servicer, and in connection therewith, FleetCor shall present itself to the public as an agent for the Company and a legal entity separate from the Company;
(g)such Originator shall not conduct any of the business of the Company in its own name;
(h)such Originator shall not pay any liabilities of the Company out of its own funds or assets;
(i)such Originator shall maintain an arm’s-length relationship with the Company;
(j)such Originator shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;
(k)such Originator shall not acquire obligations of the Company;
(l)such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including, without limitation, shared office space;
(m)such Originator shall identify and hold itself out as a separate and distinct entity from the Company;
(n)such Originator shall correct any known misunderstanding respecting its separate identity from the Company;
(o)such Originator shall not enter into, or be a party to, any transaction with the Company, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(p)such Originator shall not pay the salaries of the Company’s employees, if any; and

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(q)to the extent not already covered in paragraphs (a) through (p) above, such Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 3 of Exhibit IV to the Receivables Purchase Agreement.
6.5.Originator shall not become a Sanctioned Person. Such Originator, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase under this Agreement to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Jurisdiction or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay such Originator’s obligations under the Transaction Documents will not be derived from any unlawful activity. The Originator shall comply with all Anti-Terrorism Laws. The Originator shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.
SECTION 7.
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
7.1.Rights of the Company. Each Originator hereby authorizes the Company, the Servicer or their respective designees or assignees under the Receivables Purchase Agreement (including, without limitation, the Administrator) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.
7.2.Responsibilities of the Originators. Anything herein to the contrary notwithstanding:
7.2.1Collection Procedures. Each Originator agrees to direct its respective Obligors to make payments of Receivables that were billed or invoiced after December 14, 2014 sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder directly to the relevant Collection Account or related Lock-Box at a Collection Account Bank (or as otherwise permitted pursuant to Section 4 of Exhibit IV of the Receivables Purchase Agreement). Each Originator further agrees to transfer any Collections of Receivables sold or conveyed by it hereunder that it receives directly to a Collection Account within two (2) Business Days of receipt thereof (or as otherwise permitted pursuant to Section 4 of Exhibit IV of the Receivables Purchase Agreement), and agrees that all such Collections shall be deemed to be received in trust for the Company and the Administrator (for the benefit of the Purchasers).

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7.2.2Each Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Originator from such obligations.
7.2.3None of the Company, the Servicer, the Purchasers, the Purchaser Agents or the Administrator shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Purchasers, the Purchaser Agents or the Administrator be obligated to perform any of the obligations of such Originator thereunder (in each case, with respect to the Servicer and each of FleetCor and Holdings as performance guarantors, except as set forth in the Transaction Documents to which they are a party).
7.2.4Each Originator hereby grants to the Administrator an irrevocable power of attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of a Purchase and Sale Termination Event to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Company (whether or not from such Originator) in connection with any Receivable sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder or any Related Right.
7.2.5Exception Accounts.
(i)On or prior to May 24, 2025 (or such later date as agreed to in writing by the Administrator in its sole discretion), pursuant to Section 4 of Exhibit IV of the Receivables Purchase Agreement, each Exception Account Originator shall, or shall enable the Company and the Servicer to, instruct any Exception Account Obligor previously instructed to deliver payments to the Exception Accounts to be instructed, and to receive acknowledgement from each such Exception Account Obligor of such instruction, to remit subsequent payments to the applicable Pool Receivables solely to the Replacement Account and cease remitting payments on any applicable Pool Receivables to the Exception Account.
(ii)On or prior to May 24, 2025 (or such later date as agreed to in writing by the Administrator in its sole discretion), pursuant to Section 4 of Exhibit IV of the Receivables Purchase Agreement, each Exception Account Originator shall certify to the Administrator in writing in form and substance acceptable to the Administrator that any Exception Account Obligor previously instructed to deliver payments to an Exception Account owned by such Exception Account Originator has been instructed, and such Exception Account Obligor has acknowledged such instruction, to remit subsequent payments to the applicable Pool Receivables solely to the Replacement Account and cease remitting payments on any applicable Pool Receivables to the Exception Account;

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(iii)On or prior to July 24, 2025 (or such later date as agreed to in writing by the Administrator in its sole discretion), each Exception Account Originator shall use commercially reasonable efforts to ensure that all Collections with respect to any Pool Receivables which were previously being remitted to any Exception Account are remitted to a Replacement Account. On July 24, 2025 and on any date thereafter, (or such later date as agreed to in writing by the Administrator in its sole discretion), each Exception Account Originator shall remit any Collections received in any Exception Account related to such Exception Account Originator to a Replacement Account within two (2) Business Days of receipt.
7.3.Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company, the Servicer, the Administrator or any Purchaser Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Company hereunder, or to enable the Company, the Servicer, the Administrator or any Purchaser Agent to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, the Administrator or any Purchaser Agent, such Originator will:
(a)execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and
(b)on the Closing Date and from time to time, if requested thereafter, mark the master data processing records that evidence or list such Receivables and related Contracts with the legend set forth in Section 6.1(i).
Each Originator hereby authorizes the Company or its designee (including, without limitation, the Administrator) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, without the signature of such Originator, relative to all or any of the Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder and all or any Related Rights now existing or hereafter generated or acquired by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee (including, without limitation, the Administrator) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee (including, without limitation, the Administrator) incurred in connection therewith shall be payable by such Originator.
7.4.Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrator) or the Administrator, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor.

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7.5.Ordinary Course of Business. Each Originator and the Company represents and warrants as to itself that if, notwithstanding the stated intentions of the parties, the transactions contemplated hereby are characterized as loans secured by the Receivables and Related Rights, then each remittance of Collections by or on behalf of such Originator to the Company under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Company and (ii) made in the ordinary course of business or financial affairs of such Originator and the Company.
SECTION 8.
PURCHASE AND SALE TERMINATION EVENTS
8.1.Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” for purposes of this Agreement:
(a)The Facility Termination Date (as defined in the Receivables Purchase Agreement) shall have occurred; or
(b)Any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for three (3) Business Days; or
(c)Any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or
(d)Any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue for thirty (30) days after the earlier of such Originator’s knowledge or notice thereof.
8.2.Remedies.
8.2.1Optional Termination. Upon the occurrence of a Purchase and Sale Termination Event, the Company shall have the option, by notice to the Originators (with a copy to the Administrator), to declare the Purchase Facility as terminated.
8.2.2Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Company shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

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SECTION 9.
INDEMNIFICATION
9.1.Indemnities by the Originators. Without limiting any other rights which the Company may have hereunder or under applicable law, each Originator, severally and for itself alone, hereby agrees to indemnify the Company, the Administrator, each Purchaser and each Purchaser Agent and each of their respective officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the failure of such Originator to perform its obligations under this Agreement or any other Transaction Document (including, in any event, the indemnified matters described in clauses (a) through (h) below), or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom; excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (ii) any indemnification which has the effect of recourse for non-payment of the Receivables due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor and (iii) any net income or franchise tax imposed on such Purchase and Sale Indemnified Party by the jurisdiction under the laws of which such Purchase and Sale Indemnified Party is organized or any political subdivision thereof. Without limiting the foregoing, and subject to the exclusions set forth in the preceding sentence, each Originator, severally for itself alone and FleetCor, jointly and severally with each Originator, shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:
(a)the transfer by such Originator of an interest in any Receivable to any Person other than the Company;
(b)the breach of any representation or warranty made by such Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(c)the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable generated or acquired by such Originator sold, contributed or otherwise transferred or purported to be transferred hereunder or the related Contract, or the nonconformity of any Receivable generated or acquired by such Originator sold, contributed or otherwise transferred or purported to be transferred hereunder or the related Contract with any such applicable law, rule or regulation;
(d)the failure by such Originator to vest and maintain vested in the Company an ownership interest in the Receivables generated or acquired by such

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Originator sold, contributed or otherwise transferred or purported to be transferred hereunder free and clear of any Adverse Claim;
(e)the failure to file, or any delay in filing, by such Originator financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated or acquired by such Originator sold, contributed or otherwise transferred or purported to be transferred hereunder, whether at the time of any purchase or contribution or at any subsequent time to the extent required hereunder;
(f)any dispute, claim, offset or defense (other than discharge in bankruptcy or similar insolvency proceeding of an Obligor or other credit related reasons) of the Obligor to the payment of any Receivable or purported Receivable generated or acquired by such Originator sold, contributed or otherwise transferred or purported to be transferred hereunder (including, without limitation, a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services related to any such Receivable or the furnishing of or failure to furnish such services;
(g)any product liability claim arising out of or in connection with services that are the subject of any Receivable generated or acquired by such Originator; and
(h)any tax or governmental fee or charge (other than any tax excluded pursuant to clause (iii) in the proviso to the preceding sentence), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables generated or acquired by such Originator or any Related Security connected with any such Receivables.
If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each of the Originators, severally and for itself, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.
SECTION 10.
MISCELLANEOUS
10.1.Amendments, etc.
10.1.1The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the

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Company and each Originator, with the prior written consent of the Administrator and the Majority Purchaser Agents.
10.1.2No failure or delay on the part of the Company, the Servicer, the Administrator, any Purchaser Agent, any Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer, the Administrator, any Purchaser Agent or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
10.1.3The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
10.2.Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be delivered or sent by facsimile, or by overnight mail, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrator or any Purchaser Agent, at their respective address for notices pursuant to the Receivables Purchase Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.
10.3.No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Company, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to the Company arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all indebtedness at any time owing by the Company to or for the credit or the account of such Originator.
10.4.Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Company, the Administrator and each Purchaser Agent, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to

776879244.5	26

Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
10.5.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
10.6.Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator, severally and for itself alone and FleetCor, jointly and severally with each Originator, agrees to pay on demand:
(a)to the Company (and any successor and permitted assigns thereof) all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement and the other Transaction Documents; and
(b)all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.
10.7.SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.
10.8.WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN

776879244.5	27

CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.
10.9.Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
10.10.Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.
10.11.Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company to the Administrator (for the benefit of the Purchasers) pursuant to the Receivables Purchase Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Purchasers, the Purchaser Agents and the Administrator are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which any Originator is a party.
10.12.No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Company any Insolvency Proceeding until the date that is one year plus one day after the Final Payout Date. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amount in respect of any Company Note or otherwise to such Originator pursuant to this Agreement unless the Company has received funds which may, subject to Section 1.4 of the Receivables Purchase Agreement, be used to make such payment. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Company by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.
10.13.Limited Recourse. Except as explicitly set forth herein, the obligations of the Company under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Company. No recourse under any Transaction Document shall be

776879244.5	28

had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Company. The agreements in this Section 10.13 shall survive any termination of this Agreement.

[Signature Pages Follow]

776879244.5	29

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
FLEETCOR FUNDING LLC
By:
Name: Thomas Panther
Title: Chief Financial Officer
Address: FleetCor Funding LLC
3280 Peachtree Road, Suite 2400
Atlanta, GA 30305

776879244.5	S-1	Amended and Restated Purchase and Sale Agreement

ORIGINATORS:

CORPAY TECHNOLOGIES OPERATING COMPANY, LLC, as an Originator
By:
Name:
Title:

Address:     Corpay Technologies Operating
3280 Peachtree Road, Suite 2400
Atlanta, GA 30305

776879244.5	S-2	Amended and Restated Purchase and Sale Agreement

CFN HOLDING CO., as an Originator
By:
Name:
Title:

Address:     CFN Holding Co.
3280 Peachtree Road, Suite 2400
Atlanta, GA 30305

776879244.5	S-3	Amended and Restated Purchase and Sale Agreement

MANNATEC, INC., as an Originator
By:
Name:
Title:

Address:     Mannatec, Inc.
3280 Peachtree Road, Suite 2400
Atlanta, GA 30305

776879244.5	S-4	Amended and Restated Purchase and Sale Agreement

COMDATA INC., as an Originator
By:
Name:
Title:

Address: Comdata Inc.
5301 Maryland Way
Brentwood, TN 37027

776879244.5	S-5	Amended and Restated Purchase and Sale Agreement

PACIFIC PRIDE SERVICES, LLC, as an Originator
By:
Name:
Title:

Address:     Pacific Pride Services, LLC
3280 Peachtree Road, Suite 2400
Atlanta, GA 30305

776879244.5	S-6	Amended and Restated Purchase and Sale Agreement

COMDATA LA, LLC, as an Originator
By:
Name:
Title:

                        Address: Comdata LA, LLC
5301 Maryland Way
Brentwood, TN 37027

776879244.5	S-7	Amended and Restated Purchase and Sale Agreement

CORPORATE LODGING CONSULTANTS, INC., as an Originator
By:
Name:
Title:

                        Address: Corporate Lodging Consultants, Inc.
8111 E 32nd Street, Suite 300
Wichita, KS 67226

CREATIVE LODGING SOLUTIONS, LLC, as an Originator
By:
Name:
Title:

                        Address: Creative Lodging Solutions, LLC
3199 Beaumont Centre Cir., Lexington, Kentucky 40513

TA CONNECTIONS IL, LLC, as an Originator
By:
Name:
Title:

                        Address: TA Connections IL, LLC
1900 E Golf Road, Suite M150
Schaumburg, IL 60173

776879244.5	S-8	Amended and Restated Purchase and Sale Agreement

TA CONNECTIONS DE, LLC, as an Originator
By:
Name:
Title:

                        Address: TA Connections DE, LLC
3280 Peachtree Road, Suite 2400
Atlanta, GA 30305

776879244.5	S-2	Amended and Restated Purchase and Sale Agreement

Schedule I
LIST OF ORIGINATORS
CFN Holding Co.
Corpay Technologies Operating Company, LLC
Mannatec, Inc.
Comdata Inc.
Pacific Pride Services, LLC
Comdata LA, LLC
Corporate Lodging Consultants, Inc.
Creative Lodging Solutions, LLC
TA Connections IL, LLC
TA Connections DE, LLC

776879244.5	Schedule I-1	Amended and Restated Purchase and Sale Agreement	Amended and Restated Purchase and Sale Agreement

Schedule II
LOCATION OF EACH ORIGINATOR

Originator	Location
CFN Holding Co.	Delaware
Corpay Technologies Operating Company, LLC	Louisiana
Mannatec, Inc.	Georgia
Comdata Inc.	Delaware
Pacific Pride Services, LLC	Delaware
Comdata LA, LLC	Louisiana
Corporate Lodging Consultants, Inc.	Kansas
Creative Lodging Solutions, LLC	Kentucky
TA Connections IL, LLC	Illinois
TA Connections DE, LLC	Delaware

776879244.5	Schedule II-1	Amended and Restated Purchase and Sale Agreement

Schedule III
LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
CFN Holding Co.	Accounting Records 109 Northpark Blvd, Ste 500 Covington, LA 70433 Non-Accounting and Corporate Records 3280 Peachtree Road, Suite 2400 Atlanta, GA 30305
Corpay Technologies Operating Company, LLC	Accounting Records 109 Northpark Blvd, Ste 500 Covington, LA 70433 Non-Accounting and Corporate Records 3280 Peachtree Road, Suite 2400 Atlanta, GA 30305
Mannatec, Inc.	Accounting Records 109 Northpark Blvd, Ste 500 Covington, LA 70433 Non-Accounting and Corporate Records 3280 Peachtree Road, Suite 2400 Atlanta, GA 30305
Comdata Inc.	Accounting and Non-Accounting Records 5301 Maryland Way Brentwood, TN 37027
Pacific Pride Services, LLC	Accounting and Non-Accounting Records 109 Northpark Blvd, Ste 500 Covington, LA 70433
Comdata LA, LLC	Accounting and Non-Accounting Records 5301 Maryland Way Brentwood, TN 37027

737792885 04351262	Schedule III	Amended and Restated Purchase and Sale Agreement

Corporate Lodging Consultants, Inc.	Accounting and Non-Accounting Records 8111 E 32nd Street, Suite 300 Wichita, KS 67226
Creative Lodging Solutions, LLC	Accounting and Non-Accounting Records 3199 Beaumont Centre Cir. Lexington, Kentucky 40513
TA Connections IL, LLC	Accounting Records 109 Northpark Blvd, Ste 500 Covington, LA 70433 Non-Accounting Records 1900 E Golf Road, Suite M150 Schaumburg, IL 60173
TA Connections DE, LLC	Accounting Records 109 Northpark Blvd, Ste 500 Covington, LA 70433 Non-Accounting Records 3280 Peachtree Road, Suite 2400 Atlanta, GA 30305

737792885 04351262	Schedule III	Amended and Restated Purchase and Sale Agreement

Schedule IV
TRADE NAMES

Legal Name	Trade Names
CFN Holding Co.	Commercial Fueling Network
Corpay Technologies Operating Company, LLC	Fuelman; Corpay One
Mannatec. Inc.	Mannanet, Inc.
Comdata Inc.	Comdata Network, Inc. and Comdata Corporation
Pacific Pride Services, LLC	N/A
Comdata LA, LLC	Comdata Inc., Comdata Network, Inc. and Comdata Corporation
Corporate Lodging Consultants, Inc.	CLC Lodging
Creative Lodging Solutions, LLC	N/A
TA Connections IL, LLC	Travelliance
TA Connections DE, LLC	Travelliance

776879244.5	Schedule IV-1	Amended and Restated Purchase and Sale Agreement

Schedule V
ACTIONS/SUITS
None.

776879244.5	Schedule V-1	Amended and Restated Purchase and Sale Agreement

Exhibit A
FORM OF PURCHASE REPORT

Originator:	[Name of Originator]

Purchaser:	FleetCor Funding LLC

Payment Date:

1.	Outstanding Balance of Receivables Purchased:

2.	Fair Market Value Discount:

1/{1 + [(Prime Rate x Days’ Sales Outstanding]}
365

Where:

Prime Rate = __________

Days’ Sales Outstanding = __________

3.	Purchase Price (1 x 2) = $ __________

776879244.5	Exhibit A-1	Amended and Restated Purchase and Sale Agreement

Exhibit B
COMPANY NOTE
New York, New York
November 14, 2014
FOR VALUE RECEIVED, the undersigned, FLEETCOR FUNDING LLC, a Delaware limited liability company (the “Company”), promises to pay to [______________________], a [__________][__________] (“Originator”), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Company from Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of Servicer.
1.Purchase and Sale Agreement. This Company Note is one of the Company Notes described in, and is subject to the terms and conditions set forth in, that certain Fifth Amended and Restated Purchase and Sale Agreement dated as of November 14, 2014 (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the “Purchase and Sale Agreement”), among the Company, the Originator, and the various entities listed thereto as Originators. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Company and the Originator.
2.Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase and Sale Agreement and in Exhibit I to the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement). In addition, as used herein, the following terms have the following meanings:
“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.
“Final Maturity Date” means the Payment Date immediately following the date that falls one year and one day after the Facility Termination Date.
“Interest Period” means the period from and including a Payment Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Payment Date.
“PNC Prime Rate” means, with respect to any Purchaser, the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Related Committed Purchaser) as its “reference rate”. Such “reference rate” is set by the applicable Purchaser Agent based upon various factors, including the applicable Purchaser Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.

776879244.5	Exhibit B-1	Amended and Restated Purchase and Sale Agreement

“Senior Interests” means, collectively, (i) all accrued Discount on the Purchased Interest, (ii) the fees referred to in Section 1.5 of the Receivables Purchase Agreement, (iii) all amounts payable pursuant to Sections 1.7, 1.8, 1.10, 3.1, or 6.4 of the Receivables Purchase Agreement, (iv) the Aggregate Capital and (v) all other obligations of the Company and the Servicer that are due and payable, to (a) the Purchasers, the Purchaser Agents, the Administrator and their respective successors, permitted transferees and assigns arising in connection with the Transaction Documents and (b) any Indemnified Party or Affected Person arising in connection with the Receivables Purchase Agreement, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all interest and Discount accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company or anyone else, to collect such interest.
“Senior Interest Holders” means, collectively, the Purchasers, the Administrator and the Indemnified Parties and Affected Persons.
“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 9 hereof.
3.Interest. Subject to the Subordination Provisions set forth below, the Company promises to pay interest on this Company Note as follows:
SECTION 1.Prior to the Final Maturity Date, the aggregate unpaid Purchase Price from time to time outstanding during any Interest Period shall bear interest at the PNC Prime Rate; and
SECTION 2.From (and including) the Final Maturity Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price is fully paid, the aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the rate of interest publicly announced from time to time by PNC Bank, National Association, as its “base rate”, “reference rate” or other comparable rate, as determined by the Servicer.
4.Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Company shall pay accrued interest on this Company Note on each Payment Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Payment Date at the time of such principal payment.
5.Basis of Computation. Interest accrued hereunder that is computed by reference to the PNC Prime Rate shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.
6.Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Company Note shall be made as follows:

776879244.5	Exhibit B-2	Amended and Restated Purchase and Sale Agreement

SECTION 1.The principal amount of this Company Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Purchase and Sale Agreement; and
SECTION 2.The entire remaining unpaid Purchase Price of all Receivables purchased by the Company from Originator pursuant to the Purchase and Sale Agreement shall be paid on the Final Maturity Date.
Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Company Note may be prepaid by, and in the sole discretion of the Company, on any Business Day without premium or penalty.
7.Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America in the manner specified in Article III of the Purchase and Sale Agreement.
8.Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, the Company agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Originator in seeking to collect any amounts payable hereunder which are not paid when due.
9.Subordination Provisions. The Company covenants and agrees, and Originator and any other holder of this Company Note (collectively, Originator and any such other holder are called the “Holder”), by its acceptance of this Company Note, likewise covenants and agrees on behalf of itself and any holder of this Company Note, that the payment of the principal amount of and interest on this Company Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:
SECTION 1.No payment or other distribution of the Company’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Company Note except to the extent such payment or other distribution is (i) permitted under Section 1(n) of Exhibit IV to the Receivables Purchase Agreement or (ii) made pursuant to clause (a) or (b) of paragraph 6 of this Company Note;
SECTION 2.In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before Originator shall be entitled to receive and to retain any payment or distribution in respect of this Company Note. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Company Note to which Holder would be entitled except for this clause (b) shall be made directly to the Administrator (for the benefit of the Senior Interest Holders); (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Company Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrator (for the benefit of the Senior Interest

776879244.5	Exhibit B-3	Amended and Restated Purchase and Sale Agreement

Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) Holder hereby irrevocably agrees that Administrator (acting on behalf of the Purchasers), in the name of Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Company Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;
SECTION 3.In the event that Holder receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever, in respect of this Company Note, other than as expressly permitted by the terms of this Company Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by Holder to the Administrator (for the benefit of the Senior Interest Holders) forthwith. Holder will mark its books and records so as clearly to indicate that this Company Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Administrator in respect of this Company Note, to the extent received in or converted into cash, may be applied by the Administrator (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Company Note, and any balance thereof shall, solely as between Originator and the Senior Interest Holders, be applied by the Administrator (in the order of application set forth in Section 1.4(d) of the Receivables Purchase Agreement) toward the payment of the Senior Interests; but as between the Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;
SECTION 4.Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Company Note, while any Bankruptcy Proceedings are pending Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Company Note) to the extent that any payment arising out of the exercise of such rights would be permitted under Section 1(n) of Exhibit IV to the Receivables Purchase Agreement;
SECTION 5.These Subordination Provisions are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Company Note is intended to or shall impair, as between the Company, its creditors (other than the Senior Interest Holders) and Holder, the Company’s obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Company Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of the Company (other than the Senior Interest Holders);
SECTION 6.Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Company Note or any rights in respect hereof or (ii) convert this Company Note into an equity

776879244.5	Exhibit B-4	Amended and Restated Purchase and Sale Agreement

interest in the Company, unless Holder shall, in either case, have received the prior written consent of the Administrator;
SECTION 7.Holder shall not, without the advance written consent of the Administrator and Purchaser, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;
SECTION 8.If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;
SECTION 9.Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;
SECTION 10.Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;
SECTION 11.Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and
SECTION 12.These Subordination Provisions constitute a continuing offer from the holder of this Company Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the

776879244.5	Exhibit B-5	Amended and Restated Purchase and Sale Agreement

benefit of the Senior Interest Holders, and the Administrator may proceed to enforce such provisions on behalf of each of such Persons.
10.General. No failure or delay on the part of Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Company Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and Holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.
11.Maximum Interest. Notwithstanding anything in this Company Note to the contrary, the Company shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise by payable under this Company Note would exceed the Highest Lawful Rate, or if the holder of this Company Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Company Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Company under this Company Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be refunded to the Company. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by Originator under this Company Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to Originator (such Highest Lawful Rate being herein called the “Originator’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to Originator on any date shall be computed at Originator’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Originator would be less than the amount of interest payable to Originator computed at Originator’s Maximum Permissible Rate, then the amount of interest payable to Originator in respect of such subsequent interest computation period shall continue to be computed at Originator’s Maximum Permissible Rate until the total amount of interest payable to Originator shall equal the total amount of interest which would have been payable to Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.
12.    Governing Law. THIS COMPANY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).
12.Captions. Paragraph captions used in this Company Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Company Note.

776879244.5	Exhibit B-6	Amended and Restated Purchase and Sale Agreement

IN WITNESS WHEREOF, the Company has caused this Company Note to be executed as of the date first written above.
FLEETCOR FUNDING LLC
By:
Name:
Title:

776879244.5	Exhibit B-7	Amended and Restated Purchase and Sale Agreement

Exhibit C
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of ___________, 20___ (this “Agreement”) is executed by__________, a [corporation] organized under the laws of __________ (the “Additional Originator”), with its principal place of business located at __________.

BACKGROUND:
1.01FleetCor Funding LLC, a Delaware limited liability company (the “Company”) and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Fifth Amended and Restated Purchase and Sale Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”).
1.02The Additional Originator desires to become a Originator pursuant to Section 4.3 of the Purchase and Sale Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:
(a)Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement). The Cut-Off Date for the Additional Originator shall be [________] [__], 20[__].
(b)Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Purchase and Sale Agreement, the Additional Originator shall be an Originator for all purposes of the Purchase and Sale Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents.
(c)Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its location (as defined in the applicable UCC) is [____________________], and the offices where the Additional Originator keeps all of its Records and Related Security is as follows:
    Omnibus Amendment (Fleetcor)
763599696.6

(d)Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Agreement is executed by the Additional Originator for the benefit of the Company, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.
[Signature Pages Follow]

    Omnibus Amendment (Fleetcor)
763599696.6

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]
By:
Name:
Title:

Consented to:
FLEETCOR FUNDING LLC
By:
Name:
Title:
Acknowledged by:
PNC BANK, NATIONAL ASSOCIATION,
as Administrator
By:
Name:
Title:
[PURCHASER AGENTS]
By:
Name:
Title:

    Omnibus Amendment (Fleetcor)
763599696.6

Exhibit C
[Funds Flow Memorandum]
    Omnibus Amendment (Fleetcor)
763599696.6

    Omnibus Amendment (Fleetcor)
763599696.6

Exhibit D
[Closing Memorandum]

    Omnibus Amendment (Fleetcor)
763599696.6